Exhibit 10.19

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF JUNE    , 2017

by and among

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P.,

AS THE BORROWER,

KEYBANK NATIONAL ASSOCIATION,

THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT

AND

OTHER LENDERS THAT MAY BECOME

PARTIES TO THIS AGREEMENT,

KEYBANK NATIONAL ASSOCIATION,

AS THE AGENT,

AND

KEYBANC CAPITAL MARKETS INC.

AND

CAPITAL ONE, NATIONAL ASSOCIATION,

AS CO-LEAD ARRANGERS,

AND

CAPITAL ONE, NATIONAL ASSOCIATION

AND

REGIONS BANK,

AS CO-SYNDICATION AGENTS

i

(continued)

(continued)

(continued)

(continued)

v

EXHIBITS AND SCHEDULES

Exhibit A	FORM OF JOINDER AGREEMENT

Exhibit B	FORM OF REVOLVING CREDIT NOTE

Exhibit C	FORM OF SWING LOAN NOTE

Exhibit D	FORM OF REQUEST FOR REVOLVING CREDIT LOAN

Exhibit E	FORM OF LETTER OF CREDIT REQUEST

Exhibit F	FORM OF LETTER OF CREDIT APPLICATION

Exhibit G	FORM OF COMPLIANCE CERTIFICATE

Exhibit H	FORM OF BORROWING BASE CERTIFICATE

Exhibit I	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibits J	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

Schedule 1.1	LENDERS AND COMMITMENTS

Schedule 1.3	INITIAL UNENCUMBERED BORROWING BASE PROPERTIES

Schedule 1.4	EXISTING LETTERS OF CREDIT

Schedule 1.5	UNENCUMBERED BORROWING BASE QUALIFICATION DOCUMENTS

Schedule 4.3	ACCOUNTS

Schedule 6.3	TITLE TO PROPERTIES

Schedule 6.5	NO MATERIAL CHANGES

Schedule 6.7	PENDING LITIGATION

Schedule 6.10	TAX STATUS

Schedule 6.14	CERTAIN TRANSACTIONS

Schedule 6.19	ENVIRONMENTAL RELEASES AND REQUIRED ENVIRONMENTAL ACTIONS

Schedule 6.20(a)	SUBSIDIARIES OF REIT

Schedule 6.20(b)	UNCONSOLIDATED AFFILIATES OF REIT AND ITS SUBSIDIARIES AND DSTs

Schedule 6.22	PROPERTY

Schedule 6.24	OTHER DEBT

SCHEDULE 9	DEBT SERVICE COVERAGE AMOUNT

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of June    , 2017, by and among FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto as “Lenders” pursuant to §18, and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”).

R E C I T A L S

WHEREAS, the Borrower, certain of the Lenders party hereto on the date hereof and the Agent entered into a Credit Agreement, dated as of January 29, 2016, as amended by that certain First Amendment to Credit Agreement dated as of August 4, 2016 and that certain Second Amendment to Credit Agreement dated as of March 8, 2017 (the “Original Credit Agreement”); and

WHEREAS, the Borrower, the Lenders party hereto on the date hereof and the Agent desire to amend and restate the Original Credit Agreement in its entirety and the Lenders and the Agent are willing to do so upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby covenant and agree as follows:

§1.                               DEFINITIONS AND RULES OF INTERPRETATION.

§1.1                        Definitions.  The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:

Additional Commitment Request Notice.  See §2.11(a).

Additional Guarantor.  Each additional Subsidiary of the Borrower which becomes a Subsidiary Guarantor pursuant to §5.4.

Affected Lender.  See §4.14.

Affiliate.  An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.

Agent.  KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.

Agent’s Head Office.  The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.

Agent’s Special Counsel.  Dentons US LLP or such other counsel as selected by the Agent.

Agreement.  This Credit Agreement, including the Schedules and Exhibits hereto.

Agreement Regarding Fees.  See §4.2.

Applicable Law.  Collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Applicable Margin.  On any date, the Applicable Margin for LIBOR Rate Loans and Base Rate Loans shall be a percentage per annum as set forth below based on the ratio of the Consolidated Total Indebtedness to Borrower’s Consolidated Total Adjusted Asset Value:

Pricing Level	Ratio	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans
Pricing Level 1	Less than 45%	1.90%	0.90%
Pricing Level 2	Equal to or greater than 45% but less than 50%	2.15%	1.15%
Pricing Level 3	Equal to or greater than 50% but less than 55%	2.25%	1.25%
Pricing Level 4	Equal to or greater than 55%	2.50%	1.50%

The initial Applicable Margin shall be at Pricing Level [1].  The Applicable Margin for each Base Rate Loan shall be determined by reference to the ratio of Consolidated Total Indebtedness to Consolidated Total Adjusted Asset Value in effect from time to time, and the Applicable Margin for any Interest Period for all LIBOR Rate Loans comprising part of the same borrowing shall be determined by reference to the ratio of Consolidated Total Indebtedness to Consolidated Total Adjusted Asset Value in effect on the first (1st) day of such Interest Period. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by REIT to the Agent of the Compliance Certificate after the end of a calendar quarter.  In the event that REIT shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 4 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.

In the event that the Agent, REIT or the Borrower determine that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (b) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.

Appraisal.  An MAI appraisal reasonably acceptable to the Agent of the value of Real Estate, determined on an “as-is” value basis, performed by an independent appraiser and ordered by the Agent, or with Agent’s prior approval, another lending institution.

Appraised Value.  The “as-is” value of a parcel of Real Estate determined by the most recent Appraisal of such Real Estate applicable to such Real Estate obtained pursuant to this Agreement.

Arrangers.  KBCM and Capital One, National Association.

Assignment and Acceptance Agreement.  See §18.1.

Authorized Officer.  Any of the following Persons:  John Warch, Coby Johnson, William Dioguardi and such other Persons as the Borrower shall designate in a written notice to the Agent.

Bail-In Action.  The exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

Bail-In Legislation.  With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Balance Sheet Date.  March 31, 2017.

Bankruptcy Code.  Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

Base Rate.  The greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate”, (b) one half of one percent (0.5%) above the Federal Funds Effective Rate, and (c) LIBOR for an Interest Period of one (1) month plus one percent (1.0%).  The Base Rate is a reference rate used by the lender acting as Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the lender acting as the Agent or any other lender on any extension of credit to any debtor.  Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of 12:01 a.m. on the Business Day on which such change in the Base Rate becomes effective, without notice or demand of any kind.

Base Rate Loans.  Collectively, (a) the Revolving Credit Loans bearing interest calculated by reference to the Base Rate and (b) the Swing Loans.

Biolife Property or Biolife Properties.  Individually or collectively, the Real Estate which (i) is owned by FSC BPS Longmont CO, LLC and located at 478 S. Martin Street, Longmont, Colorado 80501, (ii) is owned by FSC BPS Riverton UT, LLC and located at 13503 S. Hamilton View Road, Riverton, Utah 84065, (iii) is owned by FSC BPS Greenwood IN, LLC and located at 1138 N. Emerson Avenue, Greenwood, Indiana 46143, and (iv) is owned by FSC BPS American Fork UT, LLC and located at 623 N. 900 West Street, American Fork, Utah 84003, and each of which is leased to BioLife Plasma Services, L.P.

Biolife Termination Option.  As defined in §7.19(a)(iv).

Borrower.  As defined in the preamble hereto.

Borrowing Base Availability.  At any date of determination, the amount which is the lowest of (x) the sum determined for each Unencumbered Borrowing Base Property, of the lowest of (A) the Appraised Value for such Unencumbered Borrowing Base Property multiplied by 0.60, and (B) the purchase price (minus any impairments or writedowns) of such Unencumbered Borrowing Base Property as determined in accordance with GAAP, multiplied by 0.60 (provided that (i) except as provided in clause (ii) of this proviso, for the Initial Unencumbered Borrowing Base Properties, for the purposes of this clause (x), the amount in clause (i)(A) only shall be used and (ii) each Unencumbered Borrowing Base Property for which the most recent Appraisal (or update thereto) is dated a date more than four (4) years prior to the date of such determination shall be valued at its Capitalized Value), and (y) the Debt Service Coverage Amount for such Unencumbered Borrowing Base Properties.

Borrowing Base Certificate.  See §7.4(c).

Breakage Costs.  The cost to any Lender of re-employing funds bearing interest at LIBOR incurred (or reasonably expected to be incurred) in connection with (a) any payment of any portion of the Loans bearing interest at LIBOR prior to the termination of any applicable Interest Period, (b) the conversion of a LIBOR Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, or (c) the failure of the Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which the Borrower has elected a LIBOR Rate Loan.  Notwithstanding anything herein to the contrary, costs of any Lender resulting from the application of §4.9 herein shall not be considered Breakage Costs.

Building.  With respect to any Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

Business Day.  Any day on which banking institutions located in the same city and State as the Agent’s Head Office are located are open for the transaction of banking business and, in the case of LIBOR Rate Loans, which also is a LIBOR Business Day.

Capitalization Rate.  Seven and one quarter percent (7.25%).

Capitalized Lease.  A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.

Capitalized Value.  For any Unencumbered Base Property or other Real Estate, an amount equal to the Net Operating Income attributable to such Real Estate for the preceding four (4) calendar quarters divided by the Capitalization Rate.

Cash Equivalents.  As of any date, (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from such date, (b) time deposits and certificates of deposits having maturities of not more than one (1) year from such date and issued by any domestic commercial bank having (i) senior long term unsecured debt rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and (ii) capital and surplus in excess of $100,000,000.00, (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within one hundred twenty (120) days from such date, and (d) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody’s.

CERCLA.  The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder.

Change of Control.  A Change of Control shall exist upon the occurrence of any of the following:

(a)                                 any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or interests shall have different voting powers) of the voting stock or voting interests of REIT equal to at least thirty percent (30%);

(b)                                 as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT consists of individuals who were not either (i) directors or trustees of REIT as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of REIT of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors or trustees by the Board of REIT which majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above;

(c)                                  any three of William Dioguardi, Coby Johnson, Jared Morgan, John Warch and Cynthia Daly or any of their respective replacements approved by the Required Lenders shall cease to serve as either Chief Executive Officer, President and Chief Operating Officer, Chief Investment Officer, Chief Financial Officer or Director of Acquisitions of the REIT and a competent and experienced officer shall not be approved by the Required Lenders within ninety (90) days of such event, which approval the Required Lenders shall not unreasonably withhold, condition or delay; or

(d)                                 REIT, General Partner or the Borrower consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by §8.4); or

(e)                                  REIT fails to (i) be the sole general partner of Borrower, (ii) own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least sixty-five percent (65%) of the economic, voting and beneficial interest of the Borrower, or (iii) control the Borrower; or

(f)                                   the Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim (other than any Lien of the Agent granted pursuant to the Loan Documents), one hundred percent (100%) of the economic, voting and beneficial interest of each Subsidiary Guarantor.

Closing Date.  The date of this Agreement.

Code.  The Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.

Collateral Account.  A special deposit account established by the Agent pursuant to §12.6 and under its sole dominion and control.

Commitment.  With respect to each Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Lender’s commitment to make or maintain Loans to the Borrower and to participate in Letters of Credit for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Commitment Increase.  An increase in the Total Commitment to not more than $300,000,000.00 pursuant to §2.11.

Commitment Increase Date.  See §2.11(a).

Commitment Percentage.  With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

Commodity Exchange Act.  The Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Communications.  See §7.4.

Compliance Certificate.  See §7.4(c).

Connection Income Taxes.  Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consolidated.  With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Consolidated EBITDA.  With respect to any period, an amount equal to the EBITDA of REIT and its Subsidiaries for such period determined on a Consolidated basis plus (without duplication) such Person’s Equity Percentage of EBITDA of its non-Wholly-Owned Subsidiaries, DSTs and Unconsolidated Affiliates.

Consolidated Fixed Charges.  On any date of determination for the period of four (4) fiscal quarters most recently ended, the sum of (a) Consolidated Interest Expense for such period (both expensed and capitalized), plus (b) all of the principal due and payable and principal paid with respect to Indebtedness of the REIT and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full and any voluntary full or partial prepayments prior to stated maturity thereof, plus (c) all Preferred Distributions paid during such period, plus (d) the principal payment on any Capital Lease Obligations.  Such Person’s Equity Percentage in the fixed charges referred to above of its non-Wholly-Owned Subsidiaries, DSTs and Unconsolidated Affiliates shall be included in the determination of Consolidated Fixed Charges.

Consolidated Interest Expense.  With respect to any period, without duplication, (a) total Interest Expense of REIT and its Subsidiaries determined on a Consolidated basis in accordance with GAAP for such period, plus (b) such Person’s Equity Percentage of Interest Expense of its non-Wholly-Owned Subsidiaries, DSTs and Unconsolidated Affiliates for such period.

Consolidated Tangible Net Worth.  As of any date of determination, for the REIT and its Subsidiaries, an amount determined by subtracting the Consolidated Total Indebtedness from the Consolidated Total Adjusted Asset Value.

Consolidated Total Adjusted Asset Value.  As of any date of determination, the sum of the undepreciated value of all assets of REIT and its Subsidiaries calculated on a consolidated basis in accordance with GAAP, provided that all Real Estate shall be valued at the lesser of purchase price (minus impairments or writedowns) as determined in accordance with GAAP or the Appraised Value thereof, except for all Initial Unencumbered Borrowing Base Properties and all other Real Estate acquired prior to the date of this Agreement which shall be valued at the Appraised Value thereof) and (ii) any Real Estate (including any Unencumbered Borrowing Base Property) for which the most recent Appraisal (or update thereto) is dated a date more than four (4) years prior to the date of such determination shall be valued at an amount equal to the Capitalized Value attributable to such Real Estate.  To the extent Investments described in §8.3(j) (exclusive of Investments in DST Affiliates (x) that are wholly-owned, directly or indirectly, by REIT and (y) for up to one hundred twenty (120) days from the date any Investment in a DST Affiliate of the type described in clause (x) is sold or syndicated such that such DST Affiliate is no longer wholly-owned, directly or indirectly, by REIT), together with all other Investments described in §§8.3(k), (l), (m) and (n), cause such Investments to collectively exceed the twenty-five percent (25%) limitation set forth in the last paragraph of §8.3, an amount of such Investments described in §8.3(j) equal to such excess shall be excluded from the calculation of Consolidated Total Adjusted Asset Value.  For the avoidance of doubt, only the REIT’s Equity Percentage of the assets of its DSTs, non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates shall be included in the calculation of Consolidated Total Adjusted Asset Value.

Consolidated Total Indebtedness.  All Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and shall include (without duplication), such Person’s Equity Percentage of the Indebtedness of its non-Wholly-Owned Subsidiaries, DSTs and Unconsolidated Affiliates.

Consolidated Total Secured Indebtedness.  All Secured Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and shall include (without duplication), such Person’s Equity Percentage of the Secured Indebtedness of its non-Wholly-Owned Subsidiaries, DSTs and Unconsolidated Affiliates.

Contractual Obligation.  As to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

Contribution Agreement.  The Contribution Agreement dated as of even date herewith among the Borrower, REIT and the Subsidiary Guarantors that are a party thereto as of the Closing Date, and each Additional Guarantor which may hereafter become a party thereto, as the same may be modified, amended or ratified from time to time.

Conversion/Continuation Request.  A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.

Debt Service Coverage Amount.  At any date of determination, an amount equal to the maximum principal loan amount which is payable at the greater of (a) interest at a rate per annum equal to the then-current annual yield on seven (7) year obligations issued by the United States Treasury most recently prior to the date of determination plus two hundred fifty (250) basis points (2.5%) and being amortized over a thirty (30) year period and (b) interest at a rate per annum equal to seven percent (7.0%) and being amortized over a thirty (30) year period, that would be payable by the monthly principal and interest payment amount resulting from dividing (a) Operating Cash Flow from the Unencumbered Borrowing Base Properties divided by 1.50, by (b) 12.  Attached hereto as Schedule 9 is an example of the calculation of Debt Service Coverage Amount (such example is meant only as an illustration based upon the assumptions set forth in such example, and shall not be interpreted so as to limit the Agent in its good faith determination of the Debt Service Coverage Amount hereunder).  The determination of the Debt Service Coverage Amount and the components thereof by the Agent shall, so long as the same shall be determined in good faith, be conclusive and binding absent demonstrable error.

Default.  See §12.1.

Default Rate.  See §4.11.

Defaulting Lender.  Any Lender that, subject to §2.13(g), (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded by it hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent, any Issuing Lender, any Swing Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect unless with respect to this clause (b), such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three (3) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.13, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person).  Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.

Derivatives Contract.  Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.

Derivatives Termination Value.  In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).

Designated Person.  See §6.31.

Development Property.  Any Real Estate owned or acquired by the Borrower or its Subsidiaries or Unconsolidated Affiliates and on which construction, redevelopment or material rehabilitation of material improvements for use as a commercial, single-tenant income producing property has commenced and is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of Borrower and its Subsidiaries and remains less than one hundred percent (100%) leased to an unaffiliated third party as the first tenant following such construction, redevelopment or material rehabilitation.

Directions.  See §14.15.

Distribution.  Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT or any of its Subsidiaries now or hereafter outstanding.  Distributions from any Subsidiary of the Borrower to, directly or indirectly, the Borrower shall be excluded from this definition.  For the purposes of this Agreement, Distributions shall not include Distributions from DSTs to the owners of direct interests in such DST.

Dollars or $.  Dollars in lawful currency of the United States of America.

Domestic Lending Office.  Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

Double Net Lease.  A Lease of all of the leasable area of an Unencumbered Borrowing Base Property under which the Tenant pays all operating expenses of the property, including, without limitation, insurance, taxes, maintenance and capital expenditures, except for certain limited maintenance or capital expenditure obligations (such as roof repairs) retained by the landlord under such Lease.

Drawdown Date.  The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Maturity Date, as applicable, is converted in accordance with §4.1.

DST.  A Person formed as a Delaware statutory trust.

DST Affiliates.  A DST in which REIT or a Subsidiary of REIT has an Investment.

EBITDA.  With respect to REIT and its Subsidiaries for any period (without duplication):  (a) Net Income (or Loss) on a Consolidated basis, in accordance with GAAP, exclusive of the following (but only to the extent included in determination of such Net Income (Loss)):  (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) acquisition closing costs for acquisitions closed during such period and extraordinary or non-recurring gains and losses (including, without limitation, gains and losses on the sale of assets) and distributions to minority owners); and (v) other non-cash items to the extent not actually paid as a cash expense; plus (b) such Person’s pro rata share of EBITDA of its non-Wholly-Owned Subsidiaries, DSTs and Unconsolidated Affiliates as provided below.  With respect to non-Wholly-Owned Subsidiaries, DSTs and Unconsolidated Affiliates, EBITDA attributable to such entities shall be excluded but EBITDA shall include a Person’s Equity Percentage of Net Income (or Loss) from such non-Wholly-Owned Subsidiaries, DSTs and Unconsolidated Affiliates plus its Equity Percentage of (i) depreciation and amortization expense; (ii) Interest Expense; (iii) income tax expense; (iv) acquisition closing costs for acquisitions closed during such period and extraordinary or non-recurring gains and losses (including, without limitation, gains and losses on the sale of assets) and distributions to minority owners; and (v) other non-cash items to the extent not actually paid as a cash expense.

Electronic System.  See §7.4.

Eligible Real Estate.  Real Estate which at all times satisfies the following requirements:

(a)                                 which is wholly owned in fee by a Wholly-Owned Subsidiary of Borrower that is a Subsidiary Guarantor;

(b)                                 which is located within the fifty (50) States or Commonwealths of the United States or the District of Columbia;

(c)                                  which is improved by a completed and operating commercial income producing property, as to which all improvements related to the development of such property have been completed and for which a certificate of occupancy or equivalent has been issued, and which is 100% leased to three or fewer Tenants pursuant to one or more Double Net Leases or Triple Net Leases;

(d)                                 as to which all of the representations set forth in §6 of this Agreement and in the other Loan Documents concerning such Real Estate are true and correct;

(e)                                  such Real Estate is in compliance with all applicable covenants in this Agreement and the other Loan Documents; and

(f)                                   as to which the Agent has received and approved all Unencumbered Borrowing Base Qualification Documents required by the Agent, or will receive and approve them prior to the inclusion of such property as an Unencumbered Borrowing Base Property.

Employee Benefit Plan.  Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate, other than a Multiemployer Plan.

Environmental Engineer.  Any firm of independent professional engineers or other scientists generally recognized as expert in the detection, analysis and remediation of Hazardous Substances and related environmental matters and acceptable to the Agent in its reasonable discretion.

Environmental Laws.  See §6.19(a).

Environmental Reports.  See §6.19.

EPA.  See §6.19(b).

Equity Interests.  With respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of (i) any share of capital stock of (or other ownership or profit interests in) such Person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (c) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

Equity Offering.  The issuance and sale after the Closing Date by REIT or any of its Subsidiaries of any equity securities of such Person (other than equity securities issued to REIT or any one or more of its Subsidiaries in their respective Subsidiaries), and the contribution of additional equity capital to Borrower.

Equity Percentage.  The aggregate ownership percentage of REIT or its Subsidiaries in each Unconsolidated Affiliate, DST or Subsidiary that is not a Wholly-Owned Subsidiary, which shall be calculated as the greater of (a) such Person’s direct or indirect nominal capital ownership interest in the Unconsolidated Affiliate, DST or Subsidiary that is not a Wholly-Owned Subsidiary as set forth in the Unconsolidated Affiliate’s, DST’s or Subsidiaries’ organizational documents, and (b) such Person’s direct or indirect economic ownership interest in the Unconsolidated Affiliate, DST or Subsidiary that is not a Wholly-Owned Subsidiary reflecting such Person’s current allocable share of income and expenses of the Unconsolidated Affiliate, DST or Subsidiary that is not a Wholly-Owned Subsidiary.

ERISA.  The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and all regulations and formal guidelines issued thereunder.

ERISA Affiliate.  Any Person which is treated as a single employer with REIT or its Subsidiaries under Section 414 of the Code or Section 4001 of ERISA and any predecessor entity of any of them.

ERISA Reportable Event.  A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which the Borrower, a Guarantor or an ERISA Affiliate could have liability under Section 4062(e) or Section 4063 of ERISA.

EU Bail-In Legislation Schedule.  The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default.  See §12.1.

Excluded Hedge Obligation.  With respect to any Guarantor, any Hedge Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange

Act and the regulations thereunder at the time the guarantee of such Guarantor becomes effective with respect to such Hedge Obligation.  If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee is or becomes illegal.

Excluded Taxes.  Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under §4.14 as a result of costs sought to be reimbursed pursuant to §4.3 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to §4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with §4.3(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

Existing Commitments.  The Commitments (as defined in the Original Credit Agreement).

Existing Letters of Credit.  The Letters of Credit issued by KeyBank and described on Schedule 1.4 hereto.

Existing Revolving Credit Loan or Existing Revolving Credit Loans.  See §2.1(a).

Extension Request.  See §2.12(a).

FATCA.  Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate.  For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

Foreign Lender.  If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

Fronting Exposure.  At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s Commitment Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swing Loan Lender shall have been provided in accordance with the terms hereof.

Funds from Operations.  With respect to any Person for any period, an amount equal to (a) the Net Income (or Loss) of such Person computed in accordance with GAAP, calculated without regard to (i) gains (or losses) from debt restructuring and sales of property during such period, and (ii) charges for impairment of real estate, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, plus (c) other non-cash items (including amortization of non-cash in place leasing costs, amortization of deferred financing costs and other above and below market rent adjustments), plus (d) non-recurring acquisition costs for such period, all after adjustment for unconsolidated partnerships and joint ventures; provided, that for purposes of determining Funds from Operations for any Person, any property acquired by such Person during any calendar quarter shall be deemed to have been owned by such Person for the entire calendar quarter in which such property was acquired and the calculation of Funds from Operations shall be adjusted accordingly on a pro forma basis in a manner reasonably acceptable to the Agent. Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.  Except as provided above, Funds from Operations shall be reported in accordance with NAREIT policies as amended from time to time.  For the avoidance of doubt, only the REIT’s Equity Percentage of the above with respect to DSTs shall be included in the calculation of Funds from Operations (except that revenue received by such Person for acquisition fees or management fees on account of noncontrolling interests in DSTs shall be included in the Net Income (or Loss) of such Person for purposes of calculating Funds from Operations).

GAAP.  Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.

Governmental Authority.  Any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any

central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.

Guaranteed Pension Plan.  Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

Guarantor.  Collectively, REIT, each Subsidiary Guarantor and each Additional Guarantor, and individually any one of them.

Guaranty.  The Amended and Restated Unconditional Guaranty of Payment and Performance dated of even date herewith made by REIT, the Subsidiary Guarantors that are a party thereto as of the Closing Date, and each Additional Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended, restated or ratified, such Guaranty to be in form and substance satisfactory to the Agent.

Hazardous Substances.  See §6.19(b).

Hedge Obligations.  All obligations of Borrower to any Lender Hedge Provider to make any payments under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, and any confirming letter executed pursuant to such hedging agreement, and which shall include, without limitation, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, all as amended, restated or otherwise modified.  Under no circumstances shall any of the Hedge Obligations guaranteed by any Loan Document as to a Guarantor include any obligation that constitutes an Excluded Hedge Obligation of such Guarantor.

Increase Notice.  See §2.11(a).

Indebtedness.  With respect to a Person, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than sixty (60) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligations of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person in respect of any purchase obligation (other than a purchase agreement for the purchase of Real Estate entered into by Borrower or a Subsidiary of Borrower in the ordinary course of business), repurchase obligation, takeout commitment (other than a purchase agreement for the purchase of Real Estate entered into by Borrower or a Subsidiary of Borrower in the ordinary course of business) or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied solely by the issuance of Equity Interests); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violations of “special purpose entity” covenants and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; (j) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person that matures or is due or redeemable on a date that is less than three (3) years after the Maturity Date, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (k) such Person’s pro rata share of the Indebtedness (based upon its Equity Percentage) of any Unconsolidated Affiliate, DST or non-Wholly-Owned Subsidiary of such Person.  For the avoidance of doubt, if a Person has guaranteed Indebtedness of an Unconsolidated Affiliate, DST or non-Wholly-Owned Subsidiary, the greater of the Indebtedness guaranteed or the Equity Percentage of such Indebtedness shall be included in Indebtedness.  Indebtedness shall be adjusted to remove any impact of intangibles pursuant to Accounting Standards Codification Topic 805, as issued by the Financial Accounting Standards Board.

Indemnified Taxes.  (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

Information Materials.  See §7.4.

Initial Unencumbered Borrowing Base Properties.  The Initial Unencumbered Borrowing Base Properties shall include those properties described on Schedule 1.3 hereto.

Interest Expense.  On any date of determination, with respect to the REIT and its Subsidiaries, without duplication, total interest expense accruing or paid on Indebtedness of the REIT and its Subsidiaries, on a consolidated basis, during such period (including interest expense attributable to Capital Lease Obligations and amounts attributable to interest incurred under Derivatives Contracts), determined in accordance with GAAP, and including (without duplication) the Equity Percentage of Interest Expense for the REIT’s Unconsolidated Affiliates, non-Wholly-Owned Subsidiaries and DSTs.  Interest Expense shall not include non-cash interest expense, but includes capitalized interest not funded under a construction loan of the Borrower.

Interest Hedge.  See §7.22.

Interest Payment Date.  As to each Base Rate Loan, the first day of each calendar month during the term of such Loan.   As to each LIBOR Rate Loan, the last day of each Interest Period relating thereto; provided that in the event that the Interest Period for a LIBOR Rate Loan shall be for a period in excess of one month, then interest shall also be payable on the one-month anniversary of the commencement of such Interest Period.

Interest Period.  With respect to each LIBOR Rate Loan (a)  initially, the period commencing on the Drawdown Date of such LIBOR Rate Loan and ending one (1), two (2), three (3) or six (6) months thereafter, and (b)  thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one (1) of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(i)                                     if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, such Interest Period shall end on the next succeeding LIBOR Business Day, unless such next succeeding LIBOR Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding LIBOR Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;

(ii)                                  if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a continuation of the affected LIBOR Rate Loan as a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

(iii)                               any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and

(iv)                              no Interest Period relating to any LIBOR Rate Loan shall extend beyond the Maturity Date.

Investments.  With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (x) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (y)

current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.  In determining the aggregate amount of Investments outstanding at any particular time:  (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) shall be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.

Issuing Lender.  KeyBank, in its capacity as the Lender issuing the Letters of Credit and any successor thereto.

Joinder Agreement.  The Joinder Agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to §5.4 by any Additional Guarantor, such Joinder Agreement to be substantially in the form of Exhibit A hereto.

KBCM.  KeyBanc Capital Markets Inc.

KeyBank.  As defined in the preamble hereto.

Land Assets.  Land to be developed as a commercial single-tenant or multi-tenant (up to three (3) tenants) income producing property with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure has not yet commenced and for which no such work is reasonably scheduled to commence within the following twelve (12) months.

Lease.  Each lease, entered into or assumed between the Borrower or Subsidiary Guarantor which owns an Unencumbered Borrowing Base Property or other Real Estate and a Tenant, as amended, extended or restated.

Lender Hedge Provider.  With respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Lender or an Affiliate of a Lender.

Lenders.  KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to this Agreement (but not including any participant as described in §18).  The Issuing Lender shall be a Lender, as applicable.  The Swing Loan Lender shall be a Lender.

Letter of Credit.  Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with §2.10.

Letter of Credit Commitment.  An amount equal to Fifteen Million and No/100 Dollars ($15,000,000), as the same may be changed from time to time in accordance with the terms of this Agreement.

Letter of Credit Liabilities.  At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Revolving Credit Loan).  For purposes of this Agreement, a Lender (other than the Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.10, and the Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Lenders other than the Lender acting as the Issuing Lender of their participation interests under §2.10.

Letter of Credit Request.  See §2.10(a).

LIBOR.  For any LIBOR Rate Loan for any Interest Period, the average rate as shown in Reuters Screen LIBOR 01 Page (or any successor service, or if such Person no longer reports such rate as determined by the Agent, by another commercially available source providing such quotations approved by the Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations.  If such service or such other Person approved by the Agent described above no longer reports such rate or the Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to the Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate plus the Applicable Margin for such Loan.  For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.  Notwithstanding the foregoing, if the rate shown on Reuters Screen LIBOR01 Page (or any successor service designated pursuant to this definition) shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

LIBOR Business Day.  Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

LIBOR Lending Office.  Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining LIBOR Rate Loans.

LIBOR Rate Loans.  Those Loans bearing interest calculated by reference to LIBOR.

Lien.  See §8.2.

Liquidity.  As of any date of determination, the sum of (i) Unrestricted Cash of the Borrower, plus (ii) the amount of Revolving Credit Loans which may be borrowed under this Agreement by Borrower.

Loan Documents.  This Agreement, the Notes, the Guaranty, each Letter of Credit Request, and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.

Loan Request.  See §2.7.

Loan and Loans.  An individual loan or the aggregate loans (including a Revolving Credit Loan and a Swing Loan (or Loans)), as the case may be, in the maximum principal amount of the Total Commitment.  All Loans shall be made in Dollars.  Amounts drawn under a Letter of Credit shall also be considered Revolving Credit Loans as provided in §2.10.

Mandatorily Redeemable Stock.  With respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests).

Material Adverse Effect.  A material adverse effect on (a) the business, properties, assets, condition (financial or otherwise), or results of operations of REIT and its Subsidiaries, taken as a whole; (b) the ability of the Borrower or any Guarantor to perform any of its material obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents; or (d) the rights or remedies of the Agent or the Lenders thereunder.

Maturity Date.  June    , 2020, as such date may be extended as provided in §2.12, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

Moody’s.  Moody’s Investor Service, Inc., and any successor thereto.

Mortgage Note Receivables.  A first priority mortgage loan on a completed single-tenant commercial real estate property, and which Mortgage Note Receivable includes, without limitation, the indebtedness secured by a related first priority security instrument.

Multiemployer Plan.  Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate.

NAICS.  The North American Industry Classification System, as published by the Executive Office of the President Office of Management and Budget, United States 2012.

NAICS Industry Group.  Any “Industry Group” as defined by NAICS.

Net Income (or Loss).  With respect to any Person (or any asset of any Person) with respect to any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.

Net Offering Proceeds.  The total gross cash proceeds received by REIT or any of its Subsidiaries as a result of an Equity Offering or as a result of receipt of any contribution of capital less the customary and reasonable costs, expenses and discounts paid by REIT or such Subsidiary in connection therewith.

Net Operating Income.  For any Unencumbered Borrowing Base Property or other Real Estate and for a given period, an amount equal to the sum of (a) the rents, common area reimbursements, and service and other income for such Real Estate for such period collected or received (or with respect to reimbursements from Tenants which are not in default of their Leases for common area expenses, taxes and insurance, accrued in accordance with GAAP) in the ordinary course of business from tenants or licensees paying rent (excluding pre-paid rents and revenues and security deposits (except to the extent applied in satisfaction of tenants’ obligation for rent) and any non-recurring fees, charges or amounts including, without limitation, termination fees, but including any deposits made by Tenants for such period with respect to property taxes that will be paid in arrears) specifically excluding, however, (i) all equity contributions, (ii) all Loan proceeds, (iii) all insurance proceeds (except for rent loss insurance proceeds), (iv) all condemnation awards, (v) all receipts derived from the sale of any capital asset with respect to such Real Estate, (vi) all rents and/or other income derived from any Lease which is entered into by the REIT or any Subsidiary, as landlord, with any Borrower, Guarantor, or any Affiliate or Subsidiary of the Borrower or any Guarantor, as tenant, minus (b) all expenses paid or accrued (including taxes for such period not yet due and payable) by Borrower and related to the ownership, operation or maintenance of such Real Estate for such period, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of REIT and its Subsidiaries, any property management fees and non recurring charges), minus (c) the actual property management expenses of such Real Estate, minus (d) all rents, common area reimbursements and other income for such Real Estate received from tenants or licensees in default of payment or other material obligations under their lease for thirty (30) days or more, or with respect to leases as to which the tenant or licensee or any guarantor thereunder is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding (and that, with respect to tenants in bankruptcy, have not unconditionally and finally affirmed or assumed their lease in such bankruptcy proceeding), minus (e) a capital reserve of $0.05 per square foot of the improvements on such Real Estate; provided, however, that straight line leveling adjustments required under GAAP and amortization of intangibles pursuant to Accounting Standards Codification Topic 805 shall be excluded from Net Operating Income.

Non-Consenting Lender.  See §18.8.

Non-Defaulting Lender.  At any time, any Lender that is not a Defaulting Lender at such time.

Non-Recourse Exclusions.  With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the Real Property securing such Non-Recourse Indebtedness, (c) arise from the presence of Hazardous Substances on the Real Property securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document) or (e) result from the borrowing Subsidiary and/or its assets becoming the subject of a voluntary or involuntary bankruptcy, insolvency or similar proceeding.

Non-Recourse Indebtedness.  With respect to a Person, (a) Indebtedness for borrowed money in respect of which recourse for payment (except for Non-Recourse Exclusions until a claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the amount of such claim) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness or (b) if such Person is a Single Asset Entity, any Indebtedness solely of such Person.

Notes.  Collectively, the Revolving Credit Notes and the Swing Loan Note.

Notice.  See §19.

Obligations.  All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, or whether arising before or after any bankruptcy or insolvency proceeding, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

OFAC.  Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.

Off-Balance Sheet Obligations.  Liabilities and obligations of REIT or any of its Subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act, which REIT would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of REIT’s report on Form 10-Q or Form 10-K (or their equivalents) which REIT is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted therefor).

Operating Cash Flow.  For any period of two (2) consecutive calendar quarters most recently ended annualized, the Net Operating Income from an Unencumbered Borrowing Base Property for such period.  For purposes of calculating Operating Cash Flow for any Unencumbered Borrowing Base Property not owned and operated for two (2) full calendar quarters since the original acquisition of the Unencumbered Borrowing Base Property by Borrower or a Subsidiary of Borrower, the Operating Cash Flow attributable to such Unencumbered Borrowing Base Property shall be calculated on an annualized basis using the sum of (i) the actual historical results for the period that the Unencumbered Borrowing Base Property was owned by the Borrower or a Guarantor and (ii) the projected results, as approved by the Agent, for the future period necessary to achieve two (2) calendar quarters of results.

Other Connection Taxes.  With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Taxes.  All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.14 as a result of costs sought to be reimbursed pursuant to §4.3).

Outstanding.  With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.  With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.

Participant Register.  See §18.4.

Patriot Act.  The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

PBGC.  The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

Permits.  With respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

Permitted Liens.  Liens, security interests and other encumbrances permitted by §8.2.

Person.  Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

Plan Assets.  Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.

Preferred Distributions.  With respect to any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by REIT or any of its Subsidiaries.  Preferred Distributions shall not include dividends or distributions:  (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) of identical class payable to holders of such class of Equity Interests; (b) paid or payable to the Borrower or any of its Subsidiaries; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

Preferred Securities.  With respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.

Real Estate.  All real property, including, without limitation, the Unencumbered Borrowing Base Properties, at the time of determination then owned or leased under a ground lease in whole or in part or operated by REIT or any of its Subsidiaries, or an Unconsolidated Affiliate or DST of the Borrower and which is located in the United States of America or the District of Columbia.

Recipient.  The Agent and any Lender.

Record.  The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness.  As of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to REIT or any of its Subsidiaries.  Recourse Indebtedness shall not include Non-Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto.

Register.  See §18.2.

REIT.  Four Springs Capital Trust, a Maryland real estate investment trust.

REIT Status.  With respect to a Person, its status as a real estate investment trust as defined in Section 856(a) of the Code.

Related Fund.  With respect to any Lender which is a fund that invests in loans, any Affiliate of such Lender or any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.

Release.  Any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of property in the ordinary course of business, and in any event in compliance with all Environmental Laws) of Hazardous Substances.

Removal Effective Date.  See §14.10.

Representative.  See §14.17.

Required Lenders.  As of any date, the Lender or Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 2/3rds percent (66-2/3%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined, for voting purposes only, to exclude the Commitment Percentages of such Defaulting Lenders.

Reserve Percentage.  For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over the Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Agent or any Lender with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

Revolving Credit Loan or Loans.  An individual Revolving Credit Loan or the aggregate Revolving Credit Loans, as the case may be, in the maximum principal amount of the Total Commitment to be made by the Lenders hereunder as more particularly described in §2.  Without limiting the foregoing, Revolving Credit Loans shall also include Revolving Credit Loans made pursuant to §2.10(f) and the Existing Revolving Credit Loans.

Revolving Credit Notes.  See §2.1(b).

Sanctions Laws and Regulations.  Any applicable sanctions, prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by OFAC, the United Nations Security Council, the European Union or Her Majesty’s Treasury.

S&P.  S&P Global Inc., and any successor thereto.

SEC.  The federal Securities and Exchange Commission.

Secured Indebtedness.  With respect to REIT and its Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons outstanding at such date and that is secured in any manner by any Lien.

Securities Act.  The Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.

Single Asset Entity.  A bankruptcy remote, single purpose entity which is a Subsidiary of the Borrower and which is not a Subsidiary Guarantor or an owner of a direct or indirect interest in a Subsidiary Guarantor which owns real property and related assets which are security for Indebtedness of such entity, and which Indebtedness does not constitute Indebtedness of any other Person except as provided in the definition of Non-Recourse Indebtedness (except for Non-Recourse Exclusions).

State.  A state or commonwealth of the United States of America and the District of Columbia.

Subsidiary.  For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.  Notwithstanding any ownership interest in the Borrower, the Borrower shall at all times be considered a Subsidiary of REIT.

Subsidiary Guarantor.  Each Person, other than REIT, that is a party to the Guaranty as of the date of this Agreement and each Additional Guarantor.

Swing Loan.  See §2.5(a).

Swing Loan Commitment.  An amount equal to Fifteen Million and No/100 Dollars ($15,000,000), as the same may be changed from time to time in accordance with the terms of this Agreement.

Swing Loan Lender.  KeyBank, in its capacity as Swing Loan Lender and any successor thereof.

Swing Loan Note.  See §2.5(b).

Syndication Agents.  Capital One, National Association and Regions Bank.

Taking.  The taking or appropriation (including by deed in lieu of condemnation) of any Unencumbered Borrowing Base Property, or any part thereof or interest therein, whether permanently or temporarily, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation proceeding, or in any other manner or any damage or injury or diminution in value through condemnation, inverse condemnation or other exercise of the power of eminent domain.

Taxes.  All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Tenant.  The tenant of an Unencumbered Borrowing Base Property or other Real Estate pursuant to a Lease or sub-lease of such Unencumbered Borrowing Base Property or other Real Estate, together with such tenant’s Affiliates and any guarantor of such tenant’s obligations under such Lease.

Titled Agents.  The Arrangers, the Syndication Agents and any documentation agent.

Total Commitment.  The sum of the Commitments of the Lenders, as in effect from time to time.  As of the date of this Agreement, the Total Commitment is One Hundred Fifty Million and No/100 Dollars ($150,000,000.00).  The Total Commitment may increase in accordance with §2.11.

Triple Net Lease.  A Lease of all of the leasable area of an Unencumbered Borrowing Base Property under which the Tenant pays all operating expenses of the property including, without limitation, insurance, taxes, maintenance and capital expenditures relating to such property.

Type.  As to any Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan.

Unconsolidated Affiliate.  In respect of any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person if such financial statements were prepared in accordance with the full consolidation method of GAAP as of such date.

Unencumbered Borrowing Base Property or Unencumbered Borrowing Base Properties.  The Eligible Real Estate which (i) the Borrower has elected to include in the calculation of the Borrowing Base Availability and (ii) either (x) satisfy all conditions set forth in §7.19(a) or (y) have been included in the calculation of the Borrowing Base Availability in accordance with the requirements set forth in §7.19(a), but excluding any Eligible Real Estate removed or disqualified from the calculation of the Borrowing Base Availability in accordance with §7.19(b), (c) or (d) or any other provision of this Agreement.  The initial properties designated by the Borrower to be Unencumbered Borrowing Base Properties are described on Schedule 1.3 hereto.

Unencumbered Borrowing Base Qualification Documents.  See Schedule 1.5 attached hereto.

Unrestricted Cash.  As of any date of determination, the aggregate amount of Unrestricted cash.  As used in this definition, “Unrestricted” means the specified asset is readily available for the satisfaction of any and all obligations of such Person and is not subject to any Lien, claim, cash trap, restriction, escrow or reserve.  For the avoidance of doubt, Unrestricted Cash shall not include any tenant security deposits or other restricted deposits.

Unsecured Indebtedness.  Indebtedness of a Person which is not Secured Indebtedness.

Unused Fee.  See §2.3.

Unused Fee Percentage.  With respect to any day during a calendar quarter, 0.20% per annum.

U.S. Person.  Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate.  See §4.3(g)(ii)(B)(iii).

Wholly-Owned Subsidiary.  As to the Borrower or REIT, any Subsidiary of the Borrower or REIT that is directly or indirectly owned one hundred percent (100%) by the Borrower or REIT, respectively.

Withholding Agent.  The REIT, the Borrower, any other Guarantor and the Agent, as applicable.

Write-Down and Conversion Powers.  with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

§1.2                        Rules of Interpretation.

(a)                                 A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

(b)                                 The singular includes the plural and the plural includes the singular.

(c)                                  A reference to any law includes any amendment or modification of such law.

(d)                                 A reference to any Person includes its permitted successors and permitted assigns.

(e)                                  Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

(f)                                   The words “include”, “includes” and “including” are not limiting.

(g)                                  The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

(h)                                 All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.

(i)                                     Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.

(j)                                    The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

(k)                                 In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or the Agent, the Borrower, the Guarantors, the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Required Lenders in their good faith judgment.  Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Required Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

(l)                                     Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the REIT or any of its Subsidiaries at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof

(m)                             To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by “Material Adverse Effect” or any other materiality qualifier, then any further qualifier as to representations and warranties being true and correct “in all material respects” contained elsewhere in the Loan Documents shall not apply with respect to any such representations and warranties.

(n)                                 Notwithstanding the terms of the definitions of Consolidated EBITDA, Consolidated Fixed Charges, Consolidated Interest Expense, Consolidated Total Adjusted Asset Value, Consolidated Total Indebtedness, EBITDA, Funds from Operations, and Interest Expense, when determining any results under such definitions which are to be done on a

Consolidated Basis, the results of any DSTs or non-Wholly-Owned Subsidiaries shall not be Consolidated but only the REIT’s Equity Percentage of such Persons shall be included.

§2.                               THE CREDIT FACILITY.

§2.1                        Revolving Credit Loans.

(a)                                 The Existing Lenders made one or more advances to the Borrower prior to the Closing Date in accordance with the terms of the Existing Credit Agreement (each such loan, to the extent outstanding on the Closing Date, an “Existing Revolving Credit Loan”).  Subject to the terms and conditions set forth in this Agreement, each of the Lenders severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.7, such sums as are requested by the Borrower for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the sum of such Lender’s Commitment; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Revolving Credit Loans (after giving effect to all amounts requested), Swing Loans and Letter of Credit Liabilities shall not at any time exceed an amount equal to the lesser of (i) the Total Commitment or (ii) the then-current Borrowing Base Availability.  The Revolving Credit Loans shall be made pro rata in accordance with each Lender’s Commitment Percentage.  Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of the Borrower set forth in §§10 and 11 have been satisfied on the date of such request.  The Agent may assume that the conditions in §§10 and 11 have been satisfied unless it receives prior written notice from a Lender that such conditions have not been satisfied.  No Lender shall have any obligation to make Revolving Credit Loans to the Borrower or participate in Letter of Credit Liabilities in the maximum aggregate principal outstanding balance of more than the lesser of the amount equal to its Commitment Percentage of the Commitments and the principal face amount of its Revolving Credit Note.

(b)                                 The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit B hereto (collectively, the “Revolving Credit Notes”), dated of even date with this Agreement (except as otherwise provided in §18.3) and completed with appropriate insertions.  One Revolving Credit Note shall be payable to the order of each Lender in the principal amount equal to such Lender’s Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below.  The Borrower irrevocably authorizes the Agent to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or the time of receipt of any payment of principal thereof, an appropriate notation on the Agent’s Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Revolving Credit Loans set forth on the Agent’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to each Lender, but the failure to record, or any error in so recording, any such amount on the Agent’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.  By delivery of the Revolving Credit Notes, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the “Revolving Credit Notes” as defined in the Original Credit Agreement, which indebtedness is instead allocated among the Lenders as of the date hereof and evidenced by this Agreement and the Revolving Credit Notes in accordance with their respective Commitment Percentages

§2.2                        [Intentionally Omitted].

§2.3                        Unused Fee.  The Borrower agrees to pay to the Agent for the account of the Lenders (other than a Defaulting Lender for such period of time as such Lender is a Defaulting Lender) in accordance with their respective Commitment Percentages a facility unused fee (the “Unused Fee”) calculated by multiplying the Unused Fee Percentage applicable to such day, calculated as a per diem rate, times the excess of the Total Commitment over the outstanding principal amount of Revolving Credit Loans, Swing Loans and the face amount of Letters of Credit Outstanding on such day.  The Unused Fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Commitments shall be reduced or shall terminate as provided in §2.10, with a final payment on the Maturity Date.

§2.4                        Reduction and Termination of the Commitments.  The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to reduce the Total Commitment by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof (provided that in no event shall the Total Commitment be reduced in such manner to an amount less than fifty percent (50%) of the highest Total Commitment ever in effect under this Agreement) or to terminate entirely the Commitments, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.7; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of Outstanding Revolving Credit Loans, the Outstanding Swing Loans and the Letter of Credit Liabilities would exceed the Commitments of the Lenders as so terminated or reduced.  Promptly after receiving any notice from the Borrower delivered pursuant to this §2.4, the Agent will notify the Lenders of the substance thereof.  Any reduction of the Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Swing Loans and Letters of Credit.  Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Lenders the full amount of any fee under §2.3 then accrued on the amount of the reduction.  No reduction or termination of the Commitments may be reinstated.

§2.5                        Swing Loan Commitment.

(a)                                 Subject to the terms and conditions set forth in this Agreement, the Swing Loan Lender agrees to lend to the Borrower (the “Swing Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this §2.5, such sums as are requested by the Borrower for the purposes set forth in §2.9 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing; and (ii) the outstanding principal amount of the Revolving Credit Loans and Swing Loans (after giving effect to all amounts requested) plus Letter of Credit Liabilities shall not at any time exceed an amount equal to the lesser of (1) the Total Commitment or (2) the then-current Borrowing Base Availability.  Notwithstanding anything to the contrary contained in this §2.5, the Swing Loan Lender shall not be obligated to make any Swing Loan at a time when any other Lender is a Defaulting Lender, unless the Swing Loan Lender is satisfied that the participation therein will otherwise be fully allocated to the Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall not participate therein, except to the extent the Swing Loan Lender has entered into arrangements with the Borrower or such Defaulting Lender that are satisfactory to the Swing Loan Lender in its good faith determination to eliminate the Swing Loan Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral.  Swing Loans shall constitute “Revolving Credit Loans” for all purposes hereunder.  The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §§10 and 11 have been satisfied on the date of such funding.  The Swing Loan Lender may assume that the conditions in §§10 and 11 have been satisfied unless the Swing Loan Lender has received written notice from a Lender that such conditions have not been satisfied.  Each Swing Loan shall be due and payable within one (1) Business Day of demand by Agent but in any event no later than five (5) Business Days of the date such Swing Loan was provided and the Borrower hereby agrees (to the extent not repaid as contemplated by §2.5(d)) to repay each Swing Loan on or before the date that is five (5) Business Days from the date such Swing Loan was provided.  A Swing Loan may not be refinanced with another Swing Loan.

(b)                                 The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit C hereto (the “Swing Loan Note”), dated the date of this Agreement and completed with appropriate insertions.  The Swing Loan Note shall be payable to the order of the Swing Loan Lender in the principal face amount equal to the Swing Loan Commitment and shall be payable as set forth below.  The Borrower irrevocably authorizes the Swing Loan Lender to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Lender’s Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment.  The outstanding amount of the Swing Loans set forth on the Swing Loan Lender’s Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Loan Lender, but the failure to record, or any error in so recording, any such amount on the Swing Loan Lender’s Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due.  By delivery of the Swing Loan Note, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the indebtedness evidenced by the “Swing Loan Note” as defined in the Original Credit Agreement, which indebtedness is instead evidenced by this Agreement and the Swing Loan Note as defined in this Agreement.

(c)                                  The Borrower shall request a Swing Loan by delivering to the Swing Loan Lender a Loan Request executed by an Authorized Officer no later than 11:00 a.m. (Cleveland time) on the requested Drawdown Date specifying the amount of the requested Swing Loan (which shall be in the minimum amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof) and providing the wire instructions for the delivery of the Swing Loan proceeds.  The Loan Request shall also contain the statements and certifications required by §2.7(a), (b) and (c).  Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date.  Notwithstanding anything herein to the contrary, a Swing Loan shall be a Base Rate Loan and shall bear interest at the Base Rate plus the Applicable Margin.  The proceeds of the Swing Loan will be disbursed by wire by the Swing Loan Lender to the Borrower no later than 1:00 p.m.  (Cleveland time).

(d)                                 The Swing Loan Lender shall, within two (2) Business Days after the Drawdown Date with respect to such Swing Loan, request each Lender to make a Revolving Credit Loan pursuant to §2.1 in an amount equal to such Lender’s Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given.  In the event that the Borrower does not notify the Agent in writing otherwise on or before noon (Cleveland Time) on the Business Day of the Drawdown Date with respect to such Swing Loan, the Agent shall notify the Lenders that such Loan shall be a LIBOR Rate Loan with an Interest Period of one (1) month, provided that the making of such LIBOR Rate Loan will not be in contravention of any other provision of this Agreement, or if the making of a LIBOR Rate Loan would be in contravention of this Agreement, then such notice shall indicate that such loan shall be a Base Rate Loan.  The Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Lender pursuant to this §2.5(d) shall be considered a Revolving Credit Loan pursuant to §2.1.  Unless any of the events described in §§12.1(g), 12.1(h) or 12.1(i) shall have occurred (in which event the procedures of §2.5(e) shall apply), each Lender shall make the proceeds of its Revolving Credit Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at the Agent’s Head Office prior to 12:00 noon (Cleveland time) in funds immediately available no later than one (1) Business Day after the date such request was made by the Swing Line Lender just as if the Lenders were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes.  The proceeds of such Revolving Credit Loan shall be immediately applied to repay the Swing Loans.

(e)                                  If for any reason a Swing Loan cannot be refinanced by a Revolving Credit Loan pursuant to §2.5(d), each Lender will, on the date such Revolving Credit Loan pursuant to §2.5(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its Commitment Percentage of such Swing Loan.  Each Lender will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such Lender a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

(f)                                   Whenever at any time after the Swing Loan Lender has received from any Lender such Lender’s participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.

(g)                                  Each Lender’s obligation to fund a Loan as provided in §2.5(d) or to purchase participation interests pursuant to §2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Loan Lender, the Borrower or anyone else for any reason whatsoever; (b) the occurrence or continuance of a Default or an Event of Default; (c) any adverse change in the condition (financial or otherwise) of REIT or any of its Subsidiaries; (d) any breach of this Agreement or any of the other Loan Documents by the Borrower or any Guarantor or any Lender; or (e) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.  Any portions of a Swing Loan not so purchased or converted may be treated by the Agent and the Swing Loan Lender as against such Lender as a Revolving Credit Loan which was not funded by the non-purchasing Lender, thereby making such Lender a Defaulting Lender.  Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Revolving Credit Loan made by each Lender under its Commitment.

§2.6                        Interest on Loans.

(a)                                 Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Base Rate Loan is repaid or converted to a LIBOR Rate Loan at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin.

(b)                                 Each LIBOR Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of LIBOR determined for such Interest Period plus the Applicable Margin.

(c)                                  The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

(d)                                 Base Rate Loans and LIBOR Rate Loans may be converted to Loans of the other Type as provided in §4.1.

§2.7                        Requests for Revolving Credit Loans.  The Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit D hereto (or telephonic notice confirmed in writing in the form of Exhibit D hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) by 11:00 a.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to LIBOR Rate Loans.  Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount of such Revolving Credit Loan, the Type of Revolving Credit Loan, the initial Interest Period (if applicable) for such Revolving Credit Loan and the Drawdown Date.  Each such notice shall also contain (a) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §2.9), and (b) a certification by the chief  executive officer, president or chief financial officer of the REIT that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan.  Promptly upon receipt of any such notice, the Agent shall notify each of the Lenders thereof.  Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date.  Nothing herein shall prevent the Borrower from seeking recourse against any Lender that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement.  Each Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof; or (b) for a LIBOR Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof; provided, however, that there shall be no more than five (5) LIBOR Rate Loans outstanding at any one time.

§2.8                        Funds for Loans.

(a)                                 Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders, will make available to the Agent, at the Agent’s Head Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1.  Upon receipt from each such Lender of such amount, and upon receipt of the documents required by §§10 and 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Agent by the Lenders, as applicable, by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office.  The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.

(b)                                 Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to the Agent such Lender’s Commitment Percentage of a proposed Loan, the Agent may in its discretion assume that such Lender has made such Loan available to the Agent in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance.  If such Lender does not pay such corresponding amount upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent.  The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to

(i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate plus one percent (1%).

§2.9                        Use of Proceeds.  The Borrower will use the proceeds of the Loans solely for (a) payment of closing costs in connection with this Agreement, (b) repayment of Indebtedness, (c) acquisitions, development and capital improvements, and (d) general corporate and working capital purposes.

§2.10                 Letters of Credit.

(a)                                 Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Maturity Date, the Issuing Lender shall issue such Letters of Credit as the Borrower may request upon the delivery of a written request in the form of Exhibit E hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment, (iii) in no event shall the sum of the outstanding principal amount of the Revolving Credit Loans, Swing Loans and Letter of Credit Liabilities (after giving effect to any requested Letters of Credit) exceed an amount equal to the lesser of (1) the Total Commitment and (2) the then-current Borrowing Base Availability, (iv) the conditions set forth in §§10 and 11 shall have been satisfied, and (v) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit.  Notwithstanding anything to the contrary contained in this §2.10, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other Lender is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral.  The Issuing Lender may assume that the conditions in §§10 and 11 have been satisfied unless it receives written notice from a Lender that such conditions have not been satisfied.  Each Letter of Credit Request shall be executed by an Authorized Officer of the Borrower.  The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of the Borrower.  The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request.  The Borrower assumes all risks with respect to the use of the Letters of Credit.  Unless the Issuing Lender and the Required Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof (or such longer period as Issuing Lender may approve); provided, however, that a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Lender but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Maturity Date; provided further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration of not more than one year beyond the Maturity Date so long as the Borrower delivers to the Issuing Lender no later than thirty (30)

days prior to the Maturity Date cash collateral for such Letter of Credit for deposit into the Collateral Account in an amount equal to the maximum amount available to be drawn under such Letter of Credit.  The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Commitment as a Revolving Credit Loan.  Each Existing Letter of Credit shall upon the Closing Date be deemed to be a Letter of Credit under this Agreement.

(b)                                 Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued.  Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief executive officer, president or chief financial officer of the REIT that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit.  The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit F attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

(c)                                  The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §2.10(b).  Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.

(d)                                 Upon the issuance of a Letter of Credit, each Lender shall be deemed to have purchased a participation therein from the Issuing Lender in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit.  No Lender’s obligation to participate in a Letter of Credit shall be affected by any other Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.

(e)                                  Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate equal to one-eighth of one percent (0.125%) per annum of the face amount of such Letter of Credit (which fee shall not be less than $1,500 in any event) and an administrative charge of $250, and (ii) for the accounts of the Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to LIBOR Rate Loans on the face amount of such Letter of Credit.  Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Commitments shall terminate and on the expiration or return of any Letter of Credit.  In addition, the Borrower shall pay to the Issuing Lender for its own account within five (5) days of demand of the Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by the Issuing Lender.

(f)                                   In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding Base Rate Loan under this Agreement (the Borrower being deemed to have requested a Base Rate Loan on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Base Rate Loan under this Agreement) and the Agent shall promptly notify each Lender by telecopy, email, telephone (confirmed in writing) or other similar means of transmission, and each Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Lender’s Commitment Percentage of such Letter of Credit (to the extent of the amount drawn).  If and to the extent any Lender shall not make such amount available on the Business Day on which such draw is funded, such Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1%) for each day thereafter.  Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Lender was required to fund pursuant to this §2.10(f) until such amount has been funded (as a result of such assignment or otherwise).  In the event of any such failure or refusal, the Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in §12.5.  The failure of any Lender to make funds available to the Agent in such amount shall not relieve any other Lender of its obligation hereunder to make funds available to the Agent pursuant to this §2.10(f).

(g)                                  If after the issuance of a Letter of Credit pursuant to §2.10(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each Lender will, on the date such Revolving Credit Loan pursuant to §2.10(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its Commitment Percentage of the amount of such Letter of Credit.  Each Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

(h)                                 Whenever at any time after the Issuing Lender has received from any Lender any such Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.

(i)                                     The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

(j)                                    The Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof.  Neither the Agent, the Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telecopy, email or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent or any Lender.  None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to the Agent, the Issuing Lender or the Lenders hereunder.  In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by the Agent, the Issuing Lender or the other Lenders in good faith will be binding on the Borrower and will not put the Agent, the Issuing Lender or the other Lenders under any resulting liability to the Borrower; provided nothing contained herein shall relieve the Issuing Lender for liability to the Borrower arising as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.

§2.11                 Increase in Total Commitment.

(a)                                 Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrower shall have the option at any time and from time to time prior to the Maturity Date to request an increase in the Total Commitment to not more than $300,000,000.00 by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $10,000,000.00 and increments of $5,000,000.00 in excess thereof.  Upon receipt of any Increase Notice, the Agent shall consult with KBCM and shall notify the Borrower of the amount of the facility fees to be paid to any Lenders who provide an additional Commitment in connection with such increase in addition to the fees to be paid pursuant to the Agreement Regarding Fees. If the Borrower agrees to pay the facility fees so determined, the Agent shall send a notice to all Lenders (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total Commitment and of the facility fees to be paid with respect thereto.  Agent shall provide the Additional Commitment Request Notice to each of the Lenders before any new lenders are so notified.  Each Lender who desires to provide an additional Commitment upon such terms shall provide Agent with a written commitment letter specifying the amount of the additional Commitment which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice.  If the requested increase is oversubscribed then the Agent and KBCM shall allocate the Commitment Increase among the Lenders who provide such commitment letters on such basis as the Agent and KBCM, shall determine in their sole discretion.  If the additional Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Agent, KBCM, or the Borrower may, but shall not be obligated to, invite one or more banks or lending institutions (which banks or lending institutions shall be acceptable to Agent, KBCM, and the Borrower) to become a Lender and provide an additional Commitment.  The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the additional Commitment to be provided by each Lender and the revised Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”).  In no event shall any Lender be obligated to provide an additional Commitment.

(b)                                 On any Commitment Increase Date the outstanding principal balance of the Revolving Credit Loans shall be reallocated among the Lenders such that after the applicable Commitment Increase Date the outstanding principal amount of Revolving Credit Loans owed to each Lender shall be equal to such Lender’s Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the outstanding principal amount of all Revolving Credit Loans.  The participation interests of the Lenders in Swing Loans and shall be similarly adjusted.  On any Commitment Increase Date, those Lenders whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Lenders whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Revolving Credit Loans.  The funds so advanced shall be Base Rate Loans until converted to LIBOR Rate Loans which are allocated among all Lenders based on their Commitment Percentages.

(c)                                  Upon the effective date of each increase in the Total Commitment pursuant to this §2.11, (i) the Agent may unilaterally revise Schedule 1.1 to reflect the name and address, Commitment and Commitment Percentage of each Lender following such increase and the Borrower shall execute and deliver to the Agent new Revolving Credit Notes for each Lender whose Commitment has changed so that the principal amount of such Lender’s Revolving Credit Note shall equal its Commitment, (ii) the Swing Loan Commitment shall automatically increase to the lesser of (A) an amount equal to ten percent (10%) of the new Total Commitment and (B) the Commitment of the Swing Loan Lender and (iii) the Letter of Credit Commitment shall automatically increase to the lesser of (A) an amount equal to ten percent (10%) of the new Total Commitment and (B) the Commitment of the Lender acting as the Issuing Lender, and the Borrower shall execute and deliver to the Agent a new Swing Loan Note for the Swing Loan Lender so that the principal amount of the Swing Loan Note shall equal the Swing Loan Commitment.  The Agent shall deliver such replacement Revolving Credit Note and Swing Loan Note to the respective Lenders in exchange for the Revolving Credit Notes and Swing Loan Note replaced thereby which shall be surrendered by such Lenders.  Such new Revolving Credit Notes and Swing Loan Note shall provide that they are replacements for the surrendered Revolving Credit Notes and Swing Loan Note, and that they do not constitute a novation, shall be dated as of the Commitment Increase Date and shall otherwise be in substantially the form of the replaced Revolving Credit Notes or Swing Loan Note, as applicable.  In connection with the issuance of any new Revolving Credit Notes or Swing Loan Note pursuant to this §2.11(c), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Revolving Credit Notes and Swing Loan Note and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement.  The surrendered Revolving Credit Notes and Swing Loan Note shall be canceled and returned to the Borrower.

(d)                                 Notwithstanding anything to the contrary contained herein, the obligation of the Agent and the Lenders to increase the Total Commitment pursuant to this §2.11 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Commitment:

(i)                                     Payment of Activation Fee.  The Borrower shall pay (A) to the Agent and KBCM those fees described in and contemplated by the Agreement Regarding Fees with respect to the applicable Commitment Increase, and (B) to KBCM such facility fees as the Lenders who are providing an additional Commitment may require to increase the aggregate Commitment, which fees shall, when paid, be fully earned and non-refundable under any circumstances.  The Arranger shall pay to the Lenders acquiring the increased Commitment certain fees pursuant to their separate agreement; and

(ii)                                  No Default.  On the date any Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Total Commitment is increased, there shall exist no Default or Event of Default; and

(iii)                               Representations True.  The representations and warranties made by the Borrower and Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Commitment is increased, both immediately before and after the Total Commitment is increased, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

(iv)                              Additional Documents and Expenses.  The Borrower, the Agent and the Lenders shall execute (1) such amendments to the Loan Documents as the Agent may require in its sole and absolute discretion for the purposes of, inter alia, providing for the full guaranty of the increased Total Commitment and (2) such additional documents, instruments, certifications and opinions as the Agent may reasonably require in its sole and absolute discretion (including, without limitation, in the case of the Borrower, a Compliance Certificate and Borrowing Base Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase to the Total Commitment); and

(v)                                 Other.  The Borrower shall satisfy such other conditions to such increase as Agent may require in its reasonable discretion.

§2.12                 Extension of Maturity Date  The Borrower shall have the one-time right and option to extend the initial Maturity Date to June    , 2021, upon satisfaction of the following

conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Maturity Date:.

(a)                                 Extension Request.  The Borrower shall deliver written notice of such request (the “Extension Request”) to the Agent not earlier than the date which is one hundred twenty (120) days and not later than the date which is sixty (60) days prior to the Maturity Date (as determined without regard to such extension).  Any such Extension Request shall be irrevocable and binding on the Borrower.

(b)                                 Payment of Extension Fee.  The Borrower shall pay to the Agent for the pro rata accounts of the Lenders in accordance with their respective Commitments an extension fee in an amount equal to fifteen (15) basis points on the Total Commitment in effect on the Maturity Date (as determined without regard to such extension), which fee shall, when paid, be fully earned and non-refundable under any circumstances.

(c)                                  No Default.  On the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

(d)                                 Representations and Warranties.  The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the Maturity Date (as determined without regard to such extension), except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

§2.13                 Defaulting Lenders.

(a)                                 If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders, all of the Lenders or affected Lenders, shall, except as specifically provided in §27, be suspended during the pendency of such failure or refusal.  If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate plus one percent (1%), (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other

Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in §2.13(d).

(b)                                 Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitments.  Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender.  If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right.  If after such fifth Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then the Borrower (so long as no Default or Event of Default exists) or the Required Lenders may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below.  No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee.  Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement.  The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees.  Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.13(d).

(c)                                  During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to §2.10(g) or Swing Loans pursuant to §2.5(e) shall be reallocated among the Lenders that are Non-Defaulting Lenders in accordance with their respective Commitment Percentages (computed without giving effect to the Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists, (ii) the conditions set forth in §§10 and 11 are satisfied at the time of such reallocation (and, unless the Borrower shall have notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at the time), (iii) the representations and warranties in the Loan Documents shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, and (iv) the aggregate obligation of each Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (a) the Commitment of that Non-Defaulting Lender minus (b) the sum of (1) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its Commitment Percentage of outstanding Letter of Credit Liabilities and Swing Loans.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(d)                                 Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Agent (other than with respect to Letter of Credit Liabilities) hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) and/or the Swing Loan Lender hereunder; third, if so determined by the Agent or requested by the Issuing Lender or the Swing Loan Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender and the Swing Loan Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing Lender and the Swing Loan Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Credit Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Credit Loans or funded participations in Letters of Credit or Swing Loans were made at a time when the conditions set forth in §§10 and 11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders on a pro rata basis until such time as all Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Loans are held by the Lenders pro rata in accordance with their Commitment Percentages without regard to §2.13(c), prior to being applied to the payment of any Revolving Credit Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.13(d) shall be deemed paid to and redirected by such

Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loan, shall not be considered outstanding principal under this Agreement.

(e)                                  Within five (5) Business Days of demand by the Issuing Lender or the Swing Loan Lender from time to time, the Borrower shall deliver to the Agent for the benefit of the Issuing Lender and the Swing Loan Lender cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender and the Swing Loan Lender (after giving effect to §§2.5(a), 2.10(a) and 2.13(c)) on terms satisfactory to the Issuing Lender and/or the Swing Loan Lender in its good faith determination (and such cash collateral shall be in Dollars).  Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit of the Issuing Lender and/or the Swing Loan Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of outstanding Letter of Credit Liabilities and Swing Loans.  Moneys in the Collateral Account deposited pursuant to this §2.13(e) shall be applied by the Agent to reimburse the Issuing Lender and/or the Swing Loan Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of any funding obligation with respect to a Letter of Credit or Swing Loan which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.

(f)                                   (i)                                     Each Lender that is a Defaulting Lender shall not earn and shall not be entitled to receive any Unused Fee pursuant to §2.3 for any period during which that Lender is a Defaulting Lender.

(ii)                                  Each Lender that is a Defaulting Lender shall not earn and shall not be entitled to receive Letter of Credit fees pursuant to §2.10(e) for any period during which that Lender is a Defaulting Lender.

(iii)                               With respect to any Unused Fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that is a Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to §2.13(c), (y) pay to the Issuing Lender and the Swing Loan Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or the Swing Loan Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.

(g)                                  If the Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments (without giving effect to §2.13(c)), whereupon such

Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

§3.                               REPAYMENT OF THE LOANS.

§3.1                        No Regularly Scheduled Amortization Payments; Stated Maturity.  There are no regularly scheduled amortization payments due and payable by the Borrower in connection with the Loan.  The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the Revolving Credit Loans, Swing Loans and other Letter of Credit Liabilities Outstanding on such date, together with any and all accrued and unpaid interest thereon.

§3.2                        Mandatory Prepayments.  If at any time the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Swing Loans and the Letter of Credit Liabilities exceeds the lesser of (a) the Total Commitment or (b) the Borrowing Base Availability, then the Borrower shall, within five (5) Business Days of such occurrence, pay the amount of such excess to the Agent for the respective accounts of the Lenders for application to the Revolving Credit Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.7, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Lender.

§3.3                        Optional Prepayments.

(a)                                 The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans and Swing Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any LIBOR Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.7.

(b)                                 The Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) days prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent).  Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

§3.4                        Partial Prepayments.  Each prepayment of the Loans under §3.3 shall be in a minimum amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment.  Each partial payment under §§3.2 and 3.3 shall be applied first to the principal of any Outstanding Swing Loans, then, in the absence of instruction by the Borrower and then to the principal of Revolving Credit Loans (and with respect to each category of Loans, first to the principal of Base Rate Loans, and then to the principal of LIBOR Rate Loans).

§3.5                        Effect of Prepayments.  Amounts of the Revolving Credit Loans prepaid under §§3.2 and 3.3 prior to the Maturity Date may be reborrowed as provided in §2.

§4.                               CERTAIN GENERAL PROVISIONS.

§4.1                        Conversion Options.

(a)                                 The Borrower may elect from time to time to convert any of its outstanding Revolving Credit Loans to a Revolving Credit Loan of another Type and such Revolving Credit Loans shall thereafter bear interest as a Base Rate Loan or a LIBOR Rate Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than five (5) LIBOR Rate Loans outstanding at any one time; and (iii) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing.  All or any part of the outstanding Revolving Credit Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $250,000.00 or a LIBOR Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $1,000,000.00.  On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be.  Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrower.

(b)                                 Any LIBOR Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

(c)                                  In the event that the Borrower does not notify the Agent of its election hereunder with respect to any LIBOR Rate Loan, such Loan shall be automatically converted at the end of the applicable Interest Period to a Base Rate Loan.

§4.2                        Fees.  The Borrower agrees to pay to KeyBank, the Agent and KBCM for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to that certain fee letter dated as of May 15, 2017 among the Borrower,

KeyBank and KBCM (the “Agreement Regarding Fees”).  All such fees shall be fully earned when paid and nonrefundable under any circumstances.

§4.3                        Funds for Payments.

(a)                                 All payments of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in immediately available funds.  The Agent is hereby authorized to charge the accounts of the Borrower with KeyBank set forth on Schedule 4.3, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders (including the Swing Loan Lender) under the Loan Documents.  Subject to the foregoing, all payments made to the Agent on behalf of the Lenders, and actually received by the Agent, shall be deemed received by the Lenders on the date actually received by the Agent.

(b)                                 All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this §4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  The Borrower and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 The Borrower and the Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

(e)                                  Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or a Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of §18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.

(f)                                   As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this §4.3, the Borrower or such Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(g)                                  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this §4.3 (including by the payment of additional amounts pursuant to this §4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this §4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

(h)                                 Each party’s obligations under this §4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)                                     The obligations of the Borrower to the Lenders under this Agreement with respect to Letters of Credit (and of the Lenders to make payments to the Issuing Lender with respect to Letters of Credit and to the Swing Loan Lender with respect to Swing Loans) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:  (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower or any of its Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by the Issuing Lender to conform to the terms of a Letter of Credit (if, in the Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

§4.4                        Computations.  All computations of interest on the Base Rate Loans to the extent applicable shall be based on a three hundred sixty-five (365) or three hundred sixty-six (366)-day year, as applicable, and paid for the actual number of days elapsed.  All other computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed.  Except as otherwise provided in the definition of the term “Interest Period” with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.  The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.

§4.5                        Suspension of LIBOR Rate Loans.  In the event that, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining LIBOR for such Interest Period, or the Agent shall reasonably determine that LIBOR will not accurately and fairly reflect the cost of the

Lenders making or maintaining LIBOR Rate Loans for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders.  In such event (a) any Loan Request with respect to a LIBOR Rate Loan shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan and (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan, and the obligations of the Lenders to make LIBOR Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.

§4.6                        Illegality.  Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its LIBOR Lending Office shall assert that it is unlawful, for any Lender to make or maintain LIBOR Rate Loans, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law.  Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrower hereunder.

§4.7                        Additional Interest.  If any LIBOR Rate Loan or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Loan, or if repayment of the Loans has been accelerated as provided in §12.1, or if the Borrower fails to draw down on the first day of the applicable Interest Period any amount as to which the Borrower has elected a LIBOR Rate Loan, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages (or to the Swing Loan Lender with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs.  The Borrower understands, agrees and acknowledges the following:  (a) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of LIBOR as a basis for calculating the rate of interest on a LIBOR Rate Loan; (b) LIBOR is used merely as a reference in determining such rate; and (c) the Borrower has accepted LIBOR as a reasonable and fair basis for calculating such rate and any Breakage Costs.  The Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.

§4.8                        Additional Costs, Etc.  Notwithstanding anything herein to the contrary, if any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time (or from time to time) hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

(a)                                 subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or

(b)                                 impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein, or

(c)                                  impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

(d)                                 impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:

(i)                                     to increase the cost to any Lender of making, continuing, converting to, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or

(ii)                                  to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or

(iii)                               to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum.  Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.

§4.9                        Capital Adequacy.  If after the date hereof any Lender determines that (a) the adoption of or change in any Applicable Law regarding liquidity or capital ratio or requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding liquidity or capital ratios or adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof.  The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof.  In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender.  For purposes of §4.8 and this §4.9, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.

§4.10                 Breakage Costs.  The Borrower shall pay all Breakage Costs required to be paid by it pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from the Agent, or such earlier date as may be required by this Agreement.

§4.11                 Default Interest; Late Charge.  Following the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin plus four percent (4.0%) (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment) and the fee payable with respect to Letters of Credit shall be increased to a rate equal to four percent (4.0%) above the Letter of Credit fee that would otherwise be applicable to such time, if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.  In addition, the Borrower shall pay a late charge equal to four percent (4.0%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the other Loan Documents, which is not paid by the Borrower within ten (10) days of the date when due (or, in the case of amounts due at the Maturity Date, within fifteen (15) Business Days of such date).

§4.12                 Certificate.  A certificate setting forth any amounts payable pursuant to §4.7, §4.8, §4.9, §4.10 or §4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error, and shall be promptly provided to the Agent and the Borrower upon their written request.

§4.13                 Limitation on Interest.  Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law.  This §4.13 shall control all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent.

§4.14                 Certain Provisions Relating to Increased Costs.  If a Lender gives notice of the existence of the circumstances set forth in §4.8 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9, then, upon request of the Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by the Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action.  Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in §4.8 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.3 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.8 or §4.9 and following the request of the Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), then, within thirty (30) days after such notice or request for payment or compensation, the Borrower shall have the one-time right as to such Affected Lender, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender within thirty (30) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Affected Lender’s Commitment, then the Agent shall endeavor to obtain a new Lender to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest.  The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Affected Lender including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.

§5.                               UNSECURED OBLIGATIONS; GUARANTORS.

§5.1                        Unsecured Obligations.  The Lenders have agreed to make the Loans to the Borrower and the Issuing Lender has agreed to issue Letters of Credit for the account of the Borrower on an unsecured basis.  Notwithstanding the foregoing, the Obligations shall be guaranteed pursuant to the terms of the Guaranty.

§5.2                        Appraisal.

(a)                                 The Agent shall have obtained an Appraisal of each Unencumbered Borrowing Base Property prior to the inclusion of the applicable Real Estate as an Unencumbered Borrowing Base Property.  As of June 30, 2018 and as of each one year anniversary thereafter, the Borrower shall demonstrate to the Agent that as of such date not less than twenty-five percent (25%) by value of the Real Estate included in the calculation of Consolidated Total Adjusted Asset Value have Appraisals dated within the last twelve (12) months thereof.

(b)                                 The Agent may obtain new Appraisals or an update to existing Appraisals with respect to the Unencumbered Borrowing Base Properties, or any of them, as the Agent shall determine (i) at any time that the regulatory requirements of any Lender generally applicable to real estate loans of the category made under this Agreement as reasonably interpreted by such Lender shall require more frequent Appraisals, (ii) at any time following a Default or Event of Default, or (iii) if the Agent or Required Lenders reasonably believes that there has been a casualty, Taking or material adverse change or deterioration with respect to any Unencumbered Borrowing Base Property, including, without limitation, a material change in the market in which any Unencumbered Borrowing Base Property is located or a Tenant “going dark” or otherwise ceasing to operate a substantial business from the applicable Unencumbered Borrowing Base Property.  The expense of such Appraisals and/or updates performed pursuant to this §5.2(b) shall be borne by the Borrower and payable to the Agent within ten (10) days of demand; provided the Borrower shall not be obligated to pay for an Appraisal of an Unencumbered Borrowing Base Property obtained pursuant to this §5.2(b) more often than once in any period of twelve (12) months if no Event of Default exists.

(c)                                  With respect to any Real Estate, including any Unencumbered Borrowing Base Property, for which the Appraisal previously provided to or obtained by the Agent is, or shall be as of the date of any determination of the Consolidated Total Asset Value or the Borrowing Base Availability, dated a date more than four (4) years prior to the date of such determination, the Borrower shall have the one time right to request that the Agent obtain a new Appraisal or an update to the existing Appraisal with respect to the Unencumbered Borrowing Base Property.  The expense of such Appraisals and/or updates performed pursuant to this §5.2(c) shall be borne by the Borrower and payable to the Agent within ten (10) days of demand.

(d)                                 The Borrower acknowledges that the Agent has the right to approve any Appraisal performed pursuant to this Agreement.  The Borrower further agrees that the Lenders and the Agent do not make any representations or warranties with respect to any such Appraisal and shall have no liability as a result of or in connection with any such Appraisal for statements contained in such Appraisal, including without limitation, the accuracy and completeness of information, estimates, conclusions and opinions contained in such Appraisal, or variance of such Appraisal from the fair value of such property that is the subject of such Appraisal given by the local tax assessor’s office, or the Borrower’s idea of the value of such property.

(e)                                  Upon the written request of Borrower, Agent shall provide to Borrower a copy of any Appraisal obtained by Agent; provided that Agent shall have no obligation to provide a copy of any Appraisal obtained by Agent while a Default or Event of Default occurs or which is obtained by Agent in anticipation of a possible Default or Event of Default.

§5.3                        Intentionally Omitted.

§5.4                        Additional Guarantors; Release of Guarantors.

(a)                                 In the event that the Borrower shall request that certain Real Estate of a Wholly-Owned Subsidiary of the Borrower be included as an Unencumbered Borrowing Base Property as contemplated by §5.3(a) and such Real Estate is included as an Unencumbered Borrowing Base Property in accordance with the terms hereof, the Borrower shall, as a condition to such Real Estate being included as an Unencumbered Borrowing Base Property, cause each such Wholly-Owned Subsidiary (and each other Subsidiary of Borrower owning an interest therein), to execute and deliver to the Agent a Joinder Agreement, and such Subsidiary or Subsidiaries shall become a Guarantor hereunder and thereunder.  Each such Subsidiary shall be specifically authorized, in accordance with its respective organizational documents, to be a Guarantor hereunder and thereunder and to execute the Contribution Agreement and such other Loan Documents as the Agent may require.  The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to the Guarantors to be true and correct with respect to each such Subsidiary.  In connection with the delivery of such Joinder Agreement, the Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.

(b)                                 The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release (subject to the terms hereof), a Subsidiary Guarantor from the Guaranty so long as:  (i) no Default or Event of Default shall then be in existence or would occur as a result of such release or the removal of Real Estate referred to in clause (iii) below; (ii) the Agent shall have received such written request at least ten (10) Business Days prior to the requested date of release; and (iii) any Real Estate owned or leased by such Subsidiary Guarantor shall be removed from the Unencumbered Borrowing Base Properties in accordance with §7.19 effective as of the date of such release; and (iv) the Borrower shall deliver to Agent evidence reasonably satisfactory to Agent that (w) the Borrower has disposed of or simultaneously with such release will dispose of its entire interest in such Subsidiary Guarantor or that all of the assets of such Subsidiary Guarantor will be disposed of in compliance with the terms of this Agreement, and if such transaction involves the disposition by such Subsidiary Guarantor of all of its assets, the net cash proceeds, if any, from such disposition are being distributed to the Borrower in connection with such disposition, (x) such Subsidiary Guarantor will be the borrower with respect to Secured Indebtedness that is not prohibited under this Agreement and the terms of such Indebtedness prohibit such Subsidiary Guarantor from guaranteeing the Indebtedness of another Person, which Indebtedness of such Subsidiary Guarantor may be secured by a Lien on the assets of such Subsidiary Guarantor, or (y) the Borrower has contributed or simultaneously with such release will contribute its entire direct or indirect interest in such Subsidiary Guarantor to an Unconsolidated Affiliate or a Subsidiary which is not a Wholly-Owned Subsidiary or that such Subsidiary Guarantor will be contributing all of its assets to an Unconsolidated Affiliate or a Subsidiary which is not a Wholly-Owned Subsidiary in compliance with the terms of this Agreement.  Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.

(c)                                  The provisions of §5.4 shall not entitle Borrower or REIT to any release from the Loan Documents.

§5.5                        Intentionally Omitted.

§5.6                        Intentionally Omitted.

§5.7                        Non-Encumbrance.  Without implying any limitation upon the generality of §8.2, the Borrower will not, and will not permit any other Person to, create or incur or suffer to be created or incurred or to exist (a) any lien, encumbrance, mortgage, pledge, negative pledge, change, restriction or other security interest of any kind upon any Unencumbered Borrowing Base Property, or (b) any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on any Unencumbered Borrowing Base Property or interest therein as security for the Obligations.

§6.                               REPRESENTATIONS AND WARRANTIES.

The Borrower represents and warrants to the Agent and the Lenders as follows.

§6.1                        Corporate Authority, Etc..

(a)                                 Incorporation; Good Standing.  REIT is a Maryland real estate investment trust duly organized pursuant to a Declaration of Trust filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of Maryland.  REIT conducts its business in a manner which enables it to qualify as a real estate investment trust under, and to be entitled to the benefits of, Section 856 of the Code, and has elected to be treated as and is entitled to the benefits of a real estate investment trust thereunder.  The Borrower is a Delaware limited partnership duly organized pursuant to its certificate of limited partnership filed with the Delaware Secretary of State, and is validly existing and in good standing under the laws of Delaware.  The Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdiction of its organization and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could reasonably be expected to have a Material Adverse Effect.

(b)                                 Subsidiaries.  Each of the Guarantors and each of the Subsidiaries of the Borrower and the Guarantors (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where it is organized and where any of the Unencumbered Borrowing Base Properties owned by it are located and in each other jurisdiction where a failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(c)                                  Authorization.  The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, operating agreement, articles of incorporation or other charter documents or bylaws of, or any agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to the Agent.

(d)                                 Enforceability.  This Agreement and the other Loan Documents to which any of the Borrower or any Guarantor is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.

§6.2                        Governmental Approvals.  The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or any Guarantor is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained.

§6.3                        Title to Properties.  Except as indicated on Schedule 6.3 hereto, REIT and its Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of the REIT as of the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date) subject to no rights of others, including any mortgages, leases pursuant to which REIT or any of its

Subsidiaries or any of their respective Affiliates is the lessee, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

§6.4                        Financial Statements.  The Borrower has furnished to the Agent:  (a) the unaudited consolidated balance sheet of REIT and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow as of the Balance Sheet Date certified by the chief financial officer of REIT, (b) an unaudited statement of Net Operating Income for the period ending March 31, 2017, reasonably satisfactory in form to the Agent and certified by the chief financial officer of REIT as fairly presenting the Net Operating Income for such periods, and (c) certain other financial information relating to the Borrower, the Guarantor and the Unencumbered Borrowing Base Properties.  The balance sheet and statements referred to in clauses (a) and (b) above have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of REIT and its Subsidiaries as of such dates and the consolidated results of the operations of REIT and its Subsidiaries for such periods.  There are no liabilities, contingent or otherwise, of REIT or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

§6.5                        No Material Changes.  Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4 (with the date which is the most recent being applicable), there has occurred no materially adverse change in the financial condition, operations, business or assets of REIT and its Subsidiaries taken as a whole as shown on or reflected in the consolidated balance sheets of REIT as of the Balance Sheet Date, or its consolidated statement of income or cash flows as of the Balance Sheet Date, other than changes in the ordinary course of business that have not and could not reasonably be expected to have a Material Adverse Effect.  As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, operations, business or assets of REIT, its Subsidiaries or any of the Real Estate from the condition shown on the financial statements delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, assets, operations or financial condition of REIT and its Subsidiaries, considered as a whole, or of any of the Unencumbered Borrowing Base Properties.

§6.6                        Franchises, Patents, Copyrights, Etc..  The Borrower, the Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

§6.7                        Litigation.  Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened against the Borrower, any Guarantor, any of their respective Subsidiaries or any Unencumbered Borrowing Base Property before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien, security title or security interest created or intended to be created pursuant hereto or thereto, or which if adversely determined could reasonably be expected to have a Material Adverse Effect.  Except as set forth on Schedule 6.7, as of the Closing Date there are no judgments, final orders or awards outstanding against or affecting the Borrower, any Guarantor, any of their respective Subsidiaries or any Unencumbered Borrowing Base Property.  No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

§6.8                        No Material Adverse Contracts, Etc..  None of the Borrower, any Guarantor or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect.  None of the Borrower, any Guarantor or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.

§6.9                        Compliance with Other Instruments, Laws, Etc..  None of the Borrower, any Guarantor or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

§6.10                 Tax Status.  Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations except those which are being contested in good faith and by appropriate proceedings as permitted by this Agreement, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as set forth on Schedule 6.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers or partners of such Person know of no basis for any such claim.  Except as set forth on Schedule 6.10, there are no audits pending or to the knowledge of the Borrower threatened with respect to any tax returns filed by the Borrower, any Guarantor or their respective Subsidiaries.  The taxpayer identification number for REIT is 46-0527072, and the taxpayer identification number for the Borrower is 46-0562625.

§6.11                 No Event of Default.  No Default or Event of Default has occurred and is continuing.

§6.12                 Investment Company Act.  None of the Borrower, the Guarantors or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.

§6.13                 Intentionally Omitted.

§6.14                 Certain Transactions.  Except as disclosed on Schedule 6.14 hereto, none of the partners, officers, trustees, managers, members, directors, or employees of the Borrower, any Guarantor or any of their respective Subsidiaries is, nor shall any such Person become, a party to any transaction with the Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, a Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.

§6.15                 Employee Benefit Plans.  The Borrower, each Guarantor and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.  Neither the Borrower, any Guarantor nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.  None of the assets of REIT or any of its Subsidiaries, including, without limitation, any Unencumbered Borrowing Base Property, constitutes a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

§6.16                 Disclosure.  All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor any Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.  All information contained in this Agreement, the other Loan Documents or otherwise furnished to or made available to the Agent or the Lenders by or on behalf of the Borrower, any Subsidiary or any Guarantor, as supplemented to date, taken as a whole, is and, when delivered, will be true and correct in all material respects and, as supplemented to date, does not, and when delivered will not (to Borrower’s knowledge), contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.  The written information, reports and other papers and data with respect to the Borrower, any Subsidiary, any Guarantor or the Unencumbered Borrowing Base Properties (other than projections and estimates) furnished to the Agent or the Lenders in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, taken as a whole, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower’s or the Guarantors’ counsel (although the Borrower and the Guarantors have no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).

§6.17                 Place of Business.  The principal place of business of the Borrower is 1901 Main Street, Lake Como, New Jersey  07719.

§6.18                 Regulations T, U and X.  No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.  Neither the Borrower nor any Guarantor is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

§6.19                 Environmental Compliance.  The Borrower and the Guarantors have taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and makes the following representations and warranties except as set forth on Schedule 6.19 hereto:

(a)                                 None of the Borrower, the Guarantors or their respective Subsidiaries nor any manager of the Real Estate, nor any tenant or operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter “Environmental Laws”), which violation (i) involves Real Estate (other than the Unencumbered Borrowing Base Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves an Unencumbered Borrowing Base Property.

(b)                                 None of the Borrower, any Guarantor nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. §9601(5), any hazardous substances as defined by 42 U.S.C. §9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which in any case (i) involves Real Estate (other than the Unencumbered Borrowing Base Properties) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves an Unencumbered Borrowing Base Property.

(c)                                  (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors, their respective Subsidiaries or the tenants of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of the Borrower’s, the Guarantors’ and their respective Subsidiaries’ respective businesses or the tenant’s residency and in accordance with applicable Environmental Laws; (iii) there has been no past or present Release or threatened Release of Hazardous Substances on, upon, into or from the Real Estate; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this §6.19(c) as to any Real Estate (other than the Unencumbered Borrowing Base Properties) where the foregoing has not had or could not reasonably be expected to have a Material Adverse Effect).

(d)                                 none of the Borrower, the Guarantors, their respective Subsidiaries nor the Unencumbered Borrowing Base Properties is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or to the effectiveness of any other transactions contemplated hereby, except for such matters with which the Borrower, the Guarantors, their respective Subsidiaries shall have complied with as of the Closing Date.

(e)                                  There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities (i) on or affecting the Real

Estate (other than the Unencumbered Borrowing Base Properties) except where such existence has not had or could not be reasonably be expected to have a Material Adverse Effect, or (ii) on or affecting an Unencumbered Borrowing Base Property.

(f)                                   There has been no claim by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property, nor is there any basis for such a claim.

§6.20                 Subsidiaries; Organizational Structure.  Schedule 6.20(a) sets forth, as of the date hereof, all of the Subsidiaries of REIT, the form and jurisdiction of organization of each of the Subsidiaries, and REIT’s direct and indirect ownership interests therein.  Schedule 6.20(b) sets forth, as of the date hereof, all of the Unconsolidated Affiliates and DSTs of the REIT and its Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Affiliates and DSTs, REIT’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate and DST.  No Person owns any legal, equitable or beneficial interest in any of the Persons set forth on Schedules 6.20(a) and 6.20(b) except as set forth on such Schedules.

§6.21                 Intentionally Omitted.

§6.22                 Property.  Except as set forth on Schedule 6.22, (i) all of the Unencumbered Borrowing Base Properties, and all major building systems located thereon, are structurally sound, in good condition and working order and free from material defects, subject to ordinary wear and tear or other items of repair for which the applicable Tenant is responsible for repairing, (ii) all of the other Real Estate of the Borrower, the Guarantors and their respective Subsidiaries is structurally sound, in good condition and working order, subject to ordinary wear and tear, except where such defects have not had and could not reasonably be expected to have a Material Adverse Effect, (iii) the Real Estate, and the use and operation thereof, is in material compliance with all applicable federal and state law and governmental regulations and any local ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands and tidelands (but excluding for purposes of this §6.22, Environmental Laws) except where a failure to so comply as to Real Estate other than Unencumbered Borrowing Base Properties has not and could not reasonably be expected to have a Material Adverse Effect, and (vi) there are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Unencumbered Borrowing Base Properties which are payable by the Borrower, any Guarantor or any of their respective Subsidiaries (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement).

§6.23                 Brokers.  None of REIT nor any of its Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

§6.24                 Other Debt.  As of the date of this Agreement, (a) none of the Borrower, any Guarantor nor any of their respective Subsidiaries is in default of (i) the payment of any Indebtedness, the performance of any related agreement, mortgage, deed of trust, security agreement, financing agreement, indenture or lease to which any of them is a party, and (b) no Indebtedness of the Borrower, any Guarantor or any of their respective Subsidiaries has been accelerated.  Neither the Borrower nor any Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time or payment of any of the Obligations to any other indebtedness or obligation of the Borrower or any Guarantor.  Schedule 6.24 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and each Guarantor or their respective properties and entered into by the Borrower and/or such Guarantor as of the date of this Agreement with respect to any Indebtedness of the Borrower or any Guarantor in an amount greater than $250,000.00, and the Borrower has provided the Agent with such true, correct and complete copies thereof.

§6.25                 Solvency.  After giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, the Borrower and each Guarantor is able to pay its debts as they become due, and the Borrower and each Guarantor has sufficient capital to carry on its business.

§6.26                 No Bankruptcy Filing.  Neither the Borrower nor any Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or for the liquidation of its assets or property, and the Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any Guarantor.

§6.27                 No Fraudulent Intent.  Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

§6.28                 Transaction in Best Interests of the Borrower and Guarantors; Consideration.  The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, each Guarantor and their respective Subsidiaries.  The Borrower and the Guarantors are engaged in common business enterprises related to those of the Borrower and each Guarantor will derive substantial direct and indirect benefit from the effectiveness and existence of this Agreement.  The direct and indirect benefits to inure to the Borrower, each Guarantor and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Guarantor to guaranty the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower, each Guarantor and their respective Subsidiaries to have available financing to conduct and expand their business.

§6.29                 Contribution Agreement.  The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

§6.30                 Representations and Warranties of Guarantors.  The Borrower has no knowledge that any of the representations or warranties of any Guarantor contained in any Loan Document to which such Guarantor is a party are untrue or inaccurate in any material respect.

§6.31                 OFAC.  None of the Borrower or the Guarantors (i) is (or will be) a person with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action or (ii) is engaged (or will engage) in any dealings or transactions or otherwise be associated with such persons (any such Person, a “Designated Person”).  In addition, the Borrower hereby agrees to provide to the Lenders any additional information that a Lender reasonably deems necessary from time to time in order to ensure compliance with all Applicable Laws concerning money laundering and similar activities.  Neither Borrower, any Guarantor, nor any Subsidiary, director or officer of Borrower or Guarantor or, to the knowledge of Borrower, any Affiliate, agent or employee of Borrower or any Guarantor, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws and Regulations.

§6.32                 EEA Financial Institutions.  None of the Borrower, any Guarantor, nor their respective Subsidiaries is an EEA Financial Institution.

§6.33                 Unencumbered Borrowing Base Properties.  Each of the Unencumbered Borrowing Base Properties included in the calculation of Borrowing Base Availability satisfies each condition and requirement of this Agreement to be included in the calculation of Borrowing Base Availability.

§7.                               AFFIRMATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:

§7.1                        Punctual Payment.  The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.

§7.2                        Maintenance of Office.  The Borrower and each Guarantor will maintain their respective chief executive office at 1901 Main Street, Lake Como, New Jersey  07719, or at such other place in the United States of America as the Borrower or any Guarantor shall designate upon thirty (30) days prior written notice to the Agent and the Lenders, where notices, presentations and demands to or upon the Borrower or such Guarantor in respect of the Loan Documents may be given or made.

§7.3                        Records and Accounts.  The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves.  Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, (x) make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4, or (y) change its fiscal year.  The Agent and the Lenders acknowledge that REIT’s fiscal year is a calendar year.

§7.4                        Financial Statements, Certificates and Information.  The Borrower will deliver or cause to be delivered to the Agent, in form and substance satisfactory to the Agent:

(a)                                 within ten (10) days of the filing of REIT’s Form 10-K with the SEC, but in any event not later than one hundred twenty (120) days after the end of each calendar year, the audited consolidated balance sheet of REIT and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, shareholders’ equity, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer, chief executive officer, treasurer or chief accounting officer of the REIT, that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries, and accompanied by (i) an auditor’s management letter if formally issued and (ii) an auditor’s report prepared without qualification as to the scope of the audit by an independent nationally recognized accounting firm reasonably approved by the Agent and who shall have authorized REIT to deliver such financial statements and certifications thereof to the Agent and the Lenders; provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this §7.4(a) by furnishing to the Agent a copy of REIT’s annual report on Form 10-K in respect of such fiscal year together with the financial statements required to be attached thereto, provided the REIT is required to file such annual report on Form 10-K with the SEC and such filing is actually made;

(b)                                 within ten (10) days of the filing of REIT’s Form 10-Q with the SEC, if applicable, but in any event not later than sixty (60) days after the end of each of the first three (3) calendar quarters of each year, copies of the unaudited consolidated balance sheet of REIT and its Subsidiaries, at the end of such quarter, and the related unaudited consolidated statements of income, unaudited consolidated balance sheet and cash flows for the portion of REIT’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer, chief executive officer, treasurer or chief accounting officer of REIT that the information contained in such financial statements fairly presents the financial position of REIT and its Subsidiaries on the date thereof (subject to year-end adjustments); provided, however, the Borrower may satisfy its obligations to deliver the financial statements described in this §7.4(b) by furnishing to the Agent a copy of REIT’s annual report on Form 10-Q in respect of such fiscal quarter together with the financial statements required to be attached thereto, provided REIT is required to file such annual report on Form 10-Q with the SEC and such filing is actually made;

(c)                                  simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b), (i) a statement (a “Compliance Certificate”) certified by the chief financial officer, chief executive officer, treasurer or chief accounting officer of REIT in the form of Exhibit G hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date, (ii) a statement of Operating Cash Flow and Funds from Operations for the relevant period, and (iii) a projection for the current and next three (3) succeeding calendar quarters of compliance with the covenants described in the Compliance Certificate.  The Borrower shall submit with the Compliance Certificate a Borrowing Base Certificate in the form of Exhibit H attached hereto (a “Borrowing Base Certificate”) pursuant to which the Borrower shall calculate the Borrowing Base Availability and the components thereof as of the end of the immediately preceding calendar quarter, together with such supporting information as Agent may request (including financial statements of the applicable Tenant), if available.  Such Borrowing Base Certificate shall specify whether there are any monetary or other defaults under Leases at an Unencumbered Borrowing Base Property;

(d)                                 simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b), an operating statement for each of the Unencumbered Borrowing Base Properties for each such calendar quarter and year to date and a consolidated operating statement for the Real Estate for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to the Agent);

(e)                                  simultaneously with the delivery of the financial statements referred to in §§7.4(a) and 7.4(b) above, a statement (i) listing the Real Estate owned by REIT and its Subsidiaries (or in which REIT or any of its Subsidiaries owns an interest) and stating the location thereof, the date acquired and the purchase price, the Net Operating Income, square footage and occupancy, and whether such Real Estate constitutes a Land Asset or a Development Property, and (ii) listing the Indebtedness of REIT and its Subsidiaries (excluding Indebtedness of the type described in §§8.1(a), 8.1(c), 8.1(d) and 8.1(f)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is Recourse Indebtedness or Non-Recourse Indebtedness;

(f)                                   contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports, proxy statements and all other information sent to the owners of the Borrower or REIT; provided, that the reports and other information filed with or furnished to the SEC by REIT (and which are available online at the website of the SEC at

http://www.sec.gov) shall be deemed to have been provided by the Borrower under this reporting requirement;

(g)                                  promptly following the Agent’s request, after they are filed with the Internal Revenue Service, copies of all annual federal income tax returns and amendments thereto of the Borrower and REIT;

(h)                                 notice of any audits pending or threatened in writing with respect to any tax returns filed by REIT or any of its Subsidiaries promptly following notice of such audit;

(i)                                     promptly following the occurrence thereof, written notice to the Agent of any new or additional Indebtedness or Liens on any Real Estate directly or indirectly owned by Borrower;

(j)                                    within five (5) Business Days of receipt, copies of any written claim made with respect to any Non-Recourse Exclusion;

(k)                                 upon the request of the Agent, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly, monthly or special (8-K) reports which REIT shall file with the SEC; provided that, the reports and statements filed with or furnished to the SEC by REIT (and which is available online at the website of the SEC at http://www.sec.gov) shall be deemed to have been provided by the Borrower under this reporting requirement;

(l)                                     not later than March 31 of each year, the budget and annual plan for REIT and its Subsidiaries for the current calendar year; and

(m)                             from time to time, such other financial data and information in the possession of REIT or its Subsidiaries (including without limitation status of litigation or investigations against REIT or any of its Subsidiaries and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting REIT or any of its Subsidiaries) as the Agent may reasonably request.

The Borrower shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Agent (collectively, “Information Materials”) pursuant to this Section and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information.”  Any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof.  Upon the request of Agent, the Borrower shall deliver paper copies thereof to Agent.  The Borrower and the Guarantors authorize Agent and Arrangers to disseminate any such materials, including without limitation the Information Materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”).  Any such Electronic System is provided “as is” and “as available.”  The Agent and the Arrangers do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Borrower that is distributed over or by any such Electronic System (“Communications”).  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Agent or any Arranger in connection with the Communications or the Electronic System.  In no event shall the Agent, any Arranger or any of their directors, officers, employees, agents or attorneys have any liability to the Borrower or the Guarantors, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Guarantors’, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Borrower and the Guarantors release Agent, the Arrangers and the Lenders from any liability in connection therewith.  Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will identify that portion of the Information Materials that may be distributed to the Public Lenders and that (i) all such Information Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Information Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lenders and the Arrangers to treat such Information Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in §18.7); (iii) all Information Materials marked “PUBLIC” are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation; and (iv) the Agent and the Arrangers shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation.

§7.5                        Notices.

(a)                                 Defaults.  The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”.  If any Person shall give any notice of the existence of a claimed default or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower, any Guarantor or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would either cause a Default or have a

Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

(b)                                 Environmental Events.  The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in any case involves (A) any Unencumbered Borrowing Base Property or (B) any other Real Estate and could reasonably be expected to have a Material Adverse Effect.

(c)                                  Intentionally Omitted.

(d)                                 Notice of Litigation and Judgments.  The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, any Guarantor or any of their respective Subsidiaries that could either reasonably be expected to cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings.  The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the REIT or any of its Subsidiaries in an amount in excess of $1,000,000.00.

(e)                                  Notice of Defaults Under Organizational Agreements.  The Borrower will, within five (5) Business Days of notice or receipt, provide to the Agent copies of any and all written notices of default under any partnership agreement, operating agreement or other organizational agreement to which Borrower or any of its Subsidiaries is a party or of any failure by the Borrower or any of its Subsidiaries to perform any material obligation under any such partnership agreement, operating agreement or other organizational agreement.

(f)                                   ERISA.  The Borrower will give notice to the Agent within five (5) Business Days after REIT or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.

(g)                                  Notices of Default Under Leases.  The Borrower will give notice to the Agent in writing within five (5) Business Days after the Borrower or any Guarantor (i) receives written notice from a Tenant under a Lease of an Unencumbered Borrowing Base Property of a default by the landlord under such Lease, or (ii) delivers a written notice to any Tenant under a Lease of an Unencumbered Borrowing Base Property of a payment or other default by such Tenant under its Lease.

(h)                                 Notification of Lenders.  Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.

§7.6                        Existence; Maintenance of Properties.

(a)                                 Except as permitted under §§8.4 and 8.8, the Borrower and each Guarantor will (i) preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation and (ii) will cause each of their respective Subsidiaries that are not Guarantors to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect.  The Borrower and each Guarantor will preserve and keep in full force all of their rights and franchises and those of their respective Subsidiaries, the preservation of which is necessary to the conduct of their business (except with respect to Subsidiaries of the Borrower that are not Guarantors, where such failure has not had and could not reasonably be expected to have a Material Adverse Effect).  REIT shall at all times comply with all requirements and Applicable Laws and regulations necessary to maintain REIT Status and shall continue to receive REIT Status.  The common stock of REIT shall at all times be listed for trading and be traded on NASDAQ, the New York Stock Exchange or another nationally recognized exchange unless otherwise consented to by the Required Lenders.  The Borrower shall continue to own directly or indirectly one hundred percent (100%) of the Subsidiary Guarantors.

(b)                                 The Borrower and each Guarantor (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

§7.7                        Insurance.  The Borrower, the Guarantors and their respective Subsidiaries (as applicable) will procure and maintain or cause to be procured and maintained insurance covering the Borrower, the Guarantors and their respective Subsidiaries (as applicable) and the Real Estate in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy; it being understood and agreed that the foregoing shall not modify any obligation of a tenant under a Lease with regard to the placement and maintenance of insurance.

§7.8                        Taxes; Liens.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Unencumbered Borrowing Base Properties or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting any property of the Borrower, the Guarantors or their respective Subsidiaries and all non-governmental assessments, levies, maintenance and other charges, whether resulting from covenants, conditions and restrictions or otherwise, water and sewer rents and charges assessments on any water stock, utility charges and assessments and owner association dues, fees and levies, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property and the Borrower or applicable Guarantor shall not be subject to any fine, suspension or loss of privileges or rights by reason of such proceeding, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture, loss or suspension of operation by reason of such proceeding and the Borrower, such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Borrower, such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.  Borrower shall deliver to the Agent, upon request, evidence of payment of taxes, other assessments, levies and charges described in this §7.8 with respect to the Unencumbered Borrowing Base Properties not later than ten (10) Business Days prior to the date upon which such amounts are due and payable unless the same are being contested in accordance with the terms hereof and the other Loan Documents.

§7.9                        Inspection of Properties and Books.  The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Borrower’s expense and upon reasonable prior notice, to visit and inspect any of the Unencumbered Borrowing Base Properties (subject to the rights of tenants under their Leases), to examine the books of account of the Borrower, any Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections more often than once in any twelve (12) month period.  The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.

§7.10                 Compliance with Laws, Contracts, Licenses, and Permits.  The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, comply in all respects with (a) all Applicable Laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (c) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (d) all applicable decrees, orders, and judgments, and (e) all licenses and permits required by Applicable Laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where failure to so comply with either clause (a) or (e) would not result in the material non-compliance with the items described in such clauses.  If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will promptly take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.  The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise the Agent in writing in the event that the Borrower shall determine that any investors in the Borrower are in violation of such act.

§7.11                 Further Assurances.  The Borrower and each Guarantor will and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

§7.12                 Intentionally Omitted.

§7.13                 Intentionally Omitted.

§7.14                 Business Operations.  REIT and its Subsidiaries shall operate their respective businesses in substantially the same manner and in substantially the same fields and lines of business as such business is now conducted and such other lines of business that are reasonably related or incidental thereto and in compliance with the terms and conditions of this Agreement and the Loan Documents.  Neither REIT nor the Borrower will, or permit any of their respective Subsidiaries to, directly or indirectly, engage in any line of business other than the acquisition, ownership, operation and development of primarily single tenant net lease commercial income producing properties.

§7.15                 Intentionally Omitted.

§7.16                 Ownership of Real Estate.  Without the prior written consent of the Agent, all Real Estate and all interests (whether direct or indirect) of REIT or the Borrower in any Real Estate assets or other assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by the Borrower or a Wholly-Owned Subsidiary of the Borrower; provided, however that the Borrower shall be permitted to own or lease interests in Real Estate through non-Wholly-Owned Subsidiaries, Unconsolidated Affiliates and DSTs of the Borrower as permitted by §8.3(k).

§7.17                 Distributions of Income to the Borrower.  The Borrower shall cause all of its Subsidiaries (subject to the terms of any loan documents under which such Subsidiary is the borrower) to promptly distribute to the Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’

use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter and (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices.  Notwithstanding anything herein to the contrary, Subsidiaries of Borrower that are not wholly owned by Borrower or that are organized as a DST or similar trust shall be allowed to distribute profits, proceeds or other income to all owners of such Subsidiaries in the normal course of business.

§7.18                 Plan Assets.  The Borrower, the Guarantors and each of their respective Subsidiaries will do, or cause to be done, all things necessary to ensure that none of its Real Estate or other assets will be deemed to be Plan Assets at any time.

§7.19                 Borrowing Base.

(a)                                 The Eligible Real Estate included in the calculation of the Borrowing Base Availability shall at all times satisfy all of the following conditions:

(i)                                     the Eligible Real Estate shall be owned one hundred percent (100%) in fee simple by a Wholly-Owned Subsidiary of Borrower that is a Subsidiary Guarantor, in each case free and clear of all Liens other than the Liens permitted in §8.2(i), (iv) and (vi), and other Liens approved in writing by Agent, and such Eligible Real Estate shall not have applicable to it any restriction on the sale, pledge, transfer, mortgage or assignment of such property (including any restrictions contained in any applicable organizational documents), and without limiting the foregoing, the Borrower’s and any other Subsidiary’s direct and indirect interest in the Subsidiary Guarantor that owns such Real Estate shall be free and clear of all Liens, other than Liens permitted by §8.2(i)(A);

(ii)                                  none of the Eligible Real Estate shall have any material title, survey, environmental, structural or other defects except as reasonably approved by the Agent;

(iii)                               if such Eligible Real Estate is held by a Subsidiary Guarantor, the only asset of such Subsidiary Guarantor shall be Eligible Real Estate included in the calculation of the Borrowing Base Availability;

(iv)                              with the exception of the Unencumbered Borrowing Base Properties listed on Schedule 1.3 hereto, the Lease relating to such Real Estate shall have an initial lease term of at least seven (7) years remaining at the time of inclusion of such Real Estate as an Unencumbered Borrowing Base Property (with the Tenant having no early termination options except as a result of a casualty or condemnation) and recognizing that some of the Initial Unencumbered Borrowing Base Properties have lease terms with less than seven (7) years remaining currently and such are approved by the Lenders as Initial Unencumbered Borrowing Base Properties; provided, however, that Agent, the Lenders and Borrower acknowledge and agree that (A) the Lease for each of the Biolife Properties contains an early termination option in favor of the Tenant thereunder which is exercisable by such Tenant with respect to any Biolife

Property at any time during the term of such Lease upon providing thirty (30) days’ written notice to the landlord under such Lease and the payment of a certain termination fee as set forth in such Lease (each, a “Biolife Termination Option”), and (B) notwithstanding the existence of the Biolife Termination Options, each Lender hereby consents to inclusion of each Biolife Property as an Unencumbered Borrowing Base Property, provided that (i) such Biolife Property at all times satisfies each of the other conditions for such Real Estate to be included as an Unencumbered Borrowing Base Property (including, without limitation, the conditions set forth in this §7.19(a)), (ii) within three (3) Business Days of Borrower’s or any Guarantor’s receipt of written notice that the Tenant is exercising, or intends to exercise, a Biolife Termination Option with respect to any Biolife Property, Borrower shall deliver to Agent (x) a copy of each such written notice, (y) a calculation of the Borrowing Base Availability attributable to such Biolife Property, and (z) a statement as to whether any Default or Event of Default would arise as a result of such Biolife Property being removed from the calculation of the Borrowing Base Availability, and (iii) effective as of the date on which the Lease for such Biolife Property terminates pursuant to the Tenant’s exercise of a Biolife Termination Option, such Biolife Property shall immediately cease to qualify to be included in the calculation of the Borrowing Base Availability and the provisions of §7.19(c) shall apply thereto unless and until a new Lease is entered into with respect to such Biolife Property and such Biolife Property otherwise satisfies all of the conditions for such Real Estate to be included in the calculation of Borrowing Base Availability under this Agreement (including, without limitation, the conditions set forth in this §7.19(a));

(v)           no Tenant of such Real Estate (A) is in default of rent or other obligations under its respective Lease, or (B) is subject to any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar debtor relief proceeding;

(vi)          the Borrowing Base Availability attributable to any Unencumbered Borrowing Base Property occupied by any single tenant or any group of Affiliates thereof shall not exceed an amount equal to twenty percent (20%) of the Borrowing Base Availability; provided that a failure to satisfy the requirements of this clause (v) shall not result in any Unencumbered Borrowing Base Property not being included in the calculation of Borrowing Base Availability, but any of such Borrowing Base Availability in excess of such limitation shall be excluded for purposes of calculating Borrowing Base Availability, and the Appraised Value, purchase price (as adjusted as provided in the definition of Borrowing Base Availability) and Net Operating Income of the related Unencumbered Borrowing Base Property and the Operating Cash Flow corresponding thereto shall be similarly excluded;

(vii)         the Borrowing Base Availability attributable to the Unencumbered Borrowing Base Properties located in any single State or Commonwealth of the United States or the District of Columbia shall not exceed an amount equal to thirty percent (30%) of the Borrowing Base Availability; provided that a failure to satisfy the requirements of this clause (vii) shall not result in any Unencumbered Borrowing Base Property not being included in the calculation of Borrowing Base Availability, but any of such Borrowing Base Availability in excess of such limitation shall be excluded for purposes of calculating Borrowing Base Availability, and the purchase price (as adjusted as provided in the definition of Borrowing Base

Availability), Appraised Value and Net Operating Income of such Unencumbered Borrowing Base Property and the Operating Cash Flow corresponding thereto shall be similarly excluded);

(viii)        there shall be at all times at least twenty (20) Unencumbered Borrowing Base Properties included in the calculation of the Borrowing Base Availability, and all the Unencumbered Borrowing Base Properties taken collectively will at all times have an aggregate Appraised Value or purchase price (minus any writedowns or impairments), whichever is lower (provided that if no Appraisal is required under this Agreement with respect to such Unencumbered Borrowing Base Property, the lower of the purchase price (as adjusted as provided in the definition of Borrowing Base Availability) and the Capitalized Value shall be used), of not less than $125,000,000.00; and

(ix)          the Borrowing Base Availability attributable to Unencumbered Borrowing Base Properties which have Tenants of the applicable real estate whose business is classified within the same NAICS Industry Group shall not exceed an amount equal to thirty percent (30%) of the Borrowing Base Availability; provided that a failure to satisfy the requirements of this clause (ix) shall not result in any Unencumbered Borrowing Base Property not being included in the calculation of Borrowing Base Availability, but any of such Borrowing Base Availability in excess of such limitation shall be excluded for purposes of calculating Borrowing Base Availability, and the purchase price (as adjusted as provided in the definition of Borrowing Base Availability), Appraised Value and the Net Operating Income of the Unencumbered Borrowing Base Property and the Operating Cash Flow corresponding thereto shall be similarly excluded).

Notwithstanding, the foregoing, the covenants in §7.19(a)(vi) - (ix) shall not be applicable on or before [THE DATE SIX (6) MONTHS FROM THE CLOSING DATE].  In addition, any Real Estate not otherwise satisfying the requirements of Eligible Real Estate or the conditions for adding such Real Estate as an Unencumbered Borrowing Base Property may be included as an Unencumbered Borrowing Base Property notwithstanding in the event the Required Lenders approve in writing the addition of such Real Estate as an Unencumbered Borrowing Base Property.

(b)           In the event that all or any material portion of any Eligible Real Estate included in the calculation of the Borrowing Base Availability shall be damaged in any material respect or taken by condemnation, then such property shall no longer be included in the calculation of the Borrowing Base Availability unless and until (i) any damage to such real estate is repaired or restored, such real estate becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the value of such real estate following such repair or restoration (both at such time and prospectively) or (ii) the Agent shall receive evidence satisfactory to the Agent (which evidence may include the availability of rent loss and other insurance) that the value of such real estate (both at such time and prospectively) shall not be materially adversely affected by such damage or condemnation.  In the event that such damage or condemnation only partially affects such Eligible Real Estate included in the calculation of the Borrowing Base Availability, then the Required Lenders may in good faith reduce the Borrowing Base Availability attributable thereto based on such damage until such time as the Required Lenders receive evidence satisfactory to the Required Lenders that the value of such real estate

(both at such time and prospectively) shall no longer be materially adversely affected by such damage or condemnation.

(c)           Upon any asset ceasing to qualify to be included in the calculation of the Borrowing Base Availability, such asset shall no longer be included in the calculation of the Borrowing Base Availability unless otherwise approved in writing by the Required Lenders.  Within five (5) Business Days after becoming aware of any such disqualification, the Borrower shall deliver to the Agent a certificate reflecting such disqualification, together with the identity of the disqualified asset, a statement as to whether any Default or Event of Default arises as a result of such disqualification, and a calculation of the Borrowing Base Availability attributable to such asset.  Simultaneously with the delivery of the items required pursuant above, the Borrower shall deliver to the Agent an updated Borrowing Base Certificate demonstrating, after giving effect to such removal or disqualification, compliance with the conditions and covenants contained in this §7.19 and §9.1.

(d)           In addition, the Borrower may voluntarily remove any Real Estate from the calculation of the Borrowing Base Availability upon either of the events described in §5.4(b)(iv)(w) or (x) occurring, by delivering to the Agent, no later than ten (10) Business Days prior to date on which such removal is to be effected, notice of such removal, together with a statement that no Default or Event of Default then exists or would, upon the occurrence of such event or with passage of time, result from such removal, the identity of the Unencumbered Borrowing Base Property being removed and a calculation of the value attributable to such Unencumbered Borrowing Base Property.  Simultaneously with the delivery of the items required above, the Borrower shall deliver to the Agent a pro forma Compliance Certificate and Borrowing Base Certificate demonstrating, after giving effect to such removal or disqualification, compliance with the covenants contained in this §7.19 and §9.1.

§7.20      Intentionally Omitted.

§7.21      Sanctions Laws and Regulations.  The Borrower shall not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit or lend, contribute or otherwise make available such proceeds to any Guarantor, Subsidiary, Unconsolidated Affiliate or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable Sanctions Laws and Regulations, (ii) in any manner that would result in a violation of applicable Sanctions Laws and Regulations by any party to this Agreement, or (iii) in any manner that would cause the Borrower, the Guarantors or any of their respective Subsidiaries to violate the United States Foreign Corrupt Practices Act.  None of the funds or assets of the Borrower or Guarantors that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations.  Borrower shall maintain policies and procedures designed to achieve compliance with Sanctions Laws and Regulations.

§8.          NEGATIVE COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:

§8.1        Restrictions on Indebtedness.  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a)           Indebtedness to the Lenders arising under any of the Loan Documents;

(b)           Indebtedness to the Lender Hedge Providers in respect of any Hedge Obligations;

(c)           current liabilities of the Borrower, the Guarantors or their respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

(d)           Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

(e)           Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in a Default;

(f)            endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(g)           subject to compliance with the financial covenants set forth in §9 of this Agreement and the terms, conditions, and provisions of this §8.1, Non-Recourse Indebtedness; and

(h)           subject to compliance with the financial covenants set forth in §9 of this Agreement and the terms, conditions and provisions of this §8.1 (including, without limitation, the last paragraph of this §8.1) and the prior written approval of Agent, not to be unreasonably withheld, Borrower shall be permitted to incur or be or remain liable under, contingently or otherwise, (i) Unsecured Indebtedness, (ii) Recourse Indebtedness, and/or (iii) structurally subordinated Indebtedness, provided that (A) the aggregate amount of such Indebtedness contemplated by this §8.1(h) incurred by the Borrower shall in no event exceed $20,000,000.00, and (B) the lender and holder of any Recourse Indebtedness incurred by Borrower pursuant to this §8.1(h) shall be a Lender at all times that such Indebtedness is outstanding.

Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in §8.1(g) or §8.1(h) above shall have any of the Unencumbered Borrowing Base Properties or any interest therein or any direct or indirect ownership interest in the Borrower or any Subsidiary Guarantor, or any rights to Distributions on account of such direct or indirect ownership interest, as collateral, a borrowing base, asset pool or any similar form of credit support for such Indebtedness, (ii) none of the Subsidiary Guarantors which own an Unencumbered Borrowing Base Property shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (including, without limitation, pursuant to any conditional or limited guaranty or indemnity agreement creating liability with respect to usual and customary exclusions from the non-recourse limitations governing the Non-Recourse Indebtedness of any Person, or otherwise) other than Indebtedness described in §§8.1(a), 8.1(b), 8.1(c), 8.1(d), 8.1(e) and 8.1(f), and (iii) except as expressly provided in §8.1(h), none of the Borrower, the Subsidiary Guarantors or any of their Subsidiaries shall create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Unsecured Indebtedness (other than the Obligations), any Recourse Indebtedness (other than the Obligations), any Indebtedness secured by Equity Interests or rights to Distributions (so-called “mezzanine financing”), structurally subordinated Indebtedness or second priority Liens, or any revolving credit facilities (other than this Agreement).

§8.2        Restrictions on Liens, Etc..  The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, deed of trust, security deed, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement (or any financing lease having substantially the same economic effect as any of the foregoing); (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; (f) in the case of securities, create or incur or suffer to be created or incurred any purchase option, call or similar right with respect to such securities; or (g) incur or maintain any obligation to any holder of Indebtedness of any of such Persons which prohibits the creation or maintenance of any lien securing the Obligations (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower, any Guarantor or any such Subsidiary may create or incur or suffer to be created or incurred or to exist:

(i)            Liens on properties (A) to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or (B) claims for labor, material or supplies incurred in the ordinary course of business, in each case in respect of obligations not then delinquent or which are being contested as permitted under this Agreement;

(ii)           Liens on assets other than (A) the Unencumbered Borrowing Base Properties or (B) any direct or indirect interest of the Borrower, any Guarantor or any Subsidiary of the Borrower in any Guarantor which owns an Unencumbered Borrowing Base Property or in any other Subsidiary, in respect of judgments permitted by §8.1(e);

(iii)          deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(iv)          encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, leases and other occupancy agreements, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or a Subsidiary of such Person is a party, and other minor non-monetary liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or any such Subsidiary, which defects, as to any Real Estate other than Unencumbered Borrowing Base Properties, do not individually or in the aggregate have a Material Adverse Effect;

(v)           direct liens on Real Estate (other than the Unencumbered Borrowing Base Properties) to secure Indebtedness of Borrower or Subsidiaries of the Borrower that are not Subsidiary Guarantors permitted by §8.1(g) and (h);

(vi)          rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business; and

(vii)         Liens of Capitalized Leases on the property leased thereby.

Notwithstanding anything in this Agreement to the contrary, (i) no Guarantor shall create or incur or suffer to be created or incurred or to exist any Lien other than Liens contemplated in (A) with respect to any Subsidiary Guarantor, §§8.2(i) and 8.2(vi), and (ii) with respect to REIT, §§8.2(i) and 8.2(vi), and (B) neither Borrower, any Guarantor nor any of their respective Subsidiaries shall grant any Liens secured by Equity Interests or any distributions or any other rights or interests relating thereto, directly or indirectly, with respect to any Subsidiary Guarantor except for Liens granted to Agent under the Loan Documents.

§8.3        Restrictions on Investments.  Neither the Borrower will, nor will it permit any Guarantor or any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

(a)           marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the REIT or its Subsidiary;

(b)           marketable direct obligations of any of the following:  Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

(c)           demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank that is not a Lender having total assets of less than $1,000,000,000 will not exceed $200,000;

(d)           commercial paper assigned the highest rating by two (2) or more national credit rating agencies and maturing not more than ninety (90) days from the date of creation thereof;

(e)           bonds or other obligations having a short term unsecured debt rating of not less than A-1+ by S&P and P-1+ by Moody’s and having a long term debt rating of not less than A by S&P and A1 by Moody’s issued by or by authority of any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing;

(f)            repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing §§8.3(a), 8.3(b) or 8.3(c) with banks described in the foregoing §8.3(c) or with financial institutions or other corporations having total assets in excess of $500,000,000; and

(g)           shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing §§8.3(a) through 8.3(f) and have total assets in excess of $50,000,000.

(h)           The acquisition of fee interests by the Borrower or its Subsidiaries in (i) Real Estate which is utilized primarily as single tenant net lease income producing commercial properties located in the United States or the District of Columbia and businesses and investments incidental thereto, and (ii) subject to the restrictions set forth in this §8.3, the acquisition of Land Assets to be developed for the foregoing purpose;

(i)            Investments by the Borrower in Subsidiaries that are directly or indirectly one hundred percent (100%) owned by the Borrower, which in turn own Investments permitted by this §8.3;

(j)            Investments in DST Affiliates, which in turn own Investments permitted by this §8.3;

(k)           Investments in Land Assets, provided that the aggregate investment pursuant to this §8.3(k) shall not exceed five percent (5%) of Consolidated Total Adjusted Asset Value;

(l)            Investments in non-Wholly-Owned Subsidiaries and Unconsolidated Affiliates, which in turn own Investments permitted by this §8.3;

(m)          Investments in Development Properties for properties of the type described in §8.3(h)(i); and

(n)           Investments in Mortgage Note Receivables, provided that the aggregate Investment pursuant to this §8.3(n) shall not exceed five percent (5%) of Consolidated Total Adjusted Asset Value.

Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrower, any Guarantor and their Subsidiaries in the Investments described in §8.3(k), (l), (m) and (n) exceed twenty-five percent (25%) of Consolidated Total Adjusted Asset Value at any time.

For the purposes of this §8.3, the Investment of REIT or any of its Subsidiaries in any Unconsolidated Affiliates or DSTs will equal (without duplication) the sum of (i) such Person’s Equity Percentage of their Unconsolidated Affiliates’ or DST’s Investments valued in the manner set forth for the determination of Consolidated Total Adjusted Asset Value, or if not included therein, valued at the GAAP book value.

§8.4        Merger, Consolidation.  Other than with respect to or in connection with any disposition permitted under §8.8, the Borrower will not, nor will it permit the Guarantors or any of their respective Subsidiaries to, dissolve, liquidate, dispose of all or substantially all of its assets or business, merge, reorganize, consolidate or do any other business combination, individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Lenders.  Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted without the consent of the Agent or any Lender:  (i) the merger or consolidation of one or more of the Subsidiaries of the Borrower (other than any Subsidiary that is a Guarantor) with and into the Borrower (it being understood and agreed that in any such event the Borrower will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of the Borrower; provided that no such merger or consolidation shall involve any Subsidiary that is a Guarantor unless such Guarantor will be the surviving Person, (iii) the liquidation or dissolution of any Subsidiary of the Borrower that does not own any assets so long as such Subsidiary is not a Guarantor (or if such Subsidiary is a Guarantor, so long as the Borrower and such Subsidiary comply with the provisions of §5.4), and (iv) the merger or consolidation, directly or indirectly, of Borrower with any other Person so long as (A) Borrower shall be the continuing and surviving Person; (B) Borrower shall have given the Agent and the Lenders at least thirty (30) days’ prior written notice of such consolidation or merger; (C) Borrower shall have delivered to the Agent for distribution to each of the Lenders a Compliance Certificate, calculated on a pro forma basis based on information then available to Borrower, evidencing the continued compliance by the Borrower, the REIT and Guarantors with the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, the financial covenants contained in §9, after giving effect to such consolidation or merger, together with any documentation and information reasonably requested by the Lenders in connection with “know your customer” laws or policies; (D) such consolidation or merger is not the result of a hostile takeover; (E) there is no Default or Event of Default at the time of such consolidation or merger and the consummation of such consolidation or merger does not result in a Default or Event of Default (including without limitation, any Change of Control); and (F) each of the representations and warranties made by or on behalf of the Borrower, the REIT, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects immediately after giving effect to such merger or consolidation (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date, and that any representation or warranty that is qualified by any materiality standard shall be required to be true and correct in all respects).  Nothing in this §8.4 shall prohibit the dissolution of a Subsidiary which has disposed of its assets in accordance with this Agreement.  A Subsidiary of the Borrower may sell all of its assets (and may effectuate such sale by merger or consolidation with another Person, with such other Person being the surviving entity) subject to compliance with the terms of this Agreement (including, without limitation, §§5.4 and 8.8), and after any such permitted sale, may dissolve.

§8.5        Sale and Leaseback.  The Borrower will not, and will not permit its Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter the Borrower or any such Subsidiary shall lease back such Real Estate without the prior written consent of the Agent, such consent not to be unreasonably withheld.

§8.6        Compliance with Environmental Laws.  None of the Borrower nor any Guarantor will, nor will any of them permit any of their respective Subsidiaries or any other Person to, do any of the following:  (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating single tenant commercial operating properties as permitted under this Agreement and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances which could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), except, with respect to any Real Estate that is not an Unencumbered Borrowing Base Property, where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect.

The Borrower and the Guarantors shall, and shall cause their respective Subsidiaries to:

(i)            in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Unencumbered Borrowing Base Properties in violation of applicable Environmental Laws; and

(ii)           if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on any Unencumbered Borrowing Base Property (including, without limitation, any such Release or disposal occurring prior to the acquisition or leasing of such Unencumbered Borrowing Base Property by the Borrower or any Guarantor), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of the Unencumbered Borrowing Base Property in full compliance with all applicable Environmental Laws; provided, that each of the Borrower and a Guarantor shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the reasonable satisfaction of the Agent and no action shall have been commenced or filed by any enforcement agency.  The Agent may engage its own Environmental Engineer to review the environmental assessments and the compliance with the covenants contained herein.

(iii)          At any time after an Event of Default shall have occurred hereunder, the Agent may at its election (and will at the request of the Required Lenders) obtain such environmental assessments of any or all of the Unencumbered Borrowing Base Properties prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or adjacent to any such Unencumbered Borrowing Base Property and (B) whether the use and operation of any such Unencumbered Borrowing Base Property complies with all Environmental Laws to the extent required by the Loan Documents.  Additionally, at any time that the Agent or the Required Lenders shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to any Unencumbered Borrowing Base Properties, or that any of the Unencumbered Borrowing Base Properties is not in compliance with Environmental Laws to the extent required by the Loan Documents, the Borrower shall promptly upon the request of the Agent obtain and deliver to the Agent such environmental assessments of such Unencumbered Borrowing Base Properties prepared by an Environmental Engineer as may be necessary or advisable for the purpose of evaluating or confirming (A) whether any Hazardous Substances are present in the soil or water at or adjacent to such Unencumbered Borrowing Base Property and (B) whether the use and operation of such Real Estate comply with all Environmental Laws to the extent required by the Loan Documents.  Environmental assessments may include detailed visual inspections of such Unencumbered Borrowing Base Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Unencumbered Borrowing Base Property and the use and operation thereof with all applicable Environmental Laws.  All environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrower.

§8.7                        Distributions.

(a)           The Borrower shall not pay any Distribution to the partners, members or other owners of the Borrower, and REIT shall not pay any Distribution to its partners, members or other owners, to the extent that the aggregate amount of such Distribution paid, when added to the aggregate amount of all other Distributions paid for the period specified below, would be in excess of:

(i)            From the date of this Agreement through and including June 29, 2018, $    per quarter per share of common stock of the REIT (adjusted for stock splits);

(ii)           During the time commencing on June 30, 2018 and continuing through and including December 30, 2018, one hundred fifty percent (150%) of such Person’s Funds from Operations for the most recently completed two (2) calendar quarters;

(iii)          During the time period commencing on December 31, 2018 and continuing through and including June 29, 2019, one hundred twenty-five percent (125%) of such Person’s Funds from Operations for the most recently completed two (2) calendar quarters;

(iv)          During the time period commencing on June 30, 2019 and continuing through and including December 30, 2019, ninety-five percent (95%) of such Person’s Funds from Operations for the most recently completed two (2) calendar quarters; and

(v)           During the period commencing on December 31, 2019 and continuing thereafter, ninety-five percent (95%) of such Person’s Funds from Operations for the most recently completed four (4) calendar quarters;

provided that until such time as Borrower has demonstrated compliance with §8.7(a)(v) through the delivery of a Compliance Certificate to Agent, neither Borrower nor REIT shall increase its dividend above $     per quarter; provided, further, that the limitations contained in this §8.7(a) shall not preclude Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(b)           If a Default or Event of Default shall have occurred and be continuing, the Borrower, General Partner and REIT shall make no Distributions to their respective partners, members or other owners, other than Distributions in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of the REIT, as evidenced by a certification of the principal financial or accounting officer of the REIT containing calculations in detail reasonably satisfactory in form and substance to the Agent.

(c)           Notwithstanding the foregoing, at any time when an Event of Default under §§12.1(a) or 12.1(b) shall have occurred and be continuing, an Event of Default under §§12.1(g), 12.1(h) or 12.1(i) shall have occurred and be continuing, or the maturity of the Obligations has been accelerated, neither the Borrower, General Partner nor REIT shall make any Distributions whatsoever, directly or indirectly.

§8.8        Asset Sales.  The Borrower will not, and will not permit the Guarantors or their respective Subsidiaries to, sell, transfer or otherwise dispose of (a) all or substantially all of their assets or (b) any material asset other than pursuant to a bona fide arm’s length transaction.

§8.9        Restriction on Prepayment of Indebtedness.  The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (a) during the existence of any Default or Event of Default, prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of §8.1, and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale of the Real Estate securing such Indebtedness; or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.

§8.10      Intentionally Omitted.

§8.11      Derivatives Contracts.  Neither the Borrower, the Guarantors nor any of their respective Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for Hedge Obligations and interest rate swap, collar, cap or similar agreements providing interest rate protection and currency swaps and currency options made in the ordinary course of business and permitted pursuant to §8.1.

§8.12      Transactions with Affiliates.  The Borrower shall not, and shall not permit any Guarantor or Subsidiary of any of them to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including the Borrower or any Guarantor), except (i) transactions set forth on Schedule 6.14 attached hereto and (ii) transactions in the ordinary course of business pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

§8.13                 Intentionally Omitted.

§8.14      Equity Pledges.  Notwithstanding anything in this Agreement to the contrary, neither the Borrower nor the REIT will create or incur or suffer to be created or incurred any Lien on any legal, equitable or beneficial interest of the REIT in the Borrower, or of Borrower directly or indirectly in any Subsidiary Guarantor, including, without limitation, any Distributions or rights to Distributions on account thereof.

§8.15      Burdensome Agreements.  Borrower shall not, nor shall Borrower permit any Guarantor or any of their respective Subsidiaries to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability (a) of any Subsidiary to make dividend or distribution payments to the Borrower or any Guarantor or to otherwise transfer property to the Borrower or any Guarantor, or (b) of any Guarantor or any Subsidiary to guarantee the Indebtedness of the Borrower; provided, however, that (x) this §8.15(a) and (b) shall not prohibit any such restrictions incurred or provided in favor of any holder of Indebtedness that is permitted under §8.1(g) and (h) and is secured by a Lien on Real Estate (and/or the proceeds thereof) that is permitted under §8.2(v), solely to the extent any such restriction relates to such Real Estate (and/or the proceeds thereof), the entity owning such Real Estate or the direct Equity Interests in such entity.

§9.          FINANCIAL COVENANTS.

The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:

§9.1        Borrowing Base.  The Borrower will not at any time permit the aggregate Outstanding Loans and Swing Loans and Letter of Credit Liabilities to exceed the Borrowing Base Availability.

§9.2        Consolidated Total Indebtedness to Consolidated Total Adjusted Asset Value.  The Borrower will not at any time permit the ratio of Consolidated Total Indebtedness to Consolidated Total Adjusted Asset Value (expressed as a percentage) to exceed sixty percent (60.0%).

§9.3        Consolidated Total Secured Indebtedness to Consolidated Total Adjusted Asset Value.  The Borrower will not at any time permit the ratio of Consolidated Total Secured Indebtedness to Consolidated Total Adjusted Asset Value (expressed as a percentage) to exceed forty-five percent (45.0%).

§9.4        Consolidated EBITDA to Consolidated Fixed Charges.  The Borrower will not at any time permit the ratio of Consolidated EBITDA determined for the most recently ended four (4) calendar quarters to Consolidated Fixed Charges for the most recently ended four (4) calendar quarters to be less than 1.50 to 1.

§9.5        Minimum Consolidated Tangible Net Worth.  The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $              , plus (ii) seventy-five percent (75.0%) of the sum of any additional Net Offering Proceeds after the date of this Agreement.

§9.6        Liquidity.  The Borrower will not at any time prior to Borrower being in compliance with §8.7(a)(v) (as supported by the delivery to Agent of a Compliance Certificate), permit its Liquidity to be less than $10,000,000.00.

§10.        CLOSING CONDITIONS.

The obligation of the Lenders to make the Loans or issue the Letter(s) of Credit shall be subject to the satisfaction of the following conditions precedent:

§10.1      Loan Documents.  Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.  The Agent shall have received a fully executed counterpart of each such document, except that each Lender shall have receive the fully-executed original of its Note.

§10.2      Certified Copies of Organizational Documents.  The Agent shall have received from the Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and (with respect to Borrower or any Guarantor that owns an Unencumbered Borrowing Base Property) in which such Unencumbered Borrowing Base Property is located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of the Borrower and each such Guarantor, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.

§10.3      Resolutions.  All action on the part of the Borrower and each Guarantor, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.

§10.4      Incumbency Certificate; Authorized Signers.  The Agent shall have received from the Borrower and each Guarantor an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party.

§10.5      Opinion of Counsel.  The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and each Guarantor in form and substance reasonably satisfactory to the Agent.

§10.6      Payment of Fees.  The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.

§10.7      Performance; No Default.  The Borrower and each Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

§10.8      Representations and Warranties.  The representations and warranties made by the Borrower and each Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

§10.9      Proceedings and Documents.  All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.

§10.10   Unencumbered Borrowing Base Qualification Documents.  The Unencumbered Borrowing Base Qualification Documents for each Unencumbered Borrowing Base Property included in the calculation of the Borrowing Base Availability as of the Closing Date shall have been delivered to the Agent at the Borrower’s expense and shall be in form and substance reasonably satisfactory to the Agent.

§10.11   Compliance Certificate and Borrowing Base Certificate.  The Agent shall have received a Compliance Certificate and Borrowing Base Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which the Borrower has provided financial statements under §6.4.

§10.12   Appraisals.  The Agent shall have received the Appraisals of each Initial Unencumbered Borrowing Base Property.

§10.13   Consents.  The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.

§10.14   Contribution Agreement.  The Agent shall have received a fully executed counterpart of the Contribution Agreement.

§10.15   Insurance.  The Agent shall have received certificates evidencing that the Agent and the Lenders are named as mortgagee and/or additional insured, as applicable, on all policies of insurance as required by this Agreement or the other Loan Documents.

§10.16   IPO.  The Agent shall have received from Borrower evidence reasonably satisfactory to Agent of (a) the initial public offering of stock in REIT, the registration of the shares of REIT on the New York Stock Exchange or another national exchange approved by Agent, and the registration of REIT as a public company with the SEC, (b) in connection therewith, one or more Equity Offerings of common shares of the REIT that shall have resulted in REIT receiving not less than $85,000,000.00 in gross equity proceeds and that the net proceeds thereof have been contributed to Borrower, and (c) the conversion of all Preferred Securities in Borrower or REIT to common stock of the REIT.

§10.17   Other.  The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.

§11.        CONDITIONS TO ALL BORROWINGS.

The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

§11.1      Prior Conditions Satisfied.  All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.

§11.2      Representations True; No Default.  Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects both as of the date as of which they were made and shall also be true and correct in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.

§11.3      Borrowing Documents.  The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information as required by §2.7, or a fully completed Letter of Credit Request required by §2.10, as applicable.

§12.        EVENTS OF DEFAULT; ACCELERATION; ETC..

§12.1      Events of Default and Acceleration.  If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:

(a)           the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b)           the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(c)           the Borrower shall fail to perform any term, covenant or agreement contained in §9;

(d)           any of the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subsections or clauses of this §12 or in the other Loan Documents);

(e)           any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

(f)            the Borrower, any Guarantor or any of their Subsidiaries shall fail pay when due (including, without limitation, at maturity), or within any applicable period of grace,

any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract), or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contract) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the prepayment, redemption, purchase, termination or other settlement thereof; provided, however, that the events described in this §12.1(f) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.1(f), involves singly or in the aggregate obligations totaling $5,000,000.00 of Indebtedness or more;

(g)           any of the Borrower, the Guarantors, or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;

(h)           a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of any of the Borrower, the Guarantors, or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;

(i)            a decree or order is entered appointing a trustee, custodian, liquidator or receiver for any of the Borrower, the Guarantors, or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

(j)            there shall remain in force, undischarged, unsatisfied and unstayed (including as a result of an appeal), for more than thirty (30) days, whether or not consecutive, one (1) or more uninsured or unbonded final judgments against the Borrower, any Guarantor or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $5,000,000.00 per occurrence or during any twelve (12) month period;

(k)           any of the Loan Documents or the Contribution Agreement shall be disavowed, canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to disavow, cancel, revoke, rescind or challenge or contest the validity or enforceability of any of the Loan Documents or the

Contribution Agreement shall be commenced by or on behalf of the Borrower or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;

(l)            any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur or any sale, transfer or other disposition of the assets of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur, in each case, other than as permitted under the terms of this Agreement or the other Loan Documents;

(m)          with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, the Guarantors or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in excess of $5,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

(n)           the Borrower, any Guarantor or any of their respective Subsidiaries or any shareholder, officer, director, partner or member of any of them shall be indicted for a federal crime, a punishment for which could include the forfeiture of (i) any assets of the Borrower or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could reasonably be expected to have a Material Adverse Effect, or (ii) the Unencumbered Borrowing Base Properties;

(o)           any Guarantor denies that it has any liability or obligation under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under any Guaranty or any other Loan Document;

(p)           any Change of Control shall occur; or

(q)           an Event of Default under any of the other Loan Documents shall occur;

then, and in any such event, the Agent may, and, upon the request of the Required Lenders, shall by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §§12.1(g), 12.1(h) or 12.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent, the Borrower hereby expressly waiving any right to notice of intent to accelerate and notice of acceleration.  Upon demand by the Agent or the Required Lenders in their absolute and sole discretion after the occurrence and during the continuance of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Revolving Credit Loan have been satisfied, the Lenders will cause a Revolving Credit Loan to be made in the undrawn amount of all Letters of Credit.  The proceeds of any such Revolving Credit Loan will be pledged to and held by the Agent as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations.  In the alternative, if demanded by the Agent in its absolute and sole discretion after the occurrence and during the continuance of an Event of Default, the Borrower will deposit into the Collateral Account and pledge to the Agent cash in an amount equal to the amount of all undrawn Letters of Credit.  Such amounts will be pledged to and held by the Agent for the benefit of the Lenders as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations.  Upon any draws under Letters of Credit, at the Agent’s sole discretion, the Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations and Hedge Obligations or if there are no outstanding Obligations and Hedge Obligations and the Lenders have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.

§12.2      Certain Cure Periods; Limitation of Cure Periods.  Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) in the event that the Borrower cures such Default within ten (10) Business Days after the date such payment is due (or, with respect to any payments other than interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees due under the Loan Documents, within ten (10) Business Days after written notice thereof shall have been given to the Borrower by the Agent), provided, however, that the Borrower shall not be entitled to receive more than two (2) grace or cure periods in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of Default, and provided further, that no such cure period shall apply to any payments due upon the maturity of the Notes, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(d) in the event that the Borrower cures (or causes to be cured) such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to defaults consisting of a failure to provide insurance as required by §7.7, to any default (whether of the Borrower, any Guarantor or any Subsidiary thereof) consisting of a failure to comply with §7.4(c), 7.14, 7.17, 7.18, 7.19, 8.1, 8.2, 8.3, 8.4, 8.7, 8.8, 8.9, 8.14 or 8.15 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.

§12.3      Termination of Commitments.  If any one or more Events of Default specified in §12.1(g), 12.1(h) or 12.1(i) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower.  If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Lenders, shall, by notice to the Borrower terminate the obligation to make Revolving Credit Loans to and issue Letters of Credit for the Borrower.  No termination under this §12.3 shall relieve the Borrower or the Guarantors of their obligations to the Lenders arising under this Agreement or the other Loan Documents.

§12.4      Remedies.  In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent, on behalf of the Lenders may, and upon the direction of the Required Lenders, shall proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by Applicable Law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, requiring the establishment of a hard lockbox and cash management system with Agent, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof.  No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.  Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default.  If the Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, the Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by the Agent in connection therewith, shall be payable by the Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the Default Rate.  In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.

§12.5      Distribution of Proceeds.  In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid or incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

(b)           Second, to all other Obligations and Hedge Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2, (iii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.13, and (iv) except as otherwise provided in clause (iii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses and Hedge Obligations (but excluding the Swing Loans) shall be made among the Lenders and Lender Hedge Providers, pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

(c)           Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

§12.6      Collateral Account.

(a)           As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Swing Loans and the other Obligations and Hedge Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including any interest provided for below).  The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities or Swing Loans until applied by the Agent as provided herein.  Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this §12.6.

(b)           Amounts on deposit in the Collateral Account shall not be invested by the Agent, and will earn interest at a rate paid by Agent with respect to similar accounts, and shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders.  The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(c)           If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.  If a Swing Loan is not refinanced as a Base Rate Loan as provided in §2.5 above, then the Agent is authorized to use monies deposited in the Collateral Account to make payment to the Swing Loan Lender with respect to any participation not funded by a Defaulting Lender.

(d)           If an Event of Default exists, the Required Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate or withdraw any amounts in the Collateral Account and apply proceeds thereof to the Obligations and Hedge Obligations in accordance with §12.5.

(e)           So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Obligations and Swing Loans of any Defaulting Lender after giving effect to §2.13(c), the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within ten (10) Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities and Swing Loans at such time.

(f)            The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account.  The Borrower authorizes the Agent to file such financing statements as the Agent may reasonably require in order to perfect the Agent’s security interest in the Collateral Account, and the Borrower shall promptly upon demand execute and deliver to the Agent such other documents as the Agent may reasonably request to evidence its security interest in the Collateral Account.

§13.        SETOFF.

Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or the Guarantors and any securities or other property of the Borrower or the Guarantors in the possession of such Lender may, without notice to the Borrower or any Guarantor (any such notice being expressly waived by the Borrower and each Guarantor) but with the prior written approval of the Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower or the Guarantors to such Lender under the Loan Documents.  Each of the Lenders agree with each other Lender that if such Lender shall receive from the Borrower or the Guarantors, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.  In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) such Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

§14.        THE AGENT.

§14.1      Authorization.  The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.  The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship.  The Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that the Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.

§14.2      Employees and Agents.  The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents.  The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

§14.3      No Liability.  Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by the Agent with the consent or at the request of the Required Lenders.  The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.

§14.4      No Representations.  The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents.  The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete.  The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of any collateral or any other assets of the Borrower, any Guarantor or any of their respective Subsidiaries.  Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.  The Agent’s Special Counsel has only represented the Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between the Agent’s Special Counsel and the Agent or KeyBank.  Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents.

§14.5      Payments.

(a)           A payment by the Borrower or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender.  The Agent agrees to distribute to each Lender not later than one (1) Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with §2.13(d).

(b)           If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction.  If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

§14.6      Holders of Notes.  Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

§14.7      Indemnity.  To the extent that Borrower for any reason fails to indefeasibly pay any amount required under §15 or §16 to be paid by it to the Agent, the Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods.  The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.

§14.8      The Agent as Lender.  In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

§14.9      Resignation.  The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower.  Any such resignation may at the Agent’s option also constitute the Agent’s resignation as the Issuing Lender and the Swing Loan Lender.  Upon any such resignation, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be reasonably acceptable to the Borrower.  If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  Upon the acceptance of any appointment as the Agent and, if applicable, the Issuing Lender and the Swing Loan Lender, hereunder by a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, and the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be discharged from its duties and obligations hereunder as the Agent and, if applicable, the Issuing Lender and the Swing Loan Lender.  After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent, the Issuing Lender and the Swing Loan Lender.  If the resigning Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit.  Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

§14.10   Removal.  If the Person serving as the Agent is a Defaulting Lender pursuant to clause (d) of the definition of Defaulting Lender, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower, such Person and the other Lenders, remove such Person as Agent.  Any such removal shall also constitute the Agent’s removal as the Issuing Lender and the Swing Loan Lender.  The Required Lenders, in consultation with the Borrower, unless a Default or Event of Default shall have occurred and be continuing, may appoint a successor Agent, Issuing Lender and Swing Loan Lender, which shall be any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00.  If no successor Agent, Issuing Lender or Swing Loan Lender, shall have been appointed and shall have accepted such appointment within thirty (30) days after the removal of the Agent (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.  Upon the acceptance of any appointment as the Agent, the Issuing Lender, and the Swing Loan Lender, hereunder by a successor Agent, such successor Agent, Issuing Lender and Swing Loan Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the removed Agent, Issuing Lender and Swing Loan Lender, and the removed Agent, Issuing Lender and Swing Loan Lender, shall be discharged from its duties and obligations hereunder as the Agent, the Issuing Lender and the Swing Loan Lender.  After any Agent’s removal, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent, the Issuing Lender and the Swing Loan Lender (including, without limitation, any Swing Loans then outstanding by such removed Swing Loan Lender).  The successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the removed Issuing Lender to assume effectively the obligations of the removed Agent with respect to such Letters of Credit

§14.11   Duties in the Case of Enforcement.  In the event the Agent receives written notice specifying the occurrence of a Default or Event of Default, then the Agent shall promptly furnish a copy thereof to the Lenders.  In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall reasonably deem to be in the best interests of the Lenders.  Without limiting the generality of the foregoing, if the Agent reasonably determines payment is in the best interest of all the Lenders, the Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and the Agent shall promptly thereafter notify the Lenders of such action.  Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or the Guarantors within such period.  The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.

§14.12   Intentionally Omitted.

§14.13   Bankruptcy.  In the event a bankruptcy or other insolvency proceeding is commenced by or against the Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders.  Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement.  Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless the Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that the Agent file such proof of claim.

§14.14   Reliance by the Agent.  The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

§14.15   Approvals.  If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders or the Required Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within fourteen (14) Business Days of receipt of the request for action from the Agent together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively, “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof.  To the extent that any Lender does not approve any recommendation of the Agent, such Lender shall in such notice to the Agent describe the actions that would be acceptable to such Lender.  If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.  In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by the Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request.  The Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless the Agent and such other Lenders have otherwise been notified in writing.

§14.16   The Borrower Not Beneficiary.  Except for the provisions of §14.9 and §14.10 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower or any Guarantor, and except for the provisions of §14.9 and §14.10, may be modified or waived without the approval or consent of the Borrower.

§14.17   Reliance on Hedge Provider.  For purposes of applying payments received in accordance with §§12.1, 12.5, 12.6 or any other provision of the Loan Documents, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof.  Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.

§15.        EXPENSES.

The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any Indemnified Taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Lenders after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and each Lender with respect thereto), (c) all engineer’s fees, environmental reviews and reasonable fees, expenses and disbursements of the counsel to the Agent and KBCM and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the out-of-pocket fees, costs, expenses and disbursements of the Agent and KBCM incurred in connection with the syndication and/or participation (by KeyBank) of the Loans, (e) all other reasonable out-of-pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, the addition or substitution of additional Unencumbered Borrowing Base Properties, the release of Guarantors, the making of each advance hereunder, the issuance of Letters of Credit, and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in clause (d) above), (f) all out-of-pocket expenses (including attorneys’ fees and costs, and fees and costs of appraisers, engineers, investment bankers or other experts retained by the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default or any other workout of the Loan Documents and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s, or any of the Lenders’ relationship with the Borrower or the Guarantors (provided that any attorneys’ fees and costs pursuant to this §15(f) with respect to counsel separate from that retained by Agent (including local counsel) shall be limited to those incurred by one primary counsel retained by the Required Lenders), (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches and title searches, (h) all reasonable out-of-pocket fees, expenses and disbursements (including reasonable attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents (without duplication of any of the items listed above), and (i) all expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans.  The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§16.        INDEMNIFICATION.

The Borrower agrees to indemnify and hold harmless the Agent, the Lenders, the Arrangers, their respective Affiliates and Persons who control the Agent, or any Lender or any Arranger, and each director, officer, employee, agent and attorney of each of the foregoing Persons, against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Unencumbered Borrowing Base Properties, any other Real Estate or the Loans, (b) any condition of the Unencumbered Borrowing Base Properties or any other Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, any Guarantor or any of their respective Subsidiaries, (e) the Borrower and the Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Unencumbered Borrowing Base Properties or any other Real Estate, (g) with respect to the Borrower, the Guarantors and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this §16 to indemnify any Person for liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.  In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and an additional single local counsel in each applicable local jurisdiction for all such parties (and, to the extent reasonably necessary in the case of an actual or perceived conflict of interest, one additional counsel) and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel.  No person indemnified hereunder shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.  If, and to the extent that the obligations of the Borrower under this §16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under Applicable Law.  The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.

§17.        SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit.  The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein.  All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, any Guarantor or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.

§18.        ASSIGNMENT AND PARTICIPATION.

§18.1      Conditions to Assignment by Lenders.  Except as provided herein, each Lender may assign to one or more banks or other entities (but not to any natural person) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, the Issuing Lender and, so long as no

Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, and if the Borrower does not respond to any such request for consent within five (5) Business Days, the Borrower shall be deemed to have consented (provided that such consent shall not be required for any assignment to another Lender, to a Related Fund, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the Commitment, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an assignment and acceptance agreement in the form of Exhibit I attached hereto (an “Assignment and Acceptance Agreement”), together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or any Guarantor or be to a Defaulting Lender or an Affiliate of a Defaulting Lender, (e) such assignee of a portion of the Revolving Credit Loans shall have a net worth or unfunded commitment as of the date of such assignment of not less than $100,000,000.00 (unless otherwise approved by the Agent and, so long as no Default or Event of Default exists hereunder, the Borrower), (f) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower and (g) if such assignment is less than the assigning Lender’s entire Commitment, the assigning Lender shall retain an interest in the Loans of not less than $5,000,000.00.  Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment.  In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and/or any Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender.  In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Commitment Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

§18.2                 Register.  The Agent, acting for this purpose as a non-fiduciary agent for Borrower, shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time.  The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.  Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $5,000.00.

§18.3                 New Notes.  Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register.  Within five (5) Business Days after receipt of notice of such assignment from the Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder.  Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes.  The surrendered Notes shall be canceled and returned to the Borrower.

§18.4                 Participations.  Each Lender may, without the consent of Agent or Borrower, sell participations to one or more Lenders or other entities (but not to any natural person) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §§4.8, 4.9, 4.10 and 13, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all Applicable Laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and/or any Guarantor and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment,

(ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Maturity Date pursuant to §2.12), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor (except as otherwise permitted under this Agreement).  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

§18.5                 Pledge by Lender.  Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341, any other central bank having jurisdiction over such Lender, or to such other Person as the Agent may approve to secure obligations of such Lender.  No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

§18.6                 No Assignment by the Borrower.  The Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.

§18.7                 Disclosure.  The Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment.  The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.  Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from the Borrower or any Guarantor that has been identified in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by Applicable Law or court order, each Lender shall notify the Borrower of any request by any Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information.  In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7).  In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.  Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower or the Guarantors, or is disclosed with the prior approval of the Borrower.  Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

§18.8                 Mandatory Assignment.  In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of the Required Lenders or all of the Lenders directly affected thereby but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, the Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Commitment.  The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent).  In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Commitment.  Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by the Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Lender’s original Note.  Notwithstanding anything in this §18.8 to the contrary, any Lender or other Lender assignee acquiring some or all of the assigned Commitment of the Non-Consenting Lender must consent to the proposed amendment, modification or waiver.  The purchase price for the Non-Consenting Lender’s Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to §4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitment (provided that the Borrower may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).

§18.9                 Amendments to Loan Documents.  Upon any such assignment, the Borrower and the Guarantors shall, upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment.

§18.10          Titled Agents.  The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.

§19.                        NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATIONS.

(a)                                 Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy and addressed as follows:

If to the Agent or KeyBank:

KeyBank National Association
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia  30328
Attn:  Daniel Silbert
Telecopy No.:  (770) 510-2195

and

KeyBank National Association
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia  30328
Attn:  Michael Colbert
Telecopy No.:  (770) 510-2195

and

Dentons US LLP
Suite 5300
303 Peachtree Street, N.E.
Atlanta, Georgia  30308
Attn:  William F.  Timmons, Esq.
Telecopy No.:  (404) 527-4198

If to the Borrower:

Four Springs Capital Trust Operating Partnership, L.P.
1901 Main Street
Lake Como, New Jersey  07719
Attn:  John Warch
Telecopy No.:  (732) 876-0289

With a copy to:

Thomson Walker
4700 Belleview Avenue, Suite 404
Kansas City, Missouri 64112
Attn:  Kristin Walker
Telecopy No.:  (816) 875-3301

to any other Lender which is a party hereto, at the address for such Lender set forth on Schedule 1.1, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender.  Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telecopy is permitted, upon being sent and confirmation of receipt.  The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt.  Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent.  By giving at least fifteen (15) days prior Notice thereof, the Borrower, a Lender or the Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

(b)                                 Loan Documents and notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail.  The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrower, the Guarantors, Agent and Lenders.  Agent may also require that any such documents and signature delivered by facsimile or  “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.

(c)                                  Notices and other communications to the Agent, the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to §2 if such Lender or Issuing Lender, as applicable, has notified the Agent that it is incapable of receiving notices under such Section by electronic communication.  The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

§20.                        RELATIONSHIP.

Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and the Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

§21.                        GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN OR THEREIN, SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5- 1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT SITTING THEREIN).  THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (a) AGREES TO BE BOUND BY ANY JUDGMENT

RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (b) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM.  THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19.  IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY ASSETS OF THE BORROWER AND THE GUARANTORS EXIST AND THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN §19.

§22.                        HEADINGS.

The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

§23.                        COUNTERPARTS.

This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§24.                        ENTIRE AGREEMENT, ETC..

This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

§25.                        WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.  THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES

AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25.  THE BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT THE BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

§26.                        DEALINGS WITH THE BORROWER.

The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder.  The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.  Borrower acknowledges, on behalf of itself and its Affiliates, that the Agent and each of the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which Borrower and its Affiliates may have conflicting interests regarding the transactions described herein and otherwise.  Neither the Agent nor any Lender will use confidential information described in §18.7 obtained from Borrower by virtue of the transactions contemplated hereby or its other relationships with Borrower and its Affiliates in connection with the performance by the Agent or such Lender or their respective Affiliates of services for other companies, and neither the Agent nor any Lender nor their Affiliates will furnish any such information to other companies.  Borrower, on behalf of itself and its Affiliates, also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to Borrower, confidential information obtained from other companies.  Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Agent and Lenders and their respective Affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its Affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of Borrower and its Affiliates.

§27.                        CONSENTS, AMENDMENTS, WAIVERS, ETC.

Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders.  Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender directly affected thereby:  (a) a reduction in the rate of interest on the Notes (other than a reduction or waiver of default interest); (b) an increase in the amount of the Commitments of the Lenders (except as provided in §2.11 and §18.1); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon (other than a reduction or waiver of default interest) or fee payable under the Loan Documents; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; (f) an extension of the Maturity Date (except as provided in §2.12); (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower or all or substantially all of the Guarantors except as otherwise provided in this Agreement; (i) an amendment of the definition of Required Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Lender to fund a pro rata share of a request for an advance of the Revolving Credit Loan made by the Borrower other than based on its Commitment Percentage; (k) an amendment to this §27; or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action.  The provisions of §14 may not be amended without the written consent of the Agent.  There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Lender, nor any amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.  The Borrower agrees to enter into such modifications or amendments of this Agreement or the other Loan Documents as reasonably may be requested by KeyBank and KBCM in connection with the syndication of the Loan, provided that no such amendment or modification materially affects or increases any of the obligations of the Borrower hereunder.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.  No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

§28.                        SEVERABILITY.

The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

§29.                        TIME OF THE ESSENCE.

Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Guarantors under this Agreement and the other Loan Documents.

§30.                        NO UNWRITTEN AGREEMENTS.

THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.

§31.                        REPLACEMENT NOTES.

Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

§32.                        NO THIRD PARTIES BENEFITED.

This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent, the Arrangers and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.  All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so.  In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of any construction by the Borrower or any of its Subsidiaries of any development or the absence therefrom of defects.

§33.                        PATRIOT ACT.

Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

§34.                        ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-In Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

§35.                        AMENDMENT AND RESTATEMENT OF LOAN DOCUMENTS.

In order to facilitate the amendment and restatement of the Original Credit Agreement, certain new lenders are becoming a party to this Agreement as a Lender.  Contemporaneously with the execution of this Agreement, the Existing Commitments and Existing Revolving Credit Loans shall be allocated among the Lenders that are a party to this Agreement in accordance with their respective Commitment Percentages.  The foregoing is done as an accommodation to the Borrower and the Lenders, and shall be deemed to have occurred with the same force and effect as if such assignments were evidenced by the applicable Assignment and Acceptance Agreement (as defined in the Existing Credit Agreement), and no other documents shall be, or shall be required to be, executed in connection therewith, except as provided in §2.1.  Any payment that is due and payable to any Lender under the Existing Credit Agreement as of the date of this

Agreement shall be due and payable in the amount determined pursuant to the Existing Credit Agreement for periods prior to the Closing Date on the next payment date for such interest or fee set forth in this Agreement.

§36.                        WAIVER OF CLAIMS.

Borrower and Guarantors acknowledge, represent and agree that Borrower and Guarantors as of the date hereof have no defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to the “Loan Documents” (as defined in the Original Credit Agreement and this Agreement), the administration or funding of the “Loans” (as defined in the Original Credit Agreement and this Agreement), or with respect to any acts or omissions of Agent or any past or present directors, officers, agents or employees of Agent or any of the Lenders, whether under the Original Credit Agreement or this Agreement or the Loan Documents, and each of Borrower and Guarantors does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action, if any.

§37.                        TERMINATION OF PRIOR SECURITY INTERESTS.

Upon effectiveness of this Agreement, the Lenders and the Agent shall terminate the Assignments of Interests (as defined in the Original Credit Agreement) and the Lenders authorize the Agent to return the pledged Equity Interests (including the certificates and related powers) and release all other “Collateral” (as defined in the Existing Credit Agreement) and to record or file, as applicable, mortgage releases and terminations of related UCC financing statements.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.

BORROWER

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

(SEAL)

[Signatures Continued on Next Page]

KEYBANK /FOUR SPRINGS AMENDED AND RESTATED CREDIT AGREEMENT

AGENT AND LENDERS

KEYBANK NATIONAL ASSOCIATION,
individually as a Lender and as the Agent

By:
Name:
Title:

(SEAL)

[Signatures Continued on Next Page]

KEYBANK /FOUR SPRINGS AMENDED AND RESTATED CREDIT AGREEMENT

PEAPACK-GLADSTONE BANK

By:
Name:
Title:

(SEAL)

[Signatures Continued on Next Page]

KEYBANK /FOUR SPRINGS AMENDED AND RESTATED CREDIT AGREEMENT

TWO RIVER COMMUNITY BANK

By:
Name:
Title:

(SEAL)

[INSERT NEW LENDERS]

KEYBANK /FOUR SPRINGS AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT A

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of            , 20  , by                                , a                            (“Joining Party”), and delivered to KeyBank National Association, as Agent, pursuant to §5.4 of that certain Amended and Restated Credit Agreement dated as of June    , 2017, as from time to time in effect (the “Credit Agreement”), by and among FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P. (the “Borrower”), KeyBank National Association, for itself and as the Agent, and the other Lenders from time to time party thereto.  Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.

RECITALS

A.                                    Joining Party is required, pursuant to §5.4 of the Credit Agreement, to become an additional Guarantor under the Guaranty and the Contribution Agreement.

B.                                    Joining Party expects to realize direct and indirect benefits as a result of the availability to the Borrower of the credit facilities under the Credit Agreement.

NOW, THEREFORE, Joining Party agrees as follows:

AGREEMENT

1.                                      Joinder.  By this Joinder Agreement, Joining Party hereby becomes a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the Indemnity Agreement, and the other Loan Documents with respect to all the Obligations of the Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, a “Guarantor” under the Contribution Agreement.  Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a “Subsidiary Guarantor” and a “Guarantor” under the Credit Agreement, the Guaranty, the other Loan Documents and the Contribution Agreement.

2.                                      Representations and Warranties of Joining Party.  Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), the representations and warranties contained in the Credit Agreement and the other Loan Documents applicable to a “Subsidiary Guarantor” or “Guarantor” are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date.  As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Guarantors apply to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Guarantor.

3.                                      Joint and Several.  Joining Party hereby agrees that, as of the Effective Date, the Guaranty and the Contribution Agreement heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and

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delivered by Joining Party, and upon request by the Agent, will promptly become a party to the Guaranty and the Contribution Agreement to confirm such obligation.

4.                                      Further Assurances.  Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

5.                                      GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.                                      Counterparts.  This Joinder Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

7.                                      The effective date (the “Effective Date”) of this Joinder Agreement is                  , 201  .

IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.

“JOINING PARTY”

By:
Name:
Title:

(SEAL)

ACKNOWLEDGED:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:

Its:

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EXHIBIT B

FORM OF REVOLVING CREDIT NOTE

$	, 2017

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to                        (“Payee”), or order, in accordance with the terms of that certain Amended and Restated Credit Agreement, dated as of June    , 2017, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of                    and No/100 Dollars ($              ), or such amount as may be advanced by the Payee under the Credit Agreement as a Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by Applicable Law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Revolving Credit Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the

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undersigned Maker.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law.  This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

This Note and certain other Notes being executed contemporaneously herewith are executed in amendment, restatement and replacement of the “Revolving Credit Notes” as such term is defined in the Original Credit Agreement.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

(SEAL)

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EXHIBIT C

FORM OF SWING LOAN NOTE

$15,000,000.00	, 2017

FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to                                     (“Payee”), or order, in accordance with the terms of that certain Amended and Restated Credit Agreement, dated as of June    , 2017, as from time to time in effect, by and among Maker, KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Maturity Date, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or such amount as may be advanced by the Payee under the Credit Agreement as a Swing Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by Applicable Law, on overdue installments of interest and late charges at the rates provided in the Credit Agreement.  Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.

This Note is one of one or more Swing Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement.  The principal of this Note may be due and payable in whole or in part prior to the Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.

Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law.  If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the

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undersigned Maker.  All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law.  This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.

In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.

This Note shall, pursuant to New York General Obligations Law Section 5-1401, be governed by the laws of the State of New York.

The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.

This Note is executed in amendment, restatement and replacement of that certain Swing Loan Note, dated January 29, 2016 from the undersigned to KeyBank National Association, as Agent in the principal amount of $7,5000,000 issued in connection with the Original Credit Agreement.

IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

(SEAL)

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EXHIBIT D

FORM OF REQUEST FOR REVOLVING CREDIT LOAN

KeyBank National Association, as Agent
1200 Abernathy Road, N.E., Suite 1550
Atlanta, Georgia  30328
Attn:  Michael Colbert

Ladies and Gentlemen:

Pursuant to the provisions of §2.7 of that certain Amended and Restated Credit Agreement dated as of June    , 2017 (as the same may hereafter be amended, the “Credit Agreement”), by and among Four Springs Capital Trust Operating Partnership, L.P. (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the Borrower hereby requests and certifies as follows:

1.                                      Revolving Credit Loan.  The Borrower hereby requests a [Revolving Credit Loan under §2.1] [Swing Loan under §2.5] of the Credit Agreement:

Principal Amount:  $

Type (LIBOR Rate, Base Rate):

Drawdown Date:

Interest Period for LIBOR Rate Loans:

by credit to the general account of the Borrower with the Agent at the Agent’s Head Office.

[If the requested Loan is a Swing Loan and the Borrower desires for such Loan to be a LIBOR Rate Loan following its conversion as provided in §2.5(d), specify the Interest Period following conversion:                 ]

2.                                      Use of Proceeds.  Such Loan shall be used for purposes permitted by §2.9 of the Credit Agreement.

3.                                      No Default.  Borrower certifies that the Borrower and the Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing.  No condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Borrowing Base Property except as disclosed to Agent in writing.

4.                                      Representations True.  Borrower certifies, represents and agrees that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and, is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being

D-1

understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

5.                                      Other Conditions.  The undersigned chief executive officer, president or chief financial officer of the Borrower certifies, represents and agrees that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied or waived in writing.

6.                                      Definitions.  Terms defined in the Credit Agreement are used herein with the meanings so defined.

IN WITNESS WHEREOF, the undersigned has duly executed this request this       day of              , 20  .

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

(SEAL)

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EXHIBIT E

FORM OF LETTER OF CREDIT REQUEST

[Date]

KeyBank National Association, as Agent

1200 Abernathy Road, N.E., Suite 1550

Atlanta, Georgia  30328

Attn:  Michael Colbert

Re:                             Letter of Credit Request under Credit Agreement

Ladies and Gentlemen:

Pursuant to §2.10 of that certain Amended and Restated Credit Agreement dated as of June    , 2017, by and among you, certain other Lenders and Four Springs Capital Trust Operating Partnership, L.P. (the “Borrower”), as amended from time to time (the “Credit Agreement”), we hereby request that you issue a Letter of Credit as follows:

Name and address of beneficiary:

Face amount:  $

Proposed Issuance Date:

Proposed Expiration Date:

Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

Purpose of Letter of Credit:

This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.10 of the Credit Agreement.

The Borrower certifies that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing.  No condemnation proceedings are pending or, to the undersigned’s knowledge, threatened against any Borrowing Base Property except as disclosed to Agent in writing.

We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee and Letter of Credit fee as required by §2.10(e).  All capitalized terms defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.

E-1

The Borrower certifies, represents and agrees that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made, is true as of the date hereof and shall also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, with the same effect as if made at and as of the proposed issuance date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

(SEAL)

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EXHIBIT F

FORM OF LETTER OF CREDIT APPLICATION

F-1

KeyBank National Association Application and Agreement for Irrevocable Standby Letter of Credit address undertakings, covenants and conditions in accordance with the terms of the agreement dated between (Applicant) and (Applicant) and (Beneficiary) have been submitted for payment and said invoices are past due and payable". past due. (Please indicate below the wording that is to appear in the statement to be presented.) Partial Drawings: 0 Permitted 0 Not Permitted Charges for: Applicant (Customer's Signature) (Customer's Bank Sign Here - KeyCorp: Confidential (00269182 v3 INTERNAL} Page 1 of 6 F-2 This application and agreement are subject to either the current uniform customs and practice for documentary credits established by the International Chamber of Commerce or the current International Standby Practices established by the International Chamber of Commerce, (whichever may be determined to be appropriate by Keycorp Affiliates under the circumstances), and to the terms and conditions set forth in the Letter of Credit Reimbursement and Security Agreement executed by the Applicant. I Date: Signer's printed name I if other than a Keycorp Affiliate) Applicant shall keep and maintain Demand Deposit Account No. at all times. KeyBank is authorized to debit the Demand Deposit Account or any successor account to pay any amounts which become due by Applicant in connection with the Letter of Credit, including any fees charged to Applicant or the amount of any draw(;) made under the Letter of Credit by the Beneficiary. Special instructions or conditions: Issue per attached sample To: Standby Letter of Credit Services 4900 Tiedeman Road, 1st floor Cleveland, Ohio 44144·2302 Mailcode: OH-01-49-1003 Fax Number: (216) 813-3719 Please issue your Irrevocable Letter of Credit and notify the Beneficiary no later than (date) by Swift (Advising Bank Swift Address) Courier (Contact Name)(Telephone Number) Beneficiary: show full name & complete street Applicant: show full name & complete street address Expiration Date: Dollar Amount $ and currency if other than USD Automatic Extension Clause Days Notice: (Amount in words): Ultimate Expiration Date: Available b Drafts at sight drawn on you and accompanied by the following documents: D I. Beneficiary's statement signed by an authorized individual of (Beneficiary) certifying "The Principal, (Applicant), has not performed or fulfilled all the (Beneficiary)". D 2. Beneficiary's statement signed by an authorized individual or (Beneficiary) certifying "We hereby certify that invoices under sales agreement between D 3. Beneficiary's statement signed by an authorized individual of (Beneficiary) certifying "We hereby certify that (Applicant) has failed to honor their contractual agreement dated between (Applicant) and (Beneficiary) and that payment has not been made and is D 4. Beneficiary's statement signed by one of its authorized individuals certifying that (Applicant) was the successful bidder under the Tender No. dated for supply of and that (Applicant) has withdrawn their bid or failed to enter into contract. D 5. Beneficiary's statement signed by an authorized individual reading: D 6. No statement or document by the beneficiary other than a draft is required to be presented under this Letter of Credit.

LETTER OF CREDIT REIMBURSEMENT AND SECURITY AGREEMENT (Stand-by Letter of Credit) In consideration of the issuance, at request of the Account Parties of the Credit in accordance with the terms of any Letter of Credit Application as prepared by the Account Parties and presented to the Issuer, the Account Parties hereby represent, warrant and agree as follows: 1. DEFINITIONS: The following definitions shall apply herein: "ACCOUNT PARTIES" is defined in Paragraph 13 below. "BANK LIABILITIES" is defined in Paragraph 8 below. "CREDIT" means the Letter of Credit described in the Letter of Credit Application to be issued by the Issuer in accordance with the instructions received by the Issuer, the terms of which are made a part hereof and approved by the Account Parties, as amended from time to time. "DEPOSIT ACCOUNT" is defined in Paragraph 2 below. "DOCUMENTS" mean any paper, whether negotiable or non-negotiable, including, but not limited to, all documents and certificates accompanying or relating to drafts or demands drawn under the Credit. "DRAFTS" means any documentary draft drawn under and conditioned upon presentation of documents required by the Credit, including but not limited to such drafts accepted by the Issuer. "ISP" means the International Standby Practices adopted by the International Chamber of Commerce in force at the time of issuance of the Credit, as the same may be thereafter amended or replaced. "ISSUER" means any KeyCorp affiliate as issuer of the Credit. "LETTER OF CREDIT APPLICATION" means any request submitted by the Account Parties to the Issuer (in written or electronic form) for the issuance of the Credit on the account of the Account Parties. "PROPERTY" includes goods, merchandise, securities, funds, chases in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein; Property in Issuer's possession shall include Property in possession of anyone for Issuer in any manner whatsoever. "REIMBURSEMENT OBLIGATIONS" means the obligations of the Account Parties to reimburse the Issuer for all payments with respect to any draft of the Credit and to pay all other liabilities arising under this Agreement. "REQUESTS" means any written or oral instruction that the Issuer honors on the Account Parties' request to issue, amend or pay the Credit for the account and risk of the Account Parties communicated to the Issuer by telephone, telegraph, facsimile transmission or other electronic means. "UNIFORM CUSTOMS" means the Uniform Customs and Practice for Documentary Credits adopted by the International Chamber of Commerce in force at the time of issuance of the Credit, as the same may be thereafter amended or replaced. 2. PAYMENT TERMS: The Issuer may accept or pay any draft presented to Issuer, regardless of when drawn and whether or not negotiated, if such draft, the other required documents, and any transmittal advice are dated on or before the expiration date of the Credit, which expiration date shall be expressly stated in KeyCorp: Confidential {00269182 v3 INTERNAL } Page 2 of 6 F-3

the Credit and not extended in reference to any action or inaction in any other agreement. Except as instruction may be given by any of the Account Parties in writing expressly to the contrary with regard to, and prior to, the issuance of the Credit, Issuer may honor, as complying with the terms of the Credit, any instrument or other documents otherwise in order signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession assignee for the benefit of creditors, liquidator, receiver, conservator, or other legal representative of the party authorized under the Credit to draw or issue such instruments or other documents. The Account Parties, jointly and severally, agree to reimburse Issuer at its main office on demand in United States Dollars: (A) as to drafts payable in United States Dollars drawn or to be drawn under the Credit, the amount paid or payable thereon, or (B) as to such drafts payable in currency other than United States Dollars, the equivalent of the amount paid in United States Dollars at Issuer's selling rate of exchange in the currency in which such draft is drawn, (C) any and all other expenses or charges incurred by Issuer in issuing or effecting payment of the Credit, for perfecting or maintaining, and insuring the Property, and for enforcing Issuer's rights and remedies under this Agreement, (D) interest from the date of such payment at a rate per annum equal to the Prime Rate of KeyBank National Association in effect from time to time plus the rate margin customarily charged by Issuer to other account parties with similar credit worthiness and in like circumstances, upon all unpaid drafts and other obligations hereunder until paid in full, but in no event higher than the highest lawful rate permitted by law, and (E) such commission, issuance, letter of credit commitment fees, draw fees, and negotiation fees at such rate as Issuer may determine from time to time. The Account Parties shall at all times keep and maintain a deposit account at the Issuer described in the Application (the "Deposit Account"). Without prior notice or demand Issuer is authorized to charge the Deposit Account or any other deposit account maintained by any of the Account Parties with Issuer or any other KeyCorp affiliate for the amount of any draft and all other reimbursement obligations hereunder. 3. INCREASED COSTS: If any law or regulation, or change therein, or interpretation, administration or enforcement thereof, by any person, agency or court shall (A) impose upon or modify any reserve or special deposit requirement, insurance assessment or other requirement against or affecting the Credit, or (B) impose any tax, other than tax imposed upon the income of Issuer, or withholding of any kind, or (C) impose or modify any capital requirement, impose any condition upon, supplement to or increase of any kind to Issuer's capital base, and the result of any such event increases the cost or decreases the benefit to Issuer of issuing or maintaining the Credit, then the Account Parties shall pay to Issuer all such additional amounts upon request in an amount necessary to compensate Issuer for all such increased costs and decreased benefits. Upon written request, Issuer will certify such amounts. Issuer's certification shall be conclusive absent manifest error. 4. REQUESTS: Requests shall be made by those persons purportedly authorized by any of the Account Parties. Issuer shall not be obligated to identify or confirm such persons beyond the use of the authorized name or code identification if any is established by Issuer or unless the Account Parties provide Issuer from time to time a written list of all such authorized representatives. All requests will be confirmed by Issuer in writing by sending the Account Parties a copy of the documents authorized or requested by the Account Parties. The Account Parties will promptly report all discrepancies in such documents upon their receipt of such confirmation. Issuer may, but shall not be obligated to, assign a unique code number or word and require such code to be used by the Account Patties, and thereafter all further requests shall refer to such code. Issuer shall not be liable for any loss which the Account Parties may incur as a result of Issuer's compliance with any request in accordance with this Agreement even if unauthorized, provided that Issuer acted in good faith and exercised reasonable care. 5. MODIFICATION OF THE CREDIT: Any amendment to the terms of the Credit may be authorized by those persons purportedly authorized by any one of the Account Parties without notice to any other of the Account Parties, but any increase in the amount of the Credit or extension of the expiration date under the Credit for presentation of drafts or documents shall only be approved by those persons purportedly authorized by all of the Account Parties. In any such event this Agreement shall be binding upon all of the Account Parties with regard to the Credit so increased or otherwise amended, to drafts, documents and Property covered thereby, and to any action taken by Issuer and any of Issuer's correspondents in accordance with such extension, increase or other modification. KeyCorp: Confidential {00269182 v3 INTERNAL} Page 3 of 6 F-4

6. LIMITED LIABILITY: Neither Issuer nor Issuer's correspondent shall be responsible: (A) for the validity, sufficiency, or genuineness of documents, even if such documents should in fact prove to be invalid, insufficient, fraudulent or forged; (B) for the character, adequacy, validity, value or genuineness of any insurance; (C) for the solvency or responsibility of any party issuing any documents; (D) for delay in arrival or failure to arrive of any documents; (E) for any breach of contract between any person and the Account Parties; (F) for failure of any draft to bear any reference or adequate reference to the Credit, or failure of any documents to accompany any draft at the reverse side of the Credit or to surrender or take up the Credit or to send or forward any document apart from drafts as required by the Credit; (G) for errors, omissions, interruptions or delays in transmission or delivery of any messages or documents by mail, cable, telegraph, wireless or otherwise, or; for any errors in translation or interpretation of terms; or (H) for any other consequences arising from causes beyond Issuer's control, including, but not limited to, any action or omission by, or any law, regulation or restriction of, any de facto or de jure domestic or foreign government or agency. 7. WARRANTIES: INDEMNITY: Each of the Account Parties hereby represents, warrants, covenants and confirms that said party understands the general nature and operation of a letter of credit and the obligations, rights and remedies under the Credit, including, without limitation: (A) The obligations to reimburse Issuer for all payments to the beneficiary, its successors or assigns, (B) Conditions under which payment under the Credit must be made by Issuer, (C) That Issuer has no responsibility or liability in connection with any underlying contract or other transaction between any of the Account Parties and the beneficiary of the Credit, and (D) That Issuer is not acting as an agent or in any fiduciary capacity for or on behalf of the Account Parties or the beneficiary, except as otherwise stated herein. All representations, warranties and indemnities set forth herein shall survive Issuer's issuance of the Credit and any payment thereunder and shall continue until all obligations hereunder are paid in full. Each of the Account Parties hereby releases Issuer from and agrees to indemnify and hold harmless the Issuer, and its officers, agents, and employees, for any and all costs, liabilities and expenses (including reasonable attorney fees) incurred by Issuer and arising out of or in any way relating to (1) any underlying investments, transaction, and/or contracts between any one of the Account Parties and the beneficiary under the Credit or any of its agents and (2) any proper payment in accordance with the terms of the Credit, any refusal to pay or honor the Credit, or any other action or omission by Issuer, or Issuer's correspondents or agents. It is understood that the Account Parties will not be obligated to indemnify Issuer for gross negligence or willful misconduct. 8. SECURITY: As security for all reimbursement obligations and other liabilities of the Account Parties to the Issuer under the Credit and this Agreement, whether now existing or hereafter arising, whether joint, several independent or otherwise, and whether absolute or contingent or due or to become due (herein collectively, called the "Bank Liabilities"), each of the Account Parties does hereby assign, pledge and grant to Issuer, a security interest in, and the right of possession and disposal of: (A) All documents and all Property shipped, stored or otherwise disposed of in connection with the Credit, whether or not released to any of the Account Parties on trust receipts or otherwise, (B) All right and causes of action against all parties arising from or in connection with the contract of sale or purchase of the property covered by the Credit, and all guarantees, agreements or other undertakings (including those in effect between any of the Account Parties), credits, policies of insurance or other assurances in connection therewith, (C)the Deposit Account or any other cash instruments, deposit balances, certificates of deposit and other case equivalents, repurchase agreements, and other investments maintained by any of the Account Parties with Issuer or any other KeyCorp affiliate, whether matured or unmatured, or collected or in the process of collection (e.g., "cash security"); and (D) All proceeds of the foregoing. Also, the Account Parties will execute, deliver, and file all further instruments as may be reasonably required by the Issuer to carry out the purposes of this Agreement. 9. DEFAULT: In the event that any of the Account Parties: (A) Fails to perform any obligation required under this Agreement or any other agreement or document relating to or evidencing a security interest in any Property granted to Issuer, (B) Fails to make any payment or perform any other obligations under this Agreement, (C) Makes any assignment for the benefit of creditors, (D) Permits or consents to the filing of any voluntary or involuntary petition in bankruptcy by or against any one of the Account Parties, (E) KeyCorp: Confidential {00269182 v3 INTERNAL} Page 4 of 6 F-5

Applies for the appointment of a receiver of any of the assets of any of the Account Parties, (F) Becomes insolvent, or ceases, becomes unable or admits in writing its inability to pay its debts as they mature, or (G) Fails to pay when due, upon acceleration or otherwise, any other obligation to Issuer, Issuer may at such time or any time thereafter declare, without demand or notice which are hereby expressly waived, all obligations and liabilities hereunder to be immediately due and payable, and Issuer is authorized, at its option, to apply (or hold available in escrow) the proceeds of any Property or other collateral assets, and any other sums due from Issuer to any one of the Account Parties, to the payment of any and all obligations or liabilities of the Account Parties arising under this Agreement. In any such event Issuer shall have all of the remedies of a secured party under the Uniform Commercial Code in effect in the State in which the principal office of the Issuer is located and Issuer is hereby authorized and empowered at its option, at any time or times thereafter, to sell and assign the whole of the Property, or any part thereof then constituting security pursuant to any of the terms hereof, at any public or private sale, at such time and place and upon such terms as Issuer may deem proper and with the right in Issuer to be the purchaser at such sale and, after deducting all legal and other costs and expenses of any sale, to apply the net proceeds of such sale(s) to the payment of all of the Bank Liabilities. The residue, if any, of the proceeds of sale and any other Property constituting security remaining after satisfaction of the Bank Liabilities shall be returned to the respective Account Parties unless otherwise disposed of in accordance with written instructions from the customer's bank. It is agreed that, with or without notification to any of the Account Parties, Issuer may exchange, release, surrender, realize upon, release on trust receipt to any of them, or otherwise deal with any Property by whomsoever pledged, mortgaged or subjected to a security interest to secure directly or indirectly any of the Bank Liabilities and/or any offset thereagainst. 10. NO WAIVER: ISSUER SHALL HAVE NO DUTY TO EXERCISE ANY RIGHT HEREUNDER OR WITH RESPECT TO ANY PROPERTY, AND ISSUER SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR DELAY IN DOING SO. NONE OF ISSUER'S OPTIONS, POWERS OR RIGHTS IN CONNECTION WITH THE CREDIT OR THIS AGREEMENT SHALL BE WAIVED UNLESS ISSUER OR ISSUER'S AUTHORIZED AGENT SHALL HAVE SIGNED SUCH WAIVER IN WRITING. NO SUCH WAIVER, UNLESS EXPRESSLY AS STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION WHICH OCCURS SUBSEQUENT TO THE DATE OF SUCH WAIVER NOR AS TO ANY CONTINUANCE OF A BREACH AFTER SUCH WAIVER. NO COURSE OF DEALING BETWEEN ANY OF THE ACCOUNT PARTIES AND ISSUER SHALL BE EFFECTIVE TO CHANGE, MODIFY OR DISCHARGE IN WHOLE OR IN PART THIS AGREEMENT OR THE OBLIGATIONS HEREUNDER. 11. GOVERNING LAW; SEVERABILITY: THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ISSUER IS LOCATED. THE CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ISSUER IS LOCATED AND SHALL BE SUBJECT TO THE UNIFORM CUSTOMS OR THE ISP (WHICHEVER MAY BE DETERMINED TO BE APPROPRIATE UNDER THE CIRCUMSTANCES BY ISSUER AND INDICATED IN THE CREDIT) THEN IN EFFECT, WHICH UNIFORM CUSTOMS OR ISP, AS THE CASE MAY BE, WILL CONTROL IN THE EVENT OF ANY CONFLICT WITH STATE LAWS. IF ANY PROVISION HEREOF IS FOR ANY REASON HELD TO BE UNENFORCEABLE UNDER ANY LAW, SUCH ILLEGALITY OR INVALIDITY SHALL NOT AFFECT ANY OTHER PROVISIONS HEREOF, EACH OF WHICH SHALL BE CONSTRUED AND ENFORCED AS IF SUCH UNENFORCEABLE PROVISION WERE NOT CONTAINED HEREIN. 12. NOTICE AND WAIVERS: EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPHS 4 AND 5 HEREIN, ANY NOTICE TO ISSUER SHALL BE DEEMED EFFECTIVE ONLY IF IN WRITING SENT TO AND RECEIVED BY ISSUER. ANY SUCH NOTICE TO OR DEMAND ON ANY OF THE ACCOUNT PARTIES SHALL BE BINDING ON ALL OF THEM AND SHALL BE DEEMED EFFECTIVE ONLY IF IN WRITING (A) WHEN DELIVERED PERSONALLY OR BY VERIFIABLE FACSIMILE TRANSMISSION; (B) ON THE NEXT BUSINESS DAY AFTER DELIVERY TO A NATIONALLY-RECOGNIZED OVERNIGHT COURIER, WITH RECEIPT ACKNOWLEDGMENT REQUESTED; (C) ON THE BUSINESS DAY ACTUALLY RECEIVED IF DEPOSITED IN THE U.S. KeyCorp: Confidential {00269182 v3 INTERNAL} Page 5 of 6 F-6

MAIL, OR (D) IF BY TELEPHONE, WHEN CONFIRMED BY VERIFIABLE FACSIMILE TRANSMISSION TO THE LAST ADDRESS OR TELEPHONE NUMBER OF SUCH PERSON APPEARING ON ISSUER'S RECORDS. 13. ACCOUNT PARTY: IF THIS AGREEMENT IS SIGNED BY ONE ACCOUNT PARTY ONLY, THE TERMS "ACCOUNT PARTIES" AND "THEIR" AND "THEM" SHALL REFER THROUGHOUT TO THE ONE ACCOUNT PARTY EXECUTING THIS AGREEMENT; IF THIS AGREEMENT IS SIGNED BY MORE THAN ONE PARTY, THIS AGREEMENT SHALL BE THE JOINT AND SEVERAL OBLIGATION OF ALL SUCH ACCOUNT PARTIES. IF THE UNDERSIGNED IS A PARTNERSHIP, THE OBLIGATIONS HEREUNDER SHALL CONTINUE IN FORCE AND APPLY NOTWITHSTANDING ANY CHANGE IN MEMBERSHIP OF SUCH PARTNERSHIP. THIS AGREEMENT SHALL BE BINDING UPON EACH OF THE ACCOUNT PARTIES AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS AND SHALL INURE TO ISSUER'S BENEFIT AND ISSUER'S SUCCESSORS AND ASSIGNS. ISSUER MAY, WITHOUT NOTICE TO THE ACCOUNT PARTIES, ASSIGN THIS AGREEMENT IN WHOLE ORIN PART. Account Party Name: Signature: Signer's Name: Title or Capacity: Date: Account Party Name: Signature: Signer's Name: Title or Capacity: Date: KeyCorp: Confidential {00269182 v3 INTERNAL} Page 6 of 6 F-7

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

KeyBank National Association, as Agent

1200 Abernathy Road, N.E., Suite 1550

Atlanta, Georgia  30328

Attention:  James Komperda

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of June    , 2017 (as the same may hereafter be amended, the “Credit Agreement”) by and among Four Springs Capital Trust Operating Partnership, L.P. (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Borrower (or REIT, on the Borrower’s behalf) is furnishing to you herewith (or has most recently furnished to you) the consolidated financial statements of REIT for the fiscal period ended                 (the “Balance Sheet Date”).  Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of REIT at the date thereof and the results of its operations for the periods covered thereby.

This certificate is submitted in compliance with requirements of §2.11(d), §5.3(a), §5.5(b), §7.4(c) or §10.11 of the Credit Agreement, as applicable.  If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the consolidated financial statements of REIT as of the Balance Sheet Date adjusted in the best good faith estimate of REIT to give effect to the making of a Loan, issuance of a Letter of Credit, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of REIT of its effects are set forth in reasonable detail in an attachment hereto.  The undersigned officer is the chief financial officer, chief executive officer, treasurer or chief accounting officer of the Borrower (or REIT, if this certificate is delivered by REIT on the Borrower’s behalf).

The undersigned representative has caused the provisions of the Loan Documents to be reviewed and has no knowledge of any Default or Event of Default.  (Note:  If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN WITNESS WHEREOF, the undersigned has duly executed this Compliance Certificate this       day of            , 20  .

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

(SEAL)

APPENDIX TO COMPLIANCE CERTIFICATE

EXHIBIT H

FORM OF BORROWING BASE CERTIFICATE

KeyBank National Association, as Agent
1200 Abernathy Road, Suite 1550
Atlanta, Georgia 30328
Attn:  James Komperda

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of June    , 2017 (as the same may hereafter be amended, the “Credit Agreement”), by and among Four Springs Capital Trust Operating Partnership, L.P. (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto.  Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.

Pursuant to the Credit Agreement, the Borrower is furnishing to you herewith the Borrowing Base Certificate.  This certificate is submitted in compliance with requirements of the Credit Agreement.

The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants of the Credit Agreement relating hereto.  The undersigned certifies that the Real Estate included in the calculation of Borrowing Base Availability satisfies the requirements of the Credit Agreement to be included therein.

IN WITNESS WHEREOF, the undersigned have duly executed this Borrowing Base Certificate this       day of            , 20  .

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

(SEAL)

H-1

EXHIBIT I

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated                     , by and between                              (“Assignor”), and                              (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is a party to that certain Amended and Restated Credit Agreement, dated as of June    , 2017, by and among FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership  (the “Borrower”), the other lenders that are or may become a party thereto, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (as amended from time to time, the “Credit Agreement”); and

WHEREAS, Assignor desires to transfer to Assignee [Describe assigned Commitment] under the Credit Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                      Definitions.  Terms defined in the Credit Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Credit Agreement.

2.                                      Assignment.

(a)                                 Subject to the terms and conditions of this Agreement and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, a portion of its Revolving Credit Note in the amount of $                representing a $                Commitment, and a                   percent (     %) Commitment Percentage, and a corresponding interest in and to all of the other rights and obligations under the Credit Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding Revolving Credit Loans with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Credit Agreement having a Commitment Percentage equal to the amount of the respective Assigned Interests.

(b)                                 Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Credit Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”).  Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

3.                                      Representations and Requests of Assignor.

(a)                                 Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor’s Revolving Credit Note is $             and the aggregate outstanding principal balance of the Revolving Credit Loans made by it equals $       , and (iii) that it has forwarded to the Agent the Revolving Credit Note held by Assignor.  Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the continued existence, sufficiency or value of any collateral or any assets of the Borrower which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower of any of its obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.

(b)                                 Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Credit Agreement.

4.                                      Representations of Assignee.  Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Credit Agreement.  Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a

Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower or any Guarantor and is not a Defaulting Lender or Affiliate of a Defaulting Lender, (g) represents and warrants that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to the Borrower and the Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (h) if Assignee is an assignee of any portion of the Revolving Credit Notes, Assignee has a net worth or unfunded commitments as of the date hereof of not less than $100,000,000.00 unless waived in writing by the Borrower and the Agent as required by the Credit Agreement.  Assignee agrees that the Borrower may rely on the representation contained in Section 4(h).

5.                                      Payments to Assignor.  In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $             representing the aggregate principal amount outstanding of the Revolving Credit Loans owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

6.                                      Payments by Assignor.  Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Credit Agreement.

7.                                      Effectiveness.

(a)                                 The effective date for this Agreement shall be                 (the “Assignment Date”).  Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.

(b)                                 Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement.

(c)                                  Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.

(d)                                 All outstanding LIBOR Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each LIBOR Rate Loan.

8.                                      Notices.  Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address:

Attn:
Facsimile:

Domestic Lending Office:     Same as above

Eurodollar Lending Office:      Same as above

9.                                      Payment Instructions.  All payments to Assignee under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the separate instructions delivered to the Agent.

10.                               GOVERNING LAW.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

11.                               Counterparts.  This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

12.                               Amendments.  This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by the Agent.

13.                               Successors.  This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Credit Agreement.

[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.

ASSIGNEE:

By:
Title

ASSIGNOR:

By:
Title

RECEIPT ACKNOWLEDGED AND

ASSIGNMENT CONSENTED TO BY:

KEYBANK NATIONAL ASSOCIATION, as Agent

By:
Title

CONSENTED TO BY:(1)

FOUR SPRINGS CAPITAL TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By:	Four Springs Capital Trust, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

(SEAL)

(1)  Insert to extent required by Credit Agreement.

EXHIBIT J-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement dated as of June    , 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Four Springs Capital Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

EXHIBIT J-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement dated as of June    , 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Four Springs Capital Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

EXHIBIT J-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement dated as of June    , 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Four Springs Capital Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20

EXHIBIT J-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement dated as of June 29, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Four Springs Capital Trust Operating Partnership, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.

Pursuant to the provisions of §4.3 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment		Commitment Percentage
KeyBank National Association 1200 Abernathy Road, N.E., Suite 1550 Atlanta, Georgia 30328 Attention: James Komperda Telephone: 770-510-2160 Facsimile: 770-510-2195	$			%
LIBOR Lending Office: Same as Above

Peapack-Gladstone Bank 500 Hills Drive Bedminster, New Jersey 07921 Attention: Frank D’Alto with a copy to: Catherine Fedor Telephone: 908-470-6411 Facsimile: 908-375-3738	$			%
LIBOR Lending Office: Same as Above
Two River Community Bank 766 Shrewsbury Avenue Tinton Falls, New Jersey 07724 Attention: Jonathan Schultz Telephone: 732-982-2101 Facsimile: 732-345-0613	$			%
LIBOR Lending Office: Same as Above
[INSERT NEW LENDERS]

TOTAL		$150,000,000.00	100%

1

SCHEDULE 1.3

INITIAL BORROWING BASE PROPERTIES

Schedule 1.3

Initial Borrowing Base Properties

Name of SPE Entity (Owner)	Tenant Name	Property Address	City	State	Zip Code
FSC AAP Garner NC, LLC	Advance Auto Parts	5992 NC Highway 42 West	Garner	NC	27529
FSC FD GA, LLC	Family Dollar	641 South Wayne Street	Milledgeville	GA	31061
FSC FD Wichita Oliver KS, LLC	Family Dollar	1330 N. Oliver Avenue	Wichita	KS	67208
FSC FD Keene TX, LLC	Family Dollar	400 S. Old Betsy Road	Keene	TX	76059
FSC FMC-FD Memphis TN, LLC	Family Dollar/Fresenius	4571 Summer Avenue	Memphis	TN	38122

FSC DG GA, LLC	Dollar General	167 Butler Street	Midway	GA	31320
FSC DG Eden NC, LLC	Dollar General	519 Morgan Road	Eden	NC	27288
FSC FD Memphis TN, LLC	Family Dollar	2920 Lamar Avenue	Memphis	TN	38114
FSC FD Wichita Lincoln KS, LLC	Family Dollar (N/K/A Dollar Tree)	4830 East Lincoln Street	Wichita	KS	67218
FSC FX Alamosa CO, LLC	FedEx	2300 Commerce Circle	Alamosa	CO	81101
FSC OCH Burlington NC, LLC	O’Charley’s	521 Huffman Mill Road	Burlington	NC	27215
FSC FD Tyler TX, LLC	Family Dollar	3508 Frankston Highway	Tyler	TX	75701
FSC FX Jackson MI, LLC	FedEx	1051 Hurst Lane	Jackson	MI	49201
FSC BR Lisle IL, LLC	Bridgestone	2955 Ogden Avenue	Lisle	IL	60532
FSC FMC Lubbock TX, LLC	Fresenius	2710 Avenue Q	Lubbock	TX	79411
FSC Aarons Snyder TX, LLC	Aaron’s Inc.	3206 College Avenue	Snyder	TX	79549
FSC FMC Carbondale IL, LLC	Fresenius	1425 East Main Street	Carbondale	IL	62901

1

Name of SPE Entity (Owner)	Tenant Name	Property Address	City	State	Zip Code
FSC TSC Brooksville FL, LLC	Tractor Supply	18741 Cortez Boulevard	Brooksville	FL	34601
FSC Aarons NM, LLC	Aaron’s, Inc.	1906 West Main Street	Artesia	NM	88210
FSC Aarons AL, LLC	Aaron’s, Inc.	3200 Memorial Parkway	Huntsville	AL	35811
FSC Aarons ASC, LLC	Aaron’s, Inc.	110 VW Court	Anderson	SC	29624
FSC DG Charlotte NC, LLC	Dollar General	221 Heathway Drive	Charlotte	NC	28215
FSC DG Winter Haven FL, LLC	Dollar General	Dundee Rd. & Monterey Cypress Blvd.	Winter Haven	FL	33881
FSC DG Elizabeth City NC, LLC	Dollar General	1412 North Road Street	Elizabeth City	NC	27909
FSC DG Savannah GA, LLC	Dollar General	4628 Ogeechee Rd.	Savannah	GA	31405
FSC DG Fort Braden FL, LLC	Dollar General	15300 Blountstown Hwy	Fort Braden	FL	32310
FSC DG Pensacola FL, LLC	Dollar General	5955 Nine Mile Road	Pensacola	FL	32526
FSC ORLY AL, LLC	O’Reilly Automotive	1304 South Main Street	Atmore	AL	36502
FSC CC Mentor OH, LLC	Cleveland Clinic	7533 Center Street	Mentor	OH	44060
FSC AZ Aurora IL, LLC	AutoZone	1095 N. Farnsworth Ave.	Aurora	IL	60505
FSC AAP Bloomington IL, LLC	Advance Auto Parts	1601 W. Market St.	Bloomington	IL	61701

[UPDATE]

2

SCHEDULE 4.3

EXISTING LETTERS OF CREDIT

1

SCHEDULE 1.5

UNENCUMBERED BORROWING BASE QUALIFICATION DOCUMENTS

With respect to any parcel of Real Estate of a Subsidiary Guarantor proposed to be included as an Unencumbered Borrowing Base Property, each of the following:

Description of Property.  Borrower’s investment memorandum with respect to such Real Estate, the broker’s package for such Real Estate, and a description of the market, scheduled rents, building age and a monthly occupancy history for the four (4) calendar quarter period immediately preceding the date on which such real estate is to be included as an Unencumbered Borrowing Base Property.

Authority Documents.  If such Real Estate is held by a Subsidiary Guarantor, such organizational and formation documents of such Subsidiary Guarantor (and any other Subsidiary of Borrower owning an interest therein) as the Agent shall require.

Opinion.  If required by the Agent, the favorable legal opinion of counsel to the Borrower or such Subsidiary Guarantor, from counsel reasonably acceptable to the Agent, addressed to the Lenders and the Agent covering the due authorization, execution, delivery and enforceability of the Joinder Agreement and such other matters as the Agent shall reasonably request.

UCC Certification; Bankruptcy and Litigation Searches.  A certification from a title insurance company, records search firm, or counsel satisfactory to the Agent that a search of the appropriate public records designated by Agent, disclosed no (i) financing statements which affect any property, rights or interests of the Borrower or such Subsidiary Guarantor except to the extent that the same are discharged and removed prior to or simultaneously with the inclusion of the Real Estate as an Unencumbered Borrowing Base Property, (ii) bankruptcy filings, or (iii) judgments (except those that are approved by Agent).

Appraisal.  An Appraisal of such Real Estate, in form and substance satisfactory to the Agent as provided in §5.2 and dated not more than one hundred eighty (180) days (unless otherwise approved by the Agent) prior to the inclusion of such Real Estate as an Unencumbered Borrowing Base Property.

Operating Statements.  Operating statements for each of the eight fiscal quarters ending immediately prior to the addition of such Real Estate to the Collateral, the year to date and the immediately preceding four (4) calendar quarter period, in each case, to the extent available.

Covenant Compliance.  A Compliance Certificate and Unencumbered Borrowing Base Certificate demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the inclusion of such parcel as an Unencumbered Borrowing Base Property.

1

Guarantor Documents.  With respect to Real Estate owned by a Subsidiary, the Joinder Agreement and such other documents, instruments, reports, assurances, or opinions as the Agent may reasonably require.

Additional Documents.  Such other agreements, documents, certificates, reports or assurances as the Agent may reasonably require.

2

SCHEDULE 4.3

ACCOUNTS

None.

1

SCHEDULE 6.3

TITLE TO PROPERTIES

None.

1

SCHEDULE 6.5

NO MATERIAL CHANGES

None.

1

SCHEDULE 6.7

PENDING LITIGATION

None.

1

SCHEDULE 6.10

TAX STATUS

None.

1

SCHEDULE 6.14

CERTAIN TRANSACTIONS

None.

1

SCHEDULE 6.20(a)

SUBSIDIARIES OF REIT

Four Springs Capital Trust
Organizational Chart

FSCT Shareholders
Common (3,632,500)
Series A Preferred (5,459,049) - Various Investors
Series B Preferred (1,229,492) - Various Investors
Four Springs TEN31 Xchange Sponsor, LLC (TRS, Delaware LLC)
Four Springs Capital Trust
(a Maryland real estate investment trust)
Owner of 5,459,049 Series A Preferred Units,
1,229,492 Series B Preferred Units and 3,632,500 Common Units
General Partner of Four Springs Capital Trust Operating Partnership, LP
William P. Dioguardi - Sole Member
FSCT OP, LLC (a Delaware limited liability company) Owner of 350 Common Units
Four Springs Capital Trust Operating Partnership, LP
(a Delaware limited partnership)
Sole Member/Manager of all SPEs
Investor (UPREIT) Owner of 204,500, Series A Preferred Units
Four Springs Aaron VA, LLC
FSC Aarons NM, LLC
FSC Aarons AL, LLC
FSC Aarons ASC, LLC
FSC DG GA, LLC
FSC DG Charlotte NC, LLC
FSC DG Winter Haven FL, LLC
FSC DG Elizabeth City NC, LLC
FSC AAP Garner NC, LLC
FSC DG Eden NC, LLC
FSC DG Savannah GA, LLC
FSC DG Fort Braden FL, LLC
FSC DG Pensacola FL, LLC
FSC ORLY AL, LLC
FSC FD GA, LLC
FSC FD Memphis TN, LLC
FSC WAG NC, LLC
FSC FD Keene TX, LLC
FSC FD Tyler TX, LLC
FC FD Oliver Wichita KS, LLC
FSC FD Lincoln Wichita KS, LLC
FSC OCH Burlington NC, LLC
FSC FX Alamosa CO, LLC
FSC CC Mentor OH LLC
FSC FMC-FD Memphis TN, LLC
FSC AAP Bloomington IL, LLC
FSC AZ Aurora IL, LLC
FSC FX Jackson MI, LLC
FSC BR Lisle IL, LLC
FSC MON Morton IL, LLC
FSC FMC Lubbock TX, LLC
FSC Aarons Snyder TX, LLC
FSC FMC Carbondale IL, LLC
FSC TSC Brooksville FL, LLC
FSC DG Middleburg FL, LLC
FSC DG Yulee FL, LLC
FSC Care Mt. Prospect IL, LLC
FSC CES Oklahoma City Ok, LLC
FSC DOM Odenton MD, LLC
FSC ITW St. Charles MO, LLC

1

SCHEDULE 6.20(b)

UNCONSOLIDATED AFFILIATES AND DSTs OF REIT AND ITS SUBSIDIARIES

1

SCHEDULE 6.22

PROPERTY

1.             Biolife (478 S. Martin Street, Longmont, Colorado 80501, Longmont, Colorado) - That certain repurchase option held by Ramco Harvest Junction, LLC, a Delaware limited liability company, its nominee or assignee, as more specifically set forth in that certain Special Warranty Deed, dated as of December 5, 2014, by Ramco Harvest Junction, LLC, a Delaware limited liability company (“Grantor”), and GRD Longmont, LLC, an Iowa limited liability company (“Grantee”), recorded in the real property records of Butler County, Colorado on December 9, 2014 at Reception No. 03417041, a copy of which Special Warranty Deed is attached hereto.

1

SCHEDULE 6.24

OTHER DEBT

Schedule 6.24

Other Debt

1.              Promissory Note and Business Loan Agreement between FSC MON Morton IL, LLC and Heartland Bank and Trust Company dated December 26, 2013 for the original amount of $3,100,000. The note is secured by an interest in Monsanto - Morton, IL.

2.              Promissory Note and Loan Agreement between LBW Tilton LLC and Ladder Capital Finance LLC dated January 4, 2013 for the original amount of $4,440,000. Consent and Assumption Agreement with Limited Release between LBW Tilton LLC, FSC BJ Tilton NH, DST, Four Springs Capital Trust, Four Springs Capital Trust Operating Partnership, LP, and Wells Fargo Bank, National Association, as trustee for the holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2013-LC6 Commercial Mortgage Pass-Through Certificates dated May 14, 2014. The note is secured by an interest in BJ’s - Tilton, NH.

3.              Promissory Note and Loan Agreement between LAS Mt Juliet LLC and Ladder Capital Finance LLC dated November 29, 2012 for the original amount of $6,000,000. Consent and Assumption Agreement with Limited Release between LAS Mt Juliet LLC, FSC AS Mt. Juliet TN, DST, Four Springs Capital Trust, Four Springs Capital Trust Operating Partnership, L.P., and Wells Fargo Bank, National Association, in trust for the holders of Deutsche Mortgage & Asset Receiving Corporation, COMM 2013-LC6 Commercial Mortgage Pass-Through Certificates dated September 30, 2014. The note is secured by an interest in Academy Sports - Mt. Juliet, TN.

4.              Promissory Note and Loan Agreement between LAS Jonesboro LLC and Ladder Capital Finance LLC dated October 26, 2012 for the original amount of $5,460,000. Consent and Assumption Agreement with Limited Release between LAS Jonesboro LLC, FSC AS Jonesboro AR DST, Four Springs Capital Trust, Four Springs Capital Trust Operating Partnership, L.P., and Wells Fargo Bank, National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-LC9, Commercial Mortgage Pass-Through Certificates, Series 2012-LC9 dated September 30, 2014. The note is secured by an interest in Academy Sports - Jonesboro, AR.

5.              Promissory Note between LDG Yulee LLC and Ladder Capital Finance LLC dated July 9, 2012 for the original amount of $875,000. Memorandum of Assumption Agreement between LDG Yulee LLC, FSC DG Yulee FL, LLC, Four Springs Capital Trust, Four Springs Capital Trust Operating Partnership, L.P., and U.S. Bank National Association, as trustee for the benefit of the registered holders of Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2012-LC5 dated September 30, 2014. The note is secured by an interest in Dollar General - Yulee, FL.

6.              Amended and Restated Promissory Note and Omnibus Amendment to Loan Documents between LDGMBFL LLC and Ladder Capital Finance LLC dated November 27, 2012 for the amended amount of $773,500. Consent and Assumption Agreement with Limited Release between LDGMBFL LLC, FSC DG Middleburg FL, LLC, Four Springs Capital Trust, Four Springs Capital Trust Operating Partnership, L.P., and Wells Fargo Bank, National Association, as trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2012-LC9, Commercial Mortgage Pass-Through Certificates, Series 2012-LC9 dated September 30, 2014. The note is secured by an interest in Dollar General - Middleburg, FL.

7.              Promissory Note and Loan Agreement between FSC GM Lebanon IN, DST and JPMorgan Chase bank, National Association dated October 20, 2014 for the original amount of $6,228,750. The note is secured by an interest in Gander Mountain - Lebanon, IN.

8.              Promissory Note and Loan Agreement between FSC Care Mt. Prospect IL, LLC and UBS Real Estate Securities Inc. dated December 31, 2014 for the original amount of $8,580,000. The note is secured by an interest in Caremark - Mt. Prospect, IL.

1

9.              Promissory Note and Loan Agreement between FSC DOM Odenton MD, LLC and JPMorgan Chase bank, National Association dated May 22, 2015 for the original amount of $6,215,000. The note is secured by an interest in Domino’s - Odenton, MD.

10.       Promissory Note and Loan Agreement between FSC CES Oklahoma City OK, LLC and JPMorgan Chase bank, National Association dated May 29, 2015 for the original amount of $2,176,850. The note is secured by an interest in Cathedral Energy - Oklahoma City, OK.

11.       Promissory Note and Loan Agreement between FSC MRC Odessa TX, DST and Ladder Capital Finance LLC dated September 4, 2015 for the original amount of $7,290,000. This note is secured by an interest in McJunkin Red Man Corp. — Odessa, TX.

12.       Promissory Note and Loan Agreement between FSC ITW St. Charles MO, LLC and Reliance Bank dated October 28, 2015 for the original amount of $4,100,000. This note is secured by an interest in Illinois Tool Works — St. Charles, MO.

2

SCHEDULE 9

DEBT SERVICE COVERAGE AMOUNT

See Compliance Certificate.

1